Exhibit 10.23

PLAIN ENGLISH GROWTH CAPITAL LOAN AND SECURITY AGREEMENT

This is a PLAIN ENGLISH GROWTH CAPITAL LOAN AND SECURITY AGREEMENT dated as of August 5, 2010 (this “Agreement”), by and between GEVO, INC., a Delaware corporation as borrower, and and TRIPLEPOINT CAPITAL LLC, a Delaware limited liability company, as lender.

The words “We”, “Us”, and “Our” refer to TRIPLEPOINT CAPITAL LLC (including its successors and permitted assigns). Unless otherwise specified, the words “You” and “Your” refers to GEVO, INC.,, and not to any individual. The words “The Parties” refers to each of and all of TRIPLEPOINT CAPITAL LLC and GEVO, INC.

The Parties agree to the following mutual agreements and conditions listed below:

GROWTH CAPITAL LOAN FACILITY INFORMATION

Facility Number Part 2: 0647-GC-02	Commitment Amount Part 2: $5,000,000

Minimum Advance Amount None.

Availability Period

Part 2: 8/5/10 – 10/30/10*

* Upon Your written request to be received no later than 10/25/10, the Availability Period may be extended to 11/30/10 subject to Our consent, such consent not to be unreasonably withheld.

Loan Term Part 2: 48 Months (Months 1-24 Interest Only)* *Interest Only Period subject to extension as set forth in Section 9

Interest Rate Part 2: Prime Rate plus 9.75% (Prime Rate as published in the Wall Street Journal the day before any Advance is funded, however, in no event shall the Prime Rate be less than 3.25%.)	Security Interest First (subject only to Permitted Liens) priority security interest in all Collateral.	End Of Term Payment Part 2: 8% of each Advance under Part 2.	Facility Fee Part 2: $50,000 due upon the date upon which this Agreement is executed and delivered by You; additional $50,000 due upon first Advance.

OUR CONTACT INFORMATION
Name TriplePoint Capital LLC	Address For Notices/Contact Person 2755 Sand Hill Rd., Ste. 150 Menlo Park, CA 94025 Tel: (650) 854-2090 Fax: (650) 854-1850 Attn: Sajal Srivastava, COO Email: legal@triplepointcapital.com

YOUR CONTACT INFORMATION
Customer Name Gevo, Inc.	Address For Notices Gevo, Inc. 345 Inverness Drive South Building C, Suite 310 Englewood, CO 80112 Attention: General Counsel

With a copy to (which copy shall not constitute notice): Paul, Hastings, Janofsky & Walker LLP 4747 Executive Drive, 12th Floor San Diego, California 92121 Attention: Deyan P. Spiridonov

Capitalized terms defined or used as headings in the table on Pages 1 and 2 of this Agreement shall have the meanings given to those terms in such table, and other capitalized terms not otherwise defined in the body of this Agreement are defined in Section 21. Except as described in the last paragraph of this Agreement, any accounting term not specifically defined herein shall be construed in accordance with GAAP, and all calculations shall be made in accordance with GAAP; provided, however, that if You notify Us that You request an amendment to Section 12, “Other Indebtedness” or Section 12 “Investments” (or any defined term referenced in any such covenant) to eliminate the effect of any Accounting Change occurring after the Execution Date or in the application thereof on the operation of such provision (or if We request from You an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then We and You agree that We and You will negotiate in good faith amendments to such provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of Us and You after such Accounting Change conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred.

1.	WHAT THE PARTIES AGREE TO FINANCE

Proceeds. Provided that the conditions in Sections 4 and 5 and elsewhere in this Agreement are met, We will lend to You the Parts of Commitment Amount as reflected on Page 1 of this Agreement and You agree to use such proceeds as follows:

ð	Under the Part 2 Commitment Amount, You will use the proceeds to pay a portion of the outstanding Indebtedness under the Lighthouse Loan Documents.

We will lend to You advances (each an “Advance”) up to a maximum of the Commitment Amount as provided on Page 1. Our obligation to fund Advances under each Part of the Commitment Amount under this Agreement will end on the last day of the Availability Period noted on Page 1 for such Part.

2.	YOU WILL ENTER INTO MULTIPLE PROMISSORY NOTES

The Plain English Promissory Note in the form of Exhibit A (the “Promissory Note”) is the document The Parties will enter into each time an Advance is to be funded. The Promissory Note will contain the specific financial terms of the Advance (e.g. amount funded, interest rate, maturity date, advance date, payment due dates etc.) and all of the terms and conditions of this Agreement are incorporated in and made a part of each Promissory Note. There may be multiple Promissory Notes associated with this Agreement.

3.	YOUR LOAN FACILITY COMMITMENT AMOUNT MAY BE DIVIDED INTO PARTS

The Commitment Amount and/or its corresponding parts (if any) will be noted on Page 1 of this Agreement (“Parts”). For purposes of this Agreement, references to the Commitment Amount shall mean the Part or Parts which are available and in effect. Certain terms or conditions associated with the availability of such Part are listed on Pages 1 and 2 of this Agreement.

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4.	HOW WILL YOU REQUEST ADVANCES

In addition to the requirements of Section 5 set forth below, You agree to follow the procedures listed below to have Us extend an Advance to You:

ð	You will submit to Us (by facsimile, mail or electronic mail) a completed Advance Request in the form attached as Exhibit B signed by an Authorized Person of You.

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Such Advance Request must be submitted and received by Us no later than 5:00 p.m. PT ten (10) Business Days prior to the last day of the applicable Availability Period (other than any initial Advance which shall be submitted in accordance with a mutually agreed time period prior to the initial Advance, but in any event such Advance Request with respect to the initial Advance shall not be required to be delivered more than three (3) Business Days prior to the last day of the applicable Availability Period). Any Advance Request submitted after 5:00 p.m. PT shall be considered received the following Business Day.

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Except for the Advance Request for the initial Advance, each Advance Request will state a requested funding date that is at least ten (10) Business Days after the date such Advance Request is submitted to Us.

After We check and approve the information You provide in the Advance Request, We will prepare and provide to You a Promissory Note and an amortization schedule for Your signature. Upon receipt of the Promissory Note signed by an Authorized Person of You, and confirmation by Us that all conditions have been met, We will then advance the requested funds to You.

All the terms, conditions, and covenants of this Agreement shall apply to all Advances whether or not each Advance is evidenced by a Promissory Note. You agree that We may rely on, and shall be fully protected in relying upon, any notice or Advance Request given by any person purporting to be an Authorized Person of You, in each case, without the necessity of Our conducting an independent investigation, including, without limitation, the contact person for You listed on Page 2.

5.	CONDITIONS FOR US TO MAKE LOANS TO YOU

Our obligation to fund any Advance that You request under this Agreement is subject to satisfaction (or waiver by Us) of each of the conditions set forth in Sections 4 and each of the following conditions:

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(a) with respect to the initial Advance or any other extension of credit on the Closing Date the representations and warranties (unless specified to a date) contained in this Agreement shall be true, complete and correct in all material respects on and as of the date(s) We fund the initial Advance with the same effect as though they were made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall remain true, complete and correct in all material respects as of such date and (b) with respect to any other Advance, the representations and warranties in this Agreement and in the Warrant Agreement shall be true, complete and correct in all material respects on and as of the date(s) We fund each Advance with the same effect as though they were made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall remain true, complete and correct in all material respects as of such date; provided, however, that such materiality qualifiers shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof. The Advance Request with respect to the initial Advance will constitute Your representation and warranty on the Advance date for the initial Advance date as to the Specified Representations. Each other Advance Request will constitute Your representation and warranty on the relevant Advance date as to the matters provided in Sections 11 and 12 and as to the matters set forth in the Advance Request.

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(a) with respect to the initial Advance or any other extension of credit on the Closing Date, no Event of Default shall have occurred and be continuing on the Closing Date or would immediately result from the

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making of the initial extensions of credit under this Agreement solely to the extent (i) resulting from a breach of any representation or warranty that is a Specified Representation, or (ii) relating to a failure by Us to have a perfected Lien on any Collateral which, pursuant to the Loan Documents, is not required to be provided until after the Closing Date, and (b) with respect to any other Advance, You shall be in compliance with all the terms and provisions of Section 4 of this Agreement, and at the time of and immediately after such Advance: (i) no Event of Default shall have occurred and be continuing, and (ii) no fact or conditions shall exist that would (or would with the passage of time, the giving of notice, or both) constitute an Event of Default under this Agreement or any other Loan Document.

ð	No event or circumstance shall exist or have occurred that has had or could reasonably be expected to have a Material Adverse Effect.

ð	You shall have paid to Us the Facility Fee relating to such Advance.

Our obligation to fund the initial Advance that You request under this Agreement is subject to satisfaction (or waiver by Us) of each of the conditions set forth in Sections 4 and each of the following conditions (the making of the initial extension of credit by Us being conclusively deemed to be the satisfaction or waiver of the conditions precedent):

ð	We have received the certificate or articles of incorporation, by-laws, or other organizational documents of You.

ð	You have executed and delivered all of the following documents to Us:

¡	the Warrant Agreement;

¡	this Agreement;

¡	the executed Certificate of Perfection, attached as Exhibit C; and

¡	any such other documents to which You are a party set forth in the Schedule of Documents and identified as due on or prior to the Closing Date.

ð	We shall have received the following:

¡	Secretary’s certificate of incumbency and authority for You;

¡	Certified copy of resolutions of each of Your boards of directors or similar governing body approving this Agreement and the associated Warrant Agreement executed by such Person;

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A certificate of good standing from the State of Incorporation of You, and similar certificates from all other jurisdictions where You do business and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect;

¡	Your budget and business plan of the current fiscal year; and

¡	A written opinion of Your legal counsel, addressed to Us and dated on the Closing Date, covering such matters relating to You and the Loan Documents as We shall reasonably request.

6.	YOU MAY PREPAY YOUR PROMISSORY NOTES

Prepayment. You may at any time prepay any obligations under any Promissory Note in full or in part, by paying: (a) the remaining outstanding principal amount (or, if paying in part, the portion of such outstanding principal amount being prepaid) and all accrued and unpaid interest calculated as of the date of such prepayment, unless previously paid (it being understood any interest previously paid and received by Us for such month in which the payoff has been made shall be considered fully earned and not subject to return); (b) the End of Term Payment (or, if paying in part, the

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applicable portion thereof), if any, (c) all other Secured Obligations, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts as of the date of prepayment; and (d) an additional prepayment premium as follows:

ð	If prepaid 1-12 months following the date in which such Promissory Note was given: 4% of the outstanding balance owing under such Promissory Note;

ð	If prepaid 13-24 months following the date in which such Promissory Note was given: 2% of the outstanding balance owing under such Promissory Note;

ð	If prepaid 25-36 months following the date in which such Promissory Note was given: 1% of the outstanding balance owing under such Promissory Note; and

ð	If prepaid after 36 months, no additional prepayment premium shall be due.

Break-up/Make Whole Provision. In the event, and only in the event, that (a) the Agri-Energy Acquisition is consummated prior to the expiration of the Availability Period, (b) You have elected to not request Advances under the Part 2 Commitment Amount, and (c) You, Parent or Opco (directly or indirectly) have financed the Agri-Energy Acquisition purchase consideration with proceeds from a debt or financing provider other than Us, You shall remit to Us a break-up fee in an amount equal to the sum of: (i) twelve months of interest payments We would have received under this Agreement in the event You had been Advanced the entire Part 2 Commitment Amount, (ii) the additional Facility Fee due upon first Advance, and (iii) the End of Term Payment that would have been due in connection with an Advance of the entire Part 2 Commitment Amount.

7.	THE MAXIMUM RATE OF INTEREST; DEFAULT RATE

Maximum Rate of Interest. It is not Our intent to receive interest at a rate greater than the maximum rate permissible by law, which We shall call the “maximum rate”. If a court determines You have actually paid Us interest based on a rate that exceeds the maximum rate, then We shall apply the excess as follows: first, to the payment of the outstanding principal amount of the Secured Obligations; second, after all principal is repaid, to the payment of Our accrued interest and any other principal, interest, fees, costs or other amounts owed by You to Us in respect of the Secured Obligations; and third, after all amounts owed by You to Us are repaid, the excess (if any) shall be refunded to You.

Default Interest. In the event that You do not pay any interest when due, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Page 1. Upon the occurrence and during the continuation of an Event of Default, all principal, interest or other amounts owed by You to Us shall bear interest at a rate per annum equal to the rate set forth in Page 1 plus five percent (5%) per annum (the “Default Rate”).

8.	YOU GRANT US A SECURITY INTEREST

You grant to Us a security interest and continuing Lien (subject only to Permitted Liens) upon all of Your right, title and interest in each of the following whether now owned or hereafter acquired and wherever located:

ð	All Receivables;

ð	All Equipment;

ð	All Fixtures;

ð	All General Intangibles;

ð	All Inventory;

ð	All Investment Property;

ð	All Deposit Accounts;

ð	All Cash;

ð	All commercial tort claims, if any, as listed on Exhibit C;

ð	All Goods, whether now or hereinafter owned or existing, leased, consigned by or to or acquired and wherever located; and

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ð	To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, rents, profits, and products of each of the foregoing.

All the above listed items will be collectively called the “Collateral”.

Notwithstanding anything contained in this Agreement to the contrary, the term “Collateral” shall not include: (i) any right, title, or interest in any Stock issued by any Unrestricted Subsidiary; (ii) any rights or interest in any contract, lease, permit, license, charter or license agreement covering Your real or personal property if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the grant of a Lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, charter or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been obtained (provided, that, (A) the foregoing exclusions of this clause (ii) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is unenforceable under Section 9-406, 9-407, 9-408, or 9-409 of the UCC or other applicable law, or (2) to apply to the extent that any consent or waiver has been obtained that would permit Our Lien notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, charter or license agreement and (B) the foregoing exclusions of clause (ii) shall in no way be construed to limit, impair, or otherwise affect any of Our continuing Liens upon any rights or interests of You in or to (1) monies due or to become due under any described contract, lease, permit, license, charter or license agreement (including any Accounts), or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, charter or license agreement); (iii) any and all Intellectual Property (including, without limitation, the assets described on Schedule 3), whether owned, licensed or otherwise, and/or any and all non-cash Proceeds of Intellectual Property; (iv) property subject to Permitted Liens to the extent that a grant or perfection of a Lien in favor of Us on any such property is prohibited by or results in a breach or termination of, or constitutes a default under, the documentation governing such Liens or the obligations secured by such Liens (other than to the extent that such terms would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction and other than to the extent all necessary consents to creation, attachment and perfection of Our Liens thereon have been obtained) and, in any event, immediately upon the ineffectiveness, lapse or termination of such terms or the obtainment of such consents, such property shall be included in the term “Collateral”; provided, however, that the term “Collateral” shall include any and all Proceeds of such property (other than (x) any non-cash Proceeds of Intellectual Property, (y) to the extent that such Proceeds are required to be applied to the obligations they secure or (z) any other Proceeds that would otherwise be excluded from Collateral pursuant to any of the foregoing provisions of this paragraph).

9.	HOW AND WHAT WILL YOU PAY US

Payments. The first payment date for each Advance will be the first day of the month following the month in which the Advance was funded, unless that Advance is funded on the first day of that month, in which case the first payment date shall be the Advance Date.

Subject to adjustment as provided in this Agreement, each Promissory Note shall be due in forty-eight (48) monthly installments consisting of twenty-four (24) months of interest only installments followed by twenty-four (24) equal monthly installments of principal plus interest due thereon, payable on the first day of each month through the last payment date (unless that date falls on a weekend or national holiday in which event such payment shall be due on the previous Business Day).

Interest. The principal balance of each Promissory Note shall accrue interest at the percentage per year as indicated on Page 1 of this Agreement, and shall be computed daily on the basis of a year consisting of 360 days for the actual number of days occurring in the period for which such interest is payable, and interest shall be payable in advance on a daily basis from the Advance Date and shall be payable in advance on the first day of each month (unless that date falls on a weekend or national holiday in which event such payment shall be due on the previous Business Day).

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Interim Payment. In the event an Advance is made on any day other than the first day of the month, You shall make payment to Us on the Advance Date in an amount equal to the per diem interest for the time from the Advance Date through and including the last day of the month in which the Advance is funded.

Any amounts that You repay on the Advances may not be re-borrowed.

Optional Interest-Only Periods.

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Facility Production. If on or before June 30, 2012, (i) You are current on all payments due and payable in respect of all Secured Obligations, (ii) no Default or Event of Default has occurred and is continuing, and (iii) You have delivered to Us written notice (no later than ten (10) days prior to the end of the respective month) that the Opco Facility is producing commercial scale isobutanol and We have received evidence reasonably satisfactory to Us of same, then You may elect (by delivery to Us of a notice of election), effective as of the last day of the month during which in which You have provided Us the notice of election, to make interest-only payments for the payment due under the Promissory Notes on the next scheduled payment date and on the payment dates occurring during the five (5) months immediately following such date (the “Production Interest-Only Period”), followed by equal monthly installments of principal and interest for the remaining term.

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Initial Public Offering. If as of any date during the term of this Agreement, (i) You are current on all payments due and payable in respect of all Secured Obligations, (ii) no Default or Event of Default has occurred and is continuing, and You have delivered to Us written notice (no later than ten (10) days prior to the end of the respective month) of the successful consummation of an initial public offering by Gevo, Inc. in which Gevo, Inc. received net offering proceeds, after deduction of all fees, commissions and other costs and expenses in connection therewith, of not less than $50,000,000 with evidence reasonably satisfactory to Us in Our good faith discretion, then You may elect (by delivery to Us of a notice of election), effective as of the last day of the month during which in which You have provided Us the notice of election, to make interest-only payments for the next payment due under the Promissory Notes that would otherwise be required to include principal and on each of the payment dates occurring during the five (5) months immediately following such payment (the “IPO Interest-Only Period”; and together with the Production Interest-Only Period, each an “Interest Only-Period”), followed by equal monthly installments of principal plus interest due thereon for the remaining term.

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Amended and Restated Promissory Note. In the event You elect one of the Interest-Only Periods, amended and restated Promissory Note(s) shall be issued by You in favor of Us to evidence these Interest-Only Periods and We shall return the original of the previous Promissory Note(s) to You marked “cancelled”.

Miscellaneous. Payments are due electronically by automatic debit through Automated Clearing House (ACH) payment on or before the first day of each month (unless that date falls on a weekend or national holiday in which event such payment shall be due on the previous Business Day). You agree to fill out and execute the electronic funds transfer/automatic debit Authorization form that We provide. If We do not receive any payments from You within five (5) Business Days after they are due, You will pay a late charge on the overdue amount. The late charge will be equal to five percent (5%) of the amount due for each month not paid when due and until such time as payment is received. All payments shall be free and clear of any taxes, withholdings, duties, impositions or other charges, to the end that We will receive the entire amount of any Secured Obligations payable under this Agreement, regardless of the source of payment. Any interest not paid when due shall be compounded by becoming a part of the Secured Obligations, and such interest shall then accrue interest at the rate then applicable under this Agreement and the applicable Promissory Note. All payments shall be free and clear of any taxes, withholdings, duties, impositions or other charges, to the end that We will receive the entire amount of any Secured Obligations payable under this Agreement, regardless of the source of payment.

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10.	INSURANCE

So long as there are any Secured Obligations outstanding, You shall carry and maintain commercial general liability insurance, (a) as You maintain as of the Closing Date (which We agree is acceptable, or (b) against risks customarily insured against in Your line of business. All such insurance shall be in form, with companies, and in amounts reasonably acceptable to Us. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability. You must maintain a minimum of Two Million Dollars ($2,000,000) of commercial general liability insurance for each occurrence (or in the alternative One Million Dollars ($1,000,000) of commercial general liability insurance for each occurrence and an umbrella policy in a minimum amount of One Million Dollars ($1,000,000) . So long as there are any Secured Obligations outstanding, You shall also carry and maintain insurance upon the Collateral, insuring against all risks of physical loss or damage howsoever caused, including the perils of fire and windstorm in an amount not less than the full replacement cost of the Collateral, and the perils of flood and earthquake, in an amount not less than $1,000,000. We acknowledge that the insurance in effect on the Closing Date (including, without limitation, the amount of, the type of, the form of, and the insurance companies providing, such insurance) is satisfactory to Us.

Within fifteen (15) days after the Closing Date, You shall submit to Us certificates of insurance, which reflect Your compliance with Your insurance obligations in the above paragraph and the obligations contained in this Section. Your insurance certificate shall state (other than with respect to public liability and property damage and workers’ compensation insurance) that We are an additional insured for commercial general liability, an additional insured and a loss payee for all risk property damage insurance. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance (other than with respect to public liability and property damage and workers’ compensation insurance).

The certificates of insurance will state that the coverage evidenced is primary and non-contributory to any insurance or Our self-insurance, and will further state that a waiver of subrogation in favor of Us has been agreed to. To the extent permitted by the insurer and by applicable law, all certificates of insurance will provide for a minimum of thirty (30) days (ten (10) days for nonpayment) advance written notice to Us of cancellation. Any failure by Us to scrutinize such insurance certificates for compliance is not a waiver of any of Our rights, all of which are reserved.

11.	REPRESENTATIONS AND WARRANTIES FROM YOU

You represent and warrant that:

ð	Collateral Title. You own all right, title and interest in and to the Collateral, free of all Liens whatsoever, except for Permitted Liens.

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Granting of Lien. You have the full power and authority to, and do grant and convey to Us, a Lien on the Collateral as security for the Secured Obligations, free of all Liens other than Permitted Liens and shall execute such notices, assignments, and control agreements (subject to the limitations set forth in Section 12, paragraph “Deposit and Investment Account”), in connection herewith as We may reasonably request to perfect and obtain the priority of Our Lien on the Collateral. Except for Permitted Liens, the Collateral is not subject to any Liens.

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Due Organization. You are a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware with corporate organization number 3983165 and are duly qualified as a foreign corporation in all jurisdictions in which the nature of Your business or location of Your properties require such qualifications and where the failure to be qualified could reasonably be expected to result in an event which, individually or together with any other event, would have a Material Adverse Effect.

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Authorization, Validity and Enforceability. Your execution, delivery and performance of the Promissory Notes, this Agreement, all financing statements, all other Loan Documents, and all Excluded Agreements, (i) have been duly authorized by all necessary corporate or other entity action, and (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than the Liens created by this Agreement and the other related Loan Documents. The person or people executing this Agreement and other Loan Documents are duly authorized to do so, and the Loan Documents executed by or on behalf of either of You and each term and provision thereof

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are Your legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws generally affecting the enforcement of the rights of creditors and equitable principles (regardless of whether enforcement is sought in equity or at law).

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Litigation. Except as set forth on Schedule 9, there are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of You, threatened against or affecting You or any of the business, property or rights of You (i) which involve any Loan Document or Excluded Agreement or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected to, individually or in the aggregate result in an event which individually or together with any other event, would have a Material Adverse Effect.

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Compliance with Applicable Laws. Except as set forth on Schedule 10, You are not in violation of any law, rule or regulation or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

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Conflict. Except as set forth on Schedule 11, neither this Agreement nor any other Loan Document (a) violates any provisions of the articles or certificate of incorporation, or bylaws of You, or any law, regulation, order, injunction, judgment, decree or writ to which You are subject or (b) conflicts with or results in the breach or termination of, constitutes an event of default under or accelerates or permits the acceleration of any performance required by, any material lease, material agreement or other material contract to which You are a party or by which You or any of Your property is bound, except in each case of clause (a) and (b) above to the extent that any such violation, conflict, breach, termination, event of default or acceleration could not reasonably be expected to result in a Material Adverse Effect.

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Material Adverse Effect. Since the delivery of Your June 2010 financial statements, no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred or is continuing.

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Further Consent. Except as set forth on Schedule 12, the execution, delivery and performance of this Agreement and the other Loan Documents do not require the consent or approval of any other Person, including any regulatory authority or governmental body of the United States or any State or any political subdivision of the United States or any state, except to the extent that the failure to obtain such consent or approval could not reasonably be expected to result in a Material Adverse Effect and except for consents, approvals or other actions that have been obtained and that are still in force and effect and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Us for filing or recordation, as of the Closing Date.

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Other Defaults. You are not in default in any manner under any material provision of any material indenture or other material agreement or material instrument evidencing Indebtedness, or any other material agreement or material instrument to which You are a party or by which You or any of the Collateral of You are or may be bound, in each case where such default could result in an event which, individually or together with any other event, could reasonably be expected to have a Material Adverse Effect.

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Other Agreement. You are not a party to any material agreement or material instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

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Information Correct. No information, report, Advance Request, financial statement, exhibit or schedule furnished by or on behalf of You to Us in connection with the negotiation of any Loan Document contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements, in the light of circumstances under which they were, are or will be made, not misleading.

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Filing of Taxes. Except as otherwise permitted in Section 12, Paragraph “Taxes”, You have (a) filed all required federal, state and local tax returns when due, (or filed appropriate extensions for the filing of such returns) except as otherwise excused under the terms of this Agreement and (b), You have fully paid or You have reserved for and are contesting in good faith all taxes or installments (including any interest or penalties) that are due and payable. You have fully paid or reserved for and are contesting in good faith all material tax assessments that You have received for the three (3) years preceding the Closing Date, except as may be otherwise excused under the terms of this Agreement.

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ERISA Compliance. You have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Except as set forth on Schedule 13, no event has occurred resulting from the failure by You to comply with ERISA that is reasonably likely to result in You incurring any liability that could reasonably be expected to have a Material Adverse Effect.

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Hazardous Waste. Except as set forth on Schedule 14 and except as disclosed on Section 11 (Hazardous Waste) and except for matters described below that could not reasonably be expected to result in a Material Adverse Effect, (a) none of the properties or assets of You has ever been used by You or, to the knowledge of You, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; (b) to the knowledge of You, none of the properties or assets of You has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; (c) no Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by You; (d) You have not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by You resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment; and (e) You have at all times operated Your business in compliance in all material respects with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

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Operation of Business. Except for matters described below that could not reasonably be expected to result in a Material Adverse Effect, (a) to Your knowledge You own, possess, have access to, or can become licensed on reasonable terms under all patents, patent applications, trademarks, trade names, inventions, franchises, licenses, permits, computer software and copyrights necessary for the operation of Your business as now conducted, with no known infringement of, or conflict with, the rights of others; (b) to Your knowledge You have taken reasonable measures to avoid liability from infringement by third parties using Your facilities; and (c) You have at all times operated Your business in compliance in all material respects with all applicable provisions of the Federal Fair Labor Standards Act, as amended.

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Your Information. Your present name, former names (if any) used in the past five (5) years, locations, and other information are correctly and completely stated on the attached Exhibit C (as such Exhibit may be updated from time to time, without the necessity of consent from Us, to reflect changes resulting from actions permitted or not prohibited under the Loan Documents so long as such updated Exhibit is delivered together with written notice thereof to Us).

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Intellectual Property. Attached to Exhibit C is a true, correct and complete list of each of Your Patents, Trademark registrations and applications, Copyright registrations and applications, and Licenses granting a right or license to You that is material to the conduct of Your business as now conducted (excluding standard off-the-shelf Licenses), together with application or registration numbers, as applicable, in each case, as of the Execution Date. Within a reasonable period of time following Our written request, which We agree will not be required, unless an Event of Default has occurred and is continuing, more than four times per calendar year, You agree to update the Exhibit C to provide Us with a list, as of the date of such update, of each of Your Patents, Trademark registrations and applications, Copyright registrations and applications, and Licenses granting a right or license to You that is material to the conduct of Your business as now conducted (excluding standard off-the-shelf Licenses), together with application or registration numbers, as applicable.

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Deposit and Securities Accounts. Exhibit C (as such Exhibit may be updated from time to time, without the necessity of consent from Us, to reflect changes resulting from actions permitted or not prohibited under the Loan Documents so long as such updated Exhibit is delivered together with written notice thereof to Us) is a true, correct and complete list of (a) all banks and other financial institutions at which You maintain Deposit Accounts and (b) institutions at which You maintain accounts holding Investment Property owned by You, and such exhibit correctly identifies the name and address of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

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12.	YOUR COVENANTS TO US

So long as the Secured Obligations (other than unasserted contingent obligations) have not been paid in Cash in full or We have any obligation to make Advances, You covenant to the following:

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Legal Existence and Qualification. You will maintain Your, and each of Your Restricted Subsidiaries’, legal existence and good standing in Your and their respective jurisdictions of formation or organization, and maintain qualifications to do business in all jurisdictions in which the nature of Your business or location of Your properties require such qualifications and where the failure to be qualified could reasonably be expected to result in an event which, individually or together with any other event, would have a Material Adverse Effect.

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Compliance with Laws. You will, and will cause each of Your Restricted Subsidiaries to, comply with all laws (including, without limitation, environmental laws) rules, regulations applicable to, and all orders and directives of any governmental or regulatory authority having jurisdiction over, You, Your Restricted Subsidiaries or Your business, and with all material agreements to which You or any of Your Restricted Subsidiaries are a party, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Neither You nor any of Your Restricted Subsidiaries shall become an “investment company” or controlled by an “investment company”, within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of Your important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any loan for such purpose. Neither You, nor any Your Restricted Subsidiaries shall fail to meet the minimum funding requirements of ERISA, permit a reportable event or prohibited transaction, as defined in ERISA, to occur, or fail to comply with the Federal Fair Labor Standards Act, to the extent that any such failure could reasonably be expected to result in a Material Adverse Effect.

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Management Rights. You will permit any of Our authorized representatives and Our attorneys and accountants on reasonable notice to inspect, examine and make copies and abstracts of Your books of account and records at reasonable times and during normal business hours; provided, however, that so long as no Event of Default has occurred and is continuing, (a) such inspections and examinations shall be limited to once per fiscal year and (b) shall be at Our sole expense. In addition, We and Our agents, attorneys and accountants will have the right to meet with the management and officers of You to discuss such books of account and records; provided, however, that, unless an Event of Default has occurred and is continuing, We shall be limited to one such meeting with management and officers of You to discuss such books of account and records for each twelve (12) consecutive month period and shall be at Our sole expense. In addition, We will be entitled at reasonable times and intervals to consult with and advise the management and officers of You concerning significant business issues. Such consultations shall not unreasonably interfere with Your business operations. The Parties intend that the rights granted here shall constitute “management rights” within the meaning of 29 C.F.R. Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation with respect to any business issues will not be deemed to give Us, nor be deemed an exercise by Us or control over the management or policies of any of You.

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Additional Documents and Assurances. You will from time to time execute, deliver and file, alone or with Us, any security agreements, or other documents (subject to the limitations set forth herein) to perfect or give first priority to (subject only to Permitted Liens) Our Lien on the Collateral. You will from time to time (subject to the limitations set forth herein) obtain any instruments or documents as We may reasonably request, and take all further action that may be reasonably necessary to carry out the provisions and purposes of this Agreement or any other Loan Document or to confirm, perfect, preserve and protect the Liens granted to Us by You under the Loan Documents. In addition, You authorize Us to file, at any time until the time We are paid the Secured Obligations (other than unasserted contingent indemnification Secured Obligations) in full and We have no further commitment to provide Advances, financing statements, continuation statements, and amendments thereto that (i) specifically describe the Collateral or describe the Collateral as all of Your assets or words of similar effect so long as We also specifically identify the assets that are expressly excluded from Collateral pursuant to the terms of this Agreement, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction and (ii) contain any other information required by the UCC for the

Gevo, Inc. – Loan Agreement	11

sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether You are an organization, the type of organization and any organizational identification number issued to You, if applicable. You hereby appoint Us as its lawful attorney-in-fact to sign Your name on any documents necessary to perfect or continue the perfection of any Lien to secure the Secured Obligations, after an Event of Default has occurred and is continuing until all Secured Obligations (other than unasserted contingent indemnification Secured Obligations) have been paid in full and We are under no further obligation to make Advances. Our foregoing appointment as the attorney-in-fact for You, and all of Our rights and powers, coupled with an interest, are irrevocable until all Secured Obligations (other than unasserted contingent indemnification Secured Obligations) have been fully repaid and Our obligation to provide Advances terminates, and at such time such attorney-in-fact rights shall automatically terminate without any other action, consent or notice.

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Protection of Our Lien. You will take or cause to be taken all actions reasonably necessary to protect and defend Your title to any material portion of the Collateral and Our Lien on any material portion of the Collateral. You shall give Us prompt written notice of any material legal process, or any Liens (other than Permitted Liens) on the Collateral.

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Maintenance of Properties. You will maintain and protect the Collateral, in good working order, repair and condition (taking into consideration ordinary wear, tear and casualty and Permitted Dispositions) and from time to time make or cause to be made all reasonably necessary and proper repairs, renewals and replacements and shall completely manage and care for the Collateral in accordance with prudent industry practices, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

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Financial Statements. You will provide monthly and yearly financial statements in accordance with Section 18 of this Agreement and such financial statements will include reports of any material contingencies (including commencement of any material litigation by or against You) or any other occurrence that could reasonably be expected to have a Material Adverse Effect.

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Audits and Inspections. Upon Our request, You will, during normal business hours and, so long as no Default or Event of Default has occurred and is continuing upon at least 5 days’ prior notice, make the Inventory, Equipment, other Collateral, and books and records concerning the Collateral (including software used in Your business) available to Us for inspection at the place where it is located and shall make Your log and maintenance records pertaining to the Inventory and Equipment available to Us for inspection; provided that so long as no Event of Default shall have occurred and is continuing We shall be limited to conducting two (2) inspections in any twelve (12) consecutive month period and any costs or expenses incurred with regard to the second such inspection shall be paid solely by Us with no reimbursement rights against You. You will take all action reasonably necessary to correctly and completely maintain such books, records, logs, and maintenance records.

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Taxes. You will pay all federal income taxes, all state income taxes imposed by Your state of organization/formation and the state of Your principal place of business and all material taxes, fees and assessments (together with any related interest or penalties) imposed or assessed against You or the Collateral or upon Your ownership, possession, use, operation or disposition thereof or upon Your rents, receipts or earnings arising therefrom (excluding taxes imposed on Us based on Our net income) before delinquency or before the expiration of any extension period, except to the extent that the validity of such tax or assessment is being contested as set forth below. You shall file on or before the due date (taking into account any extension period) all federal, state and other material tax returns including personal property tax returns in respect of any material portion of the Collateral. Notwithstanding the foregoing, You may contest, in good faith and by appropriate proceedings, taxes, fees and other charges for which You maintain adequate reserves in accordance with GAAP. In the event a Lien is filed by any Person related to any taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) imposed or assessed against You, Us or the Collateral or upon Your ownership, possession, use, operation or disposition thereof or upon Your rents, receipts or earnings arising therefrom, You will take all measures necessary to effectuate the release of the Lien within forty-five (45) days of Your notice of such Lien.

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Government Contracts. You shall deliver notice to Us on the date You are required to deliver Your Compliance Certificate per the terms of this Agreement of any contract (“Government Contract”), other than any contract that You disclosed on the Execution Date or in connection with the delivery of any prior Compliance Certificate, between You and any department, board, agency or instrumentality of the United States, any state within the United States or the District of Columbia, or any city, county or other municipality within the United States (“Government Account Debtor”), in which any Government Account Debtor has obligations to make payments, whether due or to become due to You, in an amount greater than $400,000 (the “Threshold Government Contract”) as of the most recent date on which You provided Your Compliance Certificate. Upon any written request of Us after the occurrence and during the continuation of an Event of Default, You shall promptly take all steps reasonably requested by Us to protect Our interest in the Collateral under the Federal Assignment of Claims Act, the UCC and all other applicable federal, state or local laws, statutes, codes or ordinances and deliver promptly to Us, appropriately endorsed, any instrument, Account or Chattel Paper connected with any Receivable arising out of a Threshold Government Contract (the “Receivables Threshold Contract”), so that all payments due or to become due under such Receivables Threshold Contract shall be assigned to Us and shall provide written notice thereof under the Federal Assignment of Claims Act or other applicable law.

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Intellectual Property. You will: (a) protect, defend and maintain the validity and enforceability of Your Intellectual Property that, in Your reasonable business judgment, is necessary to the operation of Your business; (b) promptly advise Us in writing of material infringements of Your Intellectual Property that You become aware of; and (c) not allow any Intellectual Property that, in Your reasonable business judgment, is necessary to Your business to be abandoned, forfeited or dedicated to the public without Our written consent.

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Negative Pledge. You shall not transfer, sell, assign, grant a security interest in, hypothecate, permit or suffer to exist any Lien (other than any negative pledge), or otherwise transfer any ownership interest in or encumber (other than any negative pledge) any portion of Your Intellectual Property, either voluntarily or involuntarily, without Our prior written consent except for: (a) Intellectual Property that, in Your reasonable business judgment, is not necessary to the operation of Your business, (b)(i) non-exclusive licenses of Your Intellectual Property or (ii) revocable exclusive licenses of Intellectual Property with respect to geographic area, fields of use and specified or customized products that would not result in a transfer of title of the licensed Intellectual Property under applicable law, in the case of each of clauses (b)(i) or (b)(ii), given in the ordinary course of Your business (whether as currently conducted or as intended to be conducted in the future based on Your business plans developed using Your reasonable business judgment), or (c) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder.

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Restricted Subsidiaries. If at any time, You create or acquire any Restricted Subsidiary, You will (a) promptly (but in any event within ten (10) Business Days) notify Us of the creation or acquisition of such new Restricted Subsidiary and (b) take all such action as We may reasonably require to cause any such Restricted Subsidiary to guaranty the Secured Obligations and grant a continuing Lien in and to the assets of such Restricted Subsidiary, and You shall grant and pledge to Us a first priority (subject only to Permitted Liens), perfected Lien in the Stock, units or other evidence of ownership of such Restricted Subsidiary; provided that if such Restricted Subsidiary is a CFC, it shall not be required to guarantee the Secured Obligations or grant a continuing Lien in and to its assets; provided further that only 65% of the total outstanding voting Stock of any first tier Restricted Subsidiary that is a controlled foreign corporation (as defined in the Internal Revenue Code of 1986, as in effect from time to time) (and none of the Stock of any Subsidiary of such controlled foreign corporation) shall be required to be pledged as security for the Secured Obligations.

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Unrestricted Subsidiaries. If at any time, You create or acquire any Subsidiary that is both (a) owned directly by You and (b) an Unrestricted Subsidiary, You will promptly (but in any event within ten (10) Business Days following such acquisition or creation) notify Us of the creation or acquisition of such new Unrestricted Subsidiary.

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Dispositions, Liens and Encumbrances. You will not nor will You permit any of Your Restricted Subsidiaries to, transfer, sell, assign, grant a security interest in, hypothecate, permit or suffer to exist any Lien, or otherwise transfer any material interest in or encumber any portion of the Collateral, either voluntarily or involuntarily,

Gevo, Inc. – Loan Agreement	13

without Our prior written consent, other than: (a) non-exclusive licenses or non-perpetual exclusive licenses with respect to geographic area, fields of use and customized products for specific customers that would not result in a transfer of title of the licensed property under applicable law, all given in the ordinary course of Your business, (b) Permitted Dispositions, (c) the Agri-Energy Acquisitions, and (d) Permitted Liens. In addition, except with respect to Purchase Money Indebtedness and/or any Permitted Indebtedness or arrangements described on Schedule 15, You will not, nor will You permit any of Your Restricted Subsidiaries to, enter into any agreement with any Person (other than Us) that materially restricts Your ability, or the ability of any of Your Restricted Subsidiaries, to transfer, sell, assign, grant a Lien in, hypothecate, permit or suffer to exist any Lien, or otherwise transfer any interest in or encumber any material portion of the Collateral, other than Our Liens . Without limiting the generality of the foregoing, You will not sell, transfer, encumber or otherwise dispose of any ownership interest that You may have in any Restricted Subsidiary that is part of the Collateral, except with respect to a Permitted Disposition or the consummation of the Agri-Energy Acquisitions.

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Mergers or Acquisitions. Other than in order to consummate the Agri-Energy Acquisitions, You will not, nor will You permit any of Your Restricted Subsidiaries to, liquidate, dissolve or enter into or consummate any Merger Event, except for (a) any Merger Event between You and any of Your Subsidiaries so long as You are the surviving entity of any such merger, (b) any merger between Your Restricted Subsidiaries, (c) Your initial public offering, or (d) transactions permitted pursuant to Section 12, “Dispositions, Liens and Encumbrances”.

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Other Indebtedness. You will not, nor will You permit any of Your Restricted Subsidiaries to, incur any Indebtedness without the prior written consent of Us other than Indebtedness evidenced by this Agreement and the Permitted Indebtedness.

ð	Investments. You will not, nor will You permit any of Your Restricted Subsidiaries to, make any Investment other than Permitted Investments.

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Dividends and Distributions. Prior to the consummation of Your initial public offering, You will not, without Our prior written consent, declare or pay any Cash dividend or make a Cash distribution on, or repurchase or redeem, any class of Your Stock; except, that at any time: (a) You may make distributions to current or former employees, officers, or directors (or any spouses, ex-spouses, or estates of any of the foregoing) of You or Your Subsidiaries on account of redemptions or repurchases of Stock of You held by such Persons, pursuant to employee repurchase plans upon an employee’s death or termination of employment so long as the aggregate amount of such other distributions made by You during the term of this Agreement does not exceed $500,000 in the aggregate, (b) You may make distributions to current or former employees, officers, or directors (or any spouses, ex-spouses, or estates of any of the foregoing) of You or Your Subsidiaries, solely in the form of forgiveness of Indebtedness of such Persons owing to You on account of redemptions or repurchases of the Stock of You or held by such Persons; provided that such Indebtedness was incurred by such Persons solely to acquire Your Stock, and (c) as may be required in connection with the transactions described in item number 13 on Schedule 8.

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Collateral Locations; Name Changes. You will not relocate, nor will You permit any Restricted Subsidiary to relocate, Your (or such Restricted Subsidiary’s ) chief executive office or principal place of business unless: (a) You have given Us no less than ten (10) days prior written notice, such location is within the United States, and (c) within forty-five (45) days of such written notification, You use commercially reasonable efforts to provide Us a collateral access agreement with respect thereto. You will not change Your name, type of organization, or jurisdiction or organization, without providing Us at least ten (10) days’ advance written notice.

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Line of Business. You will not engage in, nor will You permit any of Your Restricted Subsidiaries to engage in, any business other than the businesses currently engaged in by You and Your Restricted Subsidiaries or reasonably related thereto, except that You or Your Restricted Subsidiaries may engage at any time in the business of renewable chemicals and fuels (including, without limitation, isobutanol), specialty materials, and animal feed.

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ð	Change of Jurisdiction. You will not change Your state of organization unless You have provided ten (10) days prior written notice to Us.

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Deposit and Investment Accounts. You will not maintain, nor permit any of Your Restricted Subsidiaries to maintain, any Deposit Accounts or accounts holding Investment Property owned by You (or such Restricted Subsidiaries) except (a) accounts identified in Exhibit C, (b) Deposit Accounts or accounts holding Investment Property holding amounts deposited in to cash-collateralize letters of credit to the extent the Lien on such cash collateral is permitted hereunder, (c) other accounts with respect to which We have a perfected Lien, (d) amounts deposited into Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for You or Your Restricted Subsidiaries and such Deposit Accounts are solely under the control of the respective company providing the payroll and employee benefit payment services and provided such amounts do not exceed two months of payroll and employee benefit payments, and (e) Deposit Accounts used solely and exclusively for employee benefits, including, without limitation, to hold flexible spending account withholdings or amounts in respect of other Section 125 Plans. Notwithstanding the foregoing, You may maintain the Deposit Accounts and the accounts holding Investment Property listed on Exhibit C, in which We may not have a perfected Lien, so long as (i) You use commercially reasonable efforts to obtain necessary agreements to perfect Our Lien in said accounts within five (5) Business Days after the Closing Date and (ii) in any event, within fifteen (15) Business Days after the Closing Date, such accounts have been closed or You have provided all necessary agreements to perfect Our Lien in said accounts. Such agreements to perfect Our lien shall be in form and substance satisfactory to Us and shall cause the depositary bank or securities intermediary to comply at all times with instructions from Us to such depositary bank or securities intermediary directing the disposition of funds from time to time credited to such Deposit Account or account holding Investment Property, without Your further consent. The parties acknowledge that, prior to Your initial public offering, upon the occurrence and during the continuance of a Material Adverse Effect We may give instructions and cause the depository bank or securities intermediary to withhold any withdrawal rights, whether or not an Event of Default has occurred. We agree that We will not give any such instructions or withhold any withdrawal rights from You, unless either (y) prior to Gevo, Inc.’s initial public offering, a Material Adverse Effect has occurred and is continuing, or (z) an Event of Default has occurred and is continuing. We also agree to rescind instructions and any requests to withhold Your withdrawal rights mentioned in the foregoing sentences if: (a) the Event of Default or Material Adverse Effect upon which the instructions or request to withhold Your withdrawal rights was issued has been waived in accordance with the terms of the Loan Documents, and (b) no additional Event of Default or Material Adverse Effect has occurred and is continuing prior to the date such rescission notice is delivered or is reasonably expected to occur on or immediately after the date such rescission notice is delivered.

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Transactions with Affiliates. You will not directly or indirectly enter into or permit to exist any material transaction between You and any of Your Affiliates except for: (a) transactions that are in the ordinary course of Your business, upon fair and reasonable terms that are no less favorable to You than would be obtained in an arm’s length transaction with a non-Affiliate; (b) transactions (including Investments) between You, on the one hand, and any of Your Subsidiaries or any other Person whose Stock You, directly or indirectly, have an ownership interest in, on the other hand, (c) transactions between You, on the one hand, and any Affiliate, on the other hand, so long as such transactions are fully disclosed to Us prior to the consummation thereof if they involve one or more payments by You or Your Subsidiaries in excess of $500,000 for any single transaction or series of related transactions; (d) so long as it has been approved by You or one of Your Subsidiaries’ board of directors or other applicable governing body, as the case may be, in accordance with applicable law, any indemnity provided for the benefit of executive officers, directors or managers of You or such Subsidiary; (e) so long as it has been approved by You or one of Your Subsidiaries’ board of directors or other applicable governing body, as the case may be, the payment of reasonable fees, compensation, or employee benefit arrangements to employees, officers, and outside directors of You or one of Your Subsidiaries in the ordinary course of business and consistent with industry practice; (f) Permitted Intercompany Advances; (g) transactions contemplated by the Acquisition Documents and/or the Contribution Documents, (h) transactions that are expressly permitted or contemplated by the terms of any of the Loan Documents or the Excluded Agreements, (i) transactions involving the licensing of Intellectual Property, and (j) the transactions set forth on Schedule 8.

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Subordinated Indebtedness. Except for Indebtedness under the Lighthouse Loan Documents, You will not prepay, redeem or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness (other than the Advances ) in excess of $50,000 in the aggregate and You shall not make or permit any payment on any Subordinated Indebtedness, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Indebtedness is subject, or amend any provision in any document relating to the Subordinated Indebtedness except to the extent such amendment is permitted under such subordination, intercreditor or other similar agreement.

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Additional Equity Financing. You agree to use commercially reasonable efforts to issue and sell shares of Your preferred Stock (anticipated to be Series D-1 Preferred Stock) for aggregate gross cash proceeds of at least $5,000,000 on or before September 30, 2010

13.	YOU AGREE TO INDEMNIFY AND PROTECT US

You agree to indemnify and hold Us, Our officers, directors, employees, agents, attorneys, representatives and shareholders harmless from and against any and all third party claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys' fees and disbursements and other costs of investigation or defense, that may be instituted or asserted against or incurred by Us or any such Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated or any actions or failures to act in connection with, or arising out of the disposition or utilization of the Collateral, excluding in all cases, claims, costs, expenses, damages and liabilities resulting solely from Our gross negligence and/or willful misconduct.

14.	WHAT IS AN EVENT OF DEFAULT

The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Agreement:

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Payment. You fail to pay (a) any principal under this Agreement, the Promissory Notes or any of the other related Loan Documents on the due date, or (b) any interest, fees, costs or other Secured Obligations (other than any portion thereof constituting principal) under this Agreement, the Promissory Notes or any of the other related Loan Documents on the due date, and such failure continues for a period of two (2) Business Days.

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Covenant. You fail to perform any covenant or Secured Obligations under this Agreement, the Promissory Notes or any of the other related Loan Documents, and You fail to cure (or obtain a waiver of) such breach within twenty (20) days after the earlier of (a) We give You written notice or (b) actual knowledge of such default by You.

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Misrepresentations. You or any Person acting for You makes any representation, warranty, or other statement now or later in this Agreement or any other Loan Document, or in any other writing delivered to Us or to induce Us to enter this Agreement or any other Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made, provided, however, that such materiality qualifier shall not be applicable to any representation, warranty or statement that already is qualified or modified by materiality in the text thereof.

ð	Bankruptcy; Attachment; Other.

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You (a) assign Your assets for the benefit of Your creditors, (b) generally become unable to pay Your debts as they become due or files a voluntary petition in bankruptcy, (c) files any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances, (d) seeks or consents to or acquiesces in the appointment of any trustee, receiver, or liquidator of itself or of all or any substantial part of the Collateral (e) ceases operations of Your business as Your business has normally been conducted (other than temporary cessations relating to repairs, upgrades, planned maintenance or Retrofit of Your facilities and other temporary cessations), (f) terminates substantially all of Your employees, or (g) have Your directors or majority shareholders take any action initiating any of the foregoing actions described in this paragraph; or

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Either (a) forty-five (45) days shall have expired after the commencement of an involuntary action against You seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings there under affecting Your operations or the business being stayed; or (b) a stay of any such order or proceeding shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (c) You shall file any answer admitting or not contesting the material allegations of a petition filed against You in any such proceedings; or (d) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or

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Forty-five (45) days shall have expired after the appointment, without Your consent or acquiescence, of any trustee, receiver or liquidator of You or of all or any substantial part of the Collateral of You without such appointment being vacated.

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Agreements with Us. The occurrence of any default under any other Loan Document or other agreements (other than any Excluded Agreement) providing for Indebtedness between You and/or any of Your Restricted Subsidiaries and Us (other than (i) any default embodied in or covered by any clause of this Section 14 or (ii) any default that is solely with respect to the “Material Adverse Change” paragraph under Section 14 of the Agri-Energy Loan Agreement) and such default continues for more than twenty (20) days after the earlier of (a) We have given notice of such default to You, or (b) You have actual knowledge of such event of default.

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Other Agreements. The occurrence of (a) any event of default (other than any event of default embodied in or covered by any other clause of this Section 14) under any lease, loan, or other agreement or obligation for borrowed monies (other than in connection with the Lighthouse Loan Documents) of You involving any obligation which aggregates more than $500,000, and which event of default results in a right that has not been waived by Us, irrespective of whether exercised, to accelerate the maturity of such obligations thereunder; or (b) the occurrence of an event of default under the Lighthouse Loan Documents which event of default either (i) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (“payment default”); or (ii) results in the acceleration of such Indebtedness prior to its maturity.

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Judgments. The entry of (a) any judgment or arbitration award against You involving an award in excess of $500,000 that is not covered by insurance by a solvent insurance carrier that has confirmed coverage in writing, has not been, discharged, bonded or stayed on appeal within thirty (30) days; or (b) any judgment or arbitration award against You in which You are enjoined, restrained or in any way prevented from conducting all or any material part of Your business or affairs.

ð

Change of Control. The occurrence of any event resulting in (A) You ceasing to own and control, directly or indirectly, capital Stock representing at least 50% of the voting power of Devco or (B) after the consummation of the Agri-Energy Acquisitions, Devco ceasing to own and control, directly or indirectly, all of the economic and voting rights associated with all of the outstanding capital Stock of Opco. At any time prior to Your initial public offering, in addition, and subject to the terms of this Agreement, after the consummation of the Agri-Energy Acquisitions, the occurrence of any event or transaction, including the sale or exchange of outstanding shares of Your capital Stock, or series of related events or transactions, resulting in the holders of Your outstanding capital Stock immediately before consummation of such event or transaction, or series of related events or transactions, failing to, immediately after consummation of such event or transaction or series of related events or transactions, retain, directly or indirectly, capital Stock representing at least 50% of the voting power of the surviving Person of such event or transaction or series of related events or transactions, in each case without regard to whether You are the surviving Person.

ð

Investor Support. Prior to the consummation of Your initial public offering, We have determined, in Our good faith judgment, that it is the intention of Your current equity investors (taken as a whole) to not continue to fund, or arrange for the funding of, You in the amounts and timeframe reasonably necessary to enable You to satisfy the Secured Obligations as they become due and payable.

Gevo, Inc. – Loan Agreement	17

ð

Officers. Prior to the consummation of Your initial public offering, the following individuals: Patrick Gruber, David Glassner, and Michael Slaney shall for any reason cease to be actively engaged in Your or Devco’s day-to-day management, unless a successor reasonably acceptable to Your board of directors is appointed within one hundred eighty (180) days of such cessation; and after Your initial public offering, Patrick Gruber shall for any reason cease to be actively engaged in Your or Devco’s day-to-day management, unless a successor acceptable to Your or Devco’s respective board of directors is appointed within one hundred eighty (180) days of such cessation.

ð

Guaranty Documents. (a) Any guaranty of any Secured Obligations terminates or ceases for any reason to be in full force and effect; (b) any guarantor of the Secured Obligations does not perform any material obligation or material covenant under any guaranty of the Secured Obligations or any Event of Default occurs under any security agreement and between Us and any such guarantor with respect to the Secured Obligations; (c) any event or circumstance described in any paragraph of this Section 14 (other than the first two paragraphs) occurs with respect to any guarantor of the Secured Obligations, or (d) except as otherwise permitted in this Agreement, the liquidation, administration, winding up, or termination of existence of any guarantor of the Secured Obligations (as applicable).

ð

Material Adverse Effect. Prior to Your initial public offering, any event or circumstance occurs that would reasonably be expected to have a Material Adverse Effect, which event or circumstance continues for more than ten (10) Business Days after We have given You notice of such Material Adverse Effect, such ten (10) Business Day notice period to expire immediately in the event that (a) the Chief Executive Officer of You or Gevo, Inc. has resigned or (b) the board of directors of You or Gevo, Inc. has resigned.

15.	WHAT HAPPENS UPON AN EVENT OF DEFAULT

If an Event of Default has occurred and is continuing, We can at Our option and without written notice to You (however, We agree to use reasonable efforts to provide You with prior written notice so long as it will not materially impair Our Collateral position or remedy rights but in any event We agree to use reasonable efforts to provide You written notice promptly upon taking any actions outlined below):

ð	Terminate Our commitment to make any future Advances under this Agreement;

ð	Terminate Our obligation to permit the principal, interest, fees, costs or other amounts owed by You to Us to remain outstanding;

ð

Recover all sums due and accelerate and demand payment of all or any part of the principal, interest, fees, costs or other amounts owed by You to Us and declare them to be immediately due and payable (provided, that upon the occurrence of a default of the type described in the fourth paragraph of Section 14 (i.e. “Bankruptcy; Attachment; Other”), the Promissory Notes and all of the principal, interest, fees, costs or other amounts owed by any of You to Us shall automatically be accelerated and made immediately due and payable, in each case without any further notice or act). Upon and after an Event of Default, the unpaid principal and accrued interest on the Promissory Notes and advances and all outstanding principal, interest, and all reasonable fees, costs or other amounts owed by any of You to Us, including all reasonable professional fees and expenses, shall thereafter bear interest at the Default Rate (as defined in Section 7);

ð	Settle or adjust disputes and claims directly with the account debtors of You for amounts, upon terms and in whatever order that We reasonably consider to be advisable;

ð

Enter the premises of You, without notice and process of law and in compliance with Your security requirements, to remove and repossess the Collateral without being liable to You for damages due to the repossession, except those resulting from Our or Our assignees’ negligence, and charge You for the cost of repossession, storing and shipping the Collateral. With respect to any of premises that You own, You hereby grant to Us a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Our rights or remedies provided herein, at law, in equity, or otherwise; and

Gevo, Inc. – Loan Agreement	18

ð	Pursue any other remedy permitted by law, equity or otherwise.

Upon the occurrence and during the continuance of an Event of Default, We may exercise all rights and remedies with respect to the Collateral under this Agreement or the other Loan Documents or otherwise available to Us under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. You hereby grant to Us a license and right (but only to the extent (y) such license, sublicense or agreement does not prohibit such use by Us and (ii) You will not be in default under such license, sublicense, or other agreement as a result of such use by Us), to use, without charge, upon the occurrence and during the continuance of an Event of Default, the labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature of You, to the extent included in the Collateral, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral. In connection with Our exercise of Our rights under this Agreement and the other Loan Documents, the rights of You under all licenses and all franchise agreements shall inure to Our benefit. All Our rights and remedies shall be cumulative and not exclusive.

In addition to the power of attorney granted by You to Us in Section 12, effective only upon the occurrence and during the continuance of an Event of Default, You hereby irrevocably appoint Us (and any of Our designated officers, agents, attorneys or employees) as Your true and lawful attorney to: (a) send requests for verification of Receivables or notify account debtors of Our security interest in the Receivables; (b) endorse Your name on any checks or other forms of payment or security that may come into Our possession; (c) sign Your name on any invoice or bill of lading relating to any Receivable, drafts against account debtors, schedules and assignments of Receivables, verifications of Receivables, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Your policies of insurance; (f) settle and adjust disputes and claims respecting the Accounts directly with account debtors, for amounts and upon terms which We determine to be reasonable. Our appointment as the attorney in fact for You, and each and every one of Our rights and powers, being coupled with an interest, is irrevocable until all of the Secured Obligations (other than unasserted contingent indemnification Secured Obligations) have been fully repaid and performed and Our obligation to provide Advances hereunder is terminated.

16.	WHAT HAPPENS IF YOU ARE IN DEFAULT AND WE EXERCISE OUR REMEDIES

If an Event of Default has occurred and is continuing, We may, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as We may elect. Any such sale may be made either at public or private sale at the place of business of any of You or elsewhere. You agree that any such public or private sale may occur upon Our ten (10) calendar days’ prior written notice to You. We may require any of You to assemble the Collateral and make it available to Us at a place We designate that is reasonably convenient to Us. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied in the following order of priorities:

First, to Us in an amount sufficient to pay in full Our reasonable costs and professionals’ and advisors’ fees and expenses;

Second, to Us in an amount equal to the then unpaid amount of all the principal, interest, fees, costs or other Secured Obligation amounts owed by any of You to Us under the Loan Documents, in such order and priority as We may choose in Our sole discretion; and

Finally, after the payment in full in Cash of all of the principal, interest, fees, costs or other Secured Obligation amounts owed by any of You to Us under the Loan Documents, to any creditor holding a junior Lien on the Collateral, or to any of You or Your representatives or as a court of competent jurisdiction may direct.

17.	[RESERVED]

This section intentionally removed.

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18.	DOCUMENTS YOU WILL PROVIDE US

So long as there are any Secured Obligation (other than unasserted contingent indemnification Secured Obligations) owed by You to Us under the Loan Documents, or We have any obligation to make any additional Advances You shall provide Us with:

Financial Statements. Within thirty (30) days after the end of each month (except for any month that is also the last month of a fiscal quarter, which shall be within forty-five (45) days after the end of such month), You will provide Us with (a) consolidated unaudited financial statements of Gevo, Inc., accompanied by unaudited schedules with the consolidating balance sheet, income statement and statement of cash flow for Opco, and (b) copies of all board packages delivered to the board of directors or similar governing body of any of You in connection with board meetings or otherwise. Within one hundred eighty (180) days of the end of each fiscal year end, You will provide Us with consolidated audited financials statements of Gevo, Inc., accompanied by an audit report and an unqualified opinion of the independent certified public accountants (other than a “going concern” qualification) and unaudited schedules with the consolidating balance sheet, income statement and statement of cash flow for Opco; provided, however, that with respect to Your 2010 fiscal year, You shall only be required to deliver such financial information for the period from the Execution Date through the end of Your 2010 fiscal year. Within thirty (30) days after the end of each fiscal year, You will provide Us a budget and business plan for the next fiscal year. You will provide Us any additional information (including, but not limited to, tax returns, income statements, balance sheets and names of principal creditors) as We reasonably believe are necessary to evaluate the continuing ability of each of You to meet Your financial obligations to Us. These statements should be emailed to Us at financials@triplepointcapital.com, or upon Our prior approval, facsimiled or mailed to Us at the address listed on Page 2 of this Agreement.

Certificate of Compliance. Within forty-five (45) days after the end of each fiscal quarter, You will provide Us with a Certificate of Compliance in the form attached as Exhibit D.

Additional Documents You and/or Opco shall provide to Us upon consummation of the Agri-Energy Acquisitions:

ð	Guaranty attached as Exhibit E executed by Opco;

ð	Security agreement attached as Exhibit F executed by Opco;

ð	Secretary’s certificate of incumbency and authority for Opco;

ð	Certified copy of resolutions of Opco board of directors approving the guaranty and the security agreement and other related agreements to be executed under this Agreement pursuant to this section;

ð	Certified copy of Opco’s Certificate of Formation and By-Laws in effect as of the consummation of the Agri-Energy Acquisitions;

ð

Certified good standing from Opco’s state of formation and similar certificates from all other jurisdictions where Opco does business and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect;

ð	Executed Certificate of Perfection, in the form attached to the security agreement, executed by Opco;

ð	An assignment of representations, warranties, covenants and indemnities relating to the Acquisition Agreement.

19.	[RESERVED]

This Section intentionally removed.

Gevo, Inc. – Loan Agreement	20

20.	OTHER LEGAL PROVISIONS YOU WILL ABIDE BY

Continuation of Security Interest. This is a continuing agreement and the grant of the security interest and Lien hereunder, subject to the limitations and other provisions set forth herein, shall remain in full force and effect and all of Our rights, powers and remedies shall continue to exist until all of the Secured Obligations owed by You to Us under the Loan Documents (other than unasserted contingent indemnification Secured Obligations) are fully paid in Cash and We have no further obligation to make Advances, and at such time, such Liens shall automatically terminate and all rights to the Collateral shall revert to You or any other Person entitled thereto. Immediately upon the payment in full in Cash or other immediately available funds of the Secured Obligations (other than unasserted contingent indemnification Secured Obligations), all of Your obligations under this Agreement, shall, without any other action, consent or notice, automatically terminate. We shall promptly execute releases of Our Liens on the Collateral and file termination statements and provide proof of filing to You promptly after the payment in full in Cash of all of the Secured Obligations owed by You to Us under the Loan Documents (other than unasserted contingent indemnification Secured Obligations), reassigning to You, without recourse except for Our acts, the Collateral and all rights conveyed hereby and returning possession of the Collateral to You. Immediately upon the consummation of any sale of Collateral to any third party pursuant to a transaction permitted by this Agreement or the other Loan Documents, the Liens granted hereby with respect to the Collateral shall automatically terminate and We shall, at Your request and at Your expense, provide evidence of such termination. Our rights, powers and remedies shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to Our other rights, powers and remedies.

Entire Agreement. This Agreement and associated Promissory Notes supersede all other oral or written agreements or understandings between The Parties concerning the Collateral. ANY AMENDMENT OF THIS AGREEMENT OR A PROMISSORY NOTE MAY ONLY BE ACCOMPLISHED THROUGH A DOCUMENT WITH SIGNATURES FROM EACH OF THE PARTIES HERETO.

Headings. Headings used in this Agreement are for reference and convenience of The Parties only and shall have no substantive effect in the interpretation of this Agreement.

No Waiver. No action taken by Us or You will be deemed to constitute a waiver of compliance with any representation, warranty or covenant contained in this Agreement or Promissory Note. The waiver by Us of a breach of any provision of this Agreement or a Promissory Note will not operate or be construed as a waiver of any subsequent breach.

Survival of Obligations. The indemnification, obligations, representations and warranties contained in this Agreement, any Promissory Note or in any document delivered in connection with those agreements are for the benefit of The Parties and survive the execution and delivery of this Agreement and, except for provisions that by their terms expressly survive the termination of this Agreement, shall automatically and immediately terminate upon the payment in full of the Secured Obligations (other than unasserted indemnification Secured Obligations) and the termination of any commitment to make further Advances under the Loan Documents.

Tax Indemnification. Without limiting the generality of Section 13, You agree to pay, and to hold Us harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales, or other similar taxes (excluding taxes imposed on or measured by Our net income (including, without limitation, Excluded Taxes)) that may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this agreement, except for any delays or actions caused by Our gross negligence or willful misconduct.

Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on each of You and Your permitted assigns (if any). None of You shall assign Your obligations under this Agreement, the Promissory Notes or any of the other Loan Documents without Our express prior written consent, and any such attempted assignment shall be void and of no effect. Any other provision in this Agreement notwithstanding, We may (without Your consent) at any time (a) create a security interest in, or pledge, all or any portion of Our rights under and interest in this Agreement as collateral security for Our own financing arrangements or

Gevo, Inc. – Loan Agreement	21

(b) sell, assign or delegate to an Affiliate of Us that is not a natural person or a Direct Competitor (who is subject to the same restrictions as set forth in this section) Our interest hereunder and under the Promissory Note(s) and all other related Loan Documents. We may at any time sell to one or more commercial banks, financial institutions, or other Persons that is not a Direct Competitor (a “Participant”) participating interests in all or any portion of the Secured Obligations and the other rights and interests of Us hereunder and under the other Loan Documents; provided, however, that (i) We shall remain a “lender” and We shall continue to be “We”, “Our” and Us” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Secured Obligations and the other rights and interests of Us hereunder shall not constitute a “lender” or be considered “We”, “Our” or “Us” hereunder or under the other Loan Documents and Our obligations under this Agreement shall remain unchanged, (ii) We will remain solely responsible for the performance of such obligations, (iii) You shall continue to deal solely and directly with Us in connection with Our rights and obligations under this Agreement and the other Loan Documents, (iv) We shall not transfer or grant any participating interest with respect to which the Participant has the right (whether under any agreement executed with respect to such participation or otherwise) to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Secured Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Secured Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Secured Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through Us (other than a waiver of default interest), or (E) decreases the amount or postpones the due dates of scheduled principal repayments or prepayments or premiums payable to such Participant through Us, and (v) all amounts payable by You hereunder shall be determined as if We had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a lender or to Us under this Agreement. The rights of any Participant only shall be derivative through Us and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to any other Party hereto, the Collections of You or Your Subsidiaries, the Collateral, or otherwise in respect of the Secured Obligations. No Participant shall have the right to participate directly in the making of decisions by Us, as lender hereunder. Notwithstanding the foregoing, We and You acknowledge and agree that solely with Your prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, and shall not be required if an Event of Default has occurred and is continuing, We may sell, assign or delegate to one or more assignees other than a Person that is a Direct Competitor at the time of such assignment Our interest hereunder and under the Promissory Note(s) and all other related Loan Documents. In addition, any restrictions in this paragraph relating to Direct Competitors shall not apply during the continuance of an Event of Default if We have (a) accelerated the Secured Obligations pursuant to Section 15 of this Agreement and (b) commenced exercising Our other rights and remedies against You and the Collateral as provided in Section 15 of this Agreement; provided, however, that We agree that We shall give You not less than 10 days prior written notice before We assign all or any portion of Our interest hereunder to any assignee, or sell or grant one or more participating interests in Our interest hereunder, in each case, to any Direct Competitor. After such assignment the term “We”, “Us” and “Our” as used in the Loan Documents will mean and include such permitted assignee, and such permitted assignee will be vested with all Our rights, powers and remedies hereunder and shall have Our duties with respect to the interest that each of You have granted Us; but with respect to any such interest not so transferred, We shall retain all rights, powers and remedies. No such assignment will relieve any of You of any of Your obligations. We agree that in the event of any transfer of the Promissory Note(s), We will denote on the Promissory Note a notation as to the portion of the principal and interest of the Promissory Note(s), which shall have been paid at the time of such transfer and the date of the transfer.

Consent To Jurisdiction And Venue. All judicial proceedings arising in or under or related to this Agreement, the Promissory Notes or any of the other Loan Documents may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in San Mateo County, State of California; (b) waives any objection as to jurisdiction or venue in San Mateo County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, the Promissory Notes or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in

Gevo, Inc. – Loan Agreement	22

accordance with the requirements for notice set forth in this Section, and shall be deemed effective and received as set forth therein. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

Mutual Waiver Of Jury Trial; Judicial Reference. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and The Parties wish applicable state and federal laws to apply (rather than arbitration rules), The Parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF THE PARTIES SPECIFICALLY WAIVES ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY ANY OF YOU AGAINST US OR OUR ASSIGNEE OR BY US OR OUR ASSIGNEE AGAINST ANY OF YOU. IN THE EVENT THAT THE FOREGOING JURY TRIAL WAIVER IS NOT ENFORCEABLE, ALL CLAIMS, INCLUDING ANY AND ALL QUESTIONS OF LAW OR FACT RELATING THERETO, SHALL, AT THE WRITTEN REQUEST OF ANY PARTY, BE DETERMINED BY JUDICIAL REFERENCE PURSUANT TO THE CALIFORNIA CODE OF CIVIL PROCEDURE (“REFERENCE”). THE PARTIES SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE. IN THE EVENT THAT THE PARTIES CANNOT AGREE UPON A REFEREE, THE REFEREE SHALL BE APPOINTED BY THE COURT. THE REFEREE SHALL REPORT A STATEMENT OF DECISION TO THE COURT. NOTHING IN THIS SECTION SHALL LIMIT THE RIGHT OF ANY PARTY AT ANY TIME TO EXERCISE LAWFUL SELF-HELP REMEDIES, FORECLOSE AGAINST COLLATERAL OR OBTAIN PROVISIONAL REMEDIES. THE PARTIES SHALL BEAR THE FEES AND EXPENSES OF THE REFEREE EQUALLY UNLESS THE REFEREE ORDERS OTHERWISE. THE REFEREE SHALL ALSO DETERMINE ALL ISSUES RELATING TO THE APPLICABILITY, INTERPRETATION, AND ENFORCEABILITY OF THIS SECTION. THE PARTIES ACKNOWLEDGE THAT THE CLAIMS WILL NOT BE ADJUDICATED BY A JURY. THIS WAIVER EXTENDS TO ALL SUCH CLAIMS, INCLUDING CLAIMS THAT INVOLVE PERSONS OTHER THAN ANY OF YOU AND US; CLAIMS THAT ARISE OUT OF OR ARE IN ANY WAY CONNECTED TO THE RELATIONSHIP BETWEEN YOU AND US; AND ANY CLAIMS FOR DAMAGES, BREACH OF CONTRACT, SPECIFIC PERFORMANCE, OR ANY EQUITABLE OR LEGAL RELIEF OF ANY KIND, ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY OF THE EXCLUDED AGREEMENTS.

Professional Fees. Each of You promises to pay any and all reasonable professional fees and out-of-pocket expenses incurred by Us after the execution of this Agreement in connection with or related to: the Secured Obligations, the administration, collection, or enforcement of the Secured Obligations; amendment or modification of the Loan Documents and the Excluded Agreements; any waiver, consent, release, or termination under the Loan Documents or Excluded Agreements; the protection, preservation, sale, lease, liquidation, inspection, audit or disposition of, or other action related to, the Collateral or the exercise of remedies with respect to the Collateral; or any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to any of You or the Collateral, and any appeal or review thereof; and any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to any of You, the Collateral, the Loan Documents, or the Excluded Agreements, including representing Us in any adversary proceeding or contested matter commenced or continued by or on behalf of the estate of any of You with respect to the Loan Documents or matters related thereto. Our professional fees and expenses shall include reasonable fees or out-of-pocket expenses for Our attorneys, accountants, auctioneers, liquidators, appraisers, investment advisors, environmental and management consultants, or experts engaged by Us in connection with the foregoing. The promise of each of You to pay all of Our reasonable professional fees and expenses is part of the Secured Obligations under this Agreement.

Revival of Secured Obligations. This Agreement and the other Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against any of You for liquidation or reorganization, if any of You become insolvent or make an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of the assets of any of You, or if any payment or transfer of Collateral is recovered from Us. The Secured Obligations shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Us, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Us or by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the payment in full to Us in Cash.

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Notices. Any notice, request or other communication to any of The Parties by any other will be given in writing and deemed received upon the earlier of (a) actual receipt, (b) 3 days after mailing if mailed postage prepaid by regular or airmail to Us or You, at the address set out in Pages 2 and 3 of this Agreement, or (c) 1 day after it is sent by courier or overnight delivery Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party.

Applicable Law. This Agreement and any Promissory Note will have been made, executed and delivered in the State of California and will be governed and construed for all purposes in accordance with the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all such counterparts together constitute one and the same instrument.

Signatures. This Agreement and any Promissory Note may be executed and delivered by facsimile or transmitted electronically in either Tagged Image Format Files (“TIFF”), Portable Document Format (“PDF”), or other electronic method of transmission and, upon such delivery, the facsimile, TIFF, PDF or other electronic method of transmission signature, as applicable, will be deemed to have the same effect as if the original signature had been delivered to the other party. The foregoing shall apply to each other Loan Document mutatis mutandis.

Confidentiality. All material, non-public information regarding any of the Parents, You, and/or Your and their respective Subsidiaries, operations, assets, and existing and contemplated business plans, and/or all financial information (other than any such information contained in periodic reports filed by any of You or any of the Parents with the Securities and Exchange Commission) disclosed by any of You to Us shall be considered confidential for purposes of this Agreement. In handling any confidential information, We will exercise the same degree of care that We exercise for Our own proprietary information, but disclosure of information may be made (a) to Our Subsidiaries or Affiliates in connection with their business with any of You under the Loan Documents so long as such Affiliates shall have agreed to receive such information hereunder subject to the terms of this Section, (b) to prospective transferees or purchasers of any interest in the Loans (provided, however, We shall obtain such prospective transferee’s agreement of the terms of this Section and any purchaser shall be agreeing to assume the obligations hereunder and therefore agree to abide by the provisions hereof, including, without limitation, the provisions of this Section), (c) as We deem reasonably necessary or appropriate to any bank, financial institution or other similar entity, provided, however, that such bank, financial institution or other similar entity agrees in writing to maintain the confidentiality of such information pursuant to this Section, (d) as required by law, regulation, subpoena, or other order; provided that (i) prior to any disclosure under this clause (d), the disclosing party agrees to provide You with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to You pursuant to the terms of such law, regulation, subpoena or other order and (ii) any disclosure under this clause (d) shall be limited to the portion of the confidential information as may be required by such law, regulation, subpoena or other order, (e) as required in connection with Our examination or audit so long as such examiners and auditors are informed of the confidential nature of such information (f) to S&P, Moody’s, Fitch and/or other ratings agency, as We deem necessary or appropriate, provided, however, that such financial institution or ratings agency shall be informed of the confidentiality of such and (g) as We consider appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Our possession when disclosed to Us, or becomes part of the public domain after disclosure to Us (other than as a result of a disclosure by Us); or (b) is disclosed to Us by a third party, if We do not know (after reasonable inquiry) that the third party is prohibited from disclosing the information. Notwithstanding the above, each of You hereby consents to the use by Us of the company name and logo of any of You for advertising, promotional and marketing purposes only. Such use may reference the type of credit facility but will not indicate the amount of the credit facility without Your prior written approval and will consist only of deal terms and other information customarily found in publications, tombstones, and advertising materials.

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21.	DEFINITIONS

Capitalized terms used in this Agreement shall have the following meanings:

“Account” means any “account”, as such term is defined in the UCC, which any of You now own or acquire or in which any of You now hold or acquire any interest and in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) that any of You now own, receive or acquire or belongs or is owed or becomes belonging or owing to any of You (including, without limitation, under any trade name, style or division thereof), whether arising out of goods sold or services that any of You render or from any other transaction, whether or not the same involves the sale of goods or services by any of You (including, without limitation, any such obligation that may be characterized as an account or contract right under the UCC) and all or any of Your rights in, to and under all purchase orders or receipts now owned or acquired by any of You for goods or services, and all of any of Your rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to any of You under all purchase orders and contracts for the sale of goods or the performance of services or both by any of You or in connection with any other transaction (whether or not yet earned by performance on the part of any of You), now in existence or occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

“Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).

“Acquisition” means (a) the purchase or other acquisition (including, without limitation, by means of joint venture or a long-term lease or synthetic lease) by a Person or its Subsidiaries of all, substantially all, or any material portion of the assets of (or any division or business line or facility or plant of) any other Person, or (b) the purchase or other acquisition (whether by means of a merger, consolidation, joint venture or otherwise) by a Person or its Subsidiaries of all or any portion of the Stock of any other Person.

“Acquisition Agreement” means that certain Acquisition Agreement, dated as of August     , 2010, by and among Devco, Opco, Agri-Energy Limited Partnership, Corn-er Stone Ethanol Management, Inc. and CORN-ER Stone Farmers’ Cooperative.

“Acquisition Documents” means the Acquisition Agreement and all other documents, agreements and instruments related thereto and executed in connection therewith.

“Advance Date” means the day on which We make any Advance to You.

“Advance Request” means any request for an Advance to be executed and delivered from time to time by You to Us in the form attached to this Agreement as Exhibit B.

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of Section 12 “Transactions with Affiliates” of this Agreement: (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.

“Agreement” has the meaning specified therefor in the preamble to this Agreement.

“Agri-Energy Acquisitions” means (a) the acquisition by Devco of all of the issued and outstanding shares of Stock of Opco from CORN-ER Stone Farmers’ Cooperative, and (b) the acquisition by Devco of substantially all of the assets (other than certain excluded assets) of Agri-Energy Limited Partnership and the contribution of such assets by Devco to Opco, in the case of each of (a) and (b), pursuant to the terms of the Acquisition Agreement and any Contribution Documents.

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“Agri-Energy Loan Agreement” means that certain Plain English Growth Capital Loan and Security Agreement entered into by and between Us, Devco and Opco. dated as of August 5, 2010

“Authorized Person” means any one of the individuals identified on Schedule 7, as such schedule is updated from time to time by written notice from You to Us.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in the State of California are authorized or required by law or other government action to close.

“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Cash” means all cash, money, currency, and liquid funds, wherever held, which any of You own now, hold or acquire any right, title, or interest in.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within one (1) year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $100,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $100,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six (6) months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above, and (i) shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all of the investments which are one or more of the types of assets described in clauses (a) through (g) above.

“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.

“CFC” means a controlled foreign corporation (as that term is defined in the Internal Revenue Code of 1986, as in effect from time to time).

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“Chattel Paper” means any “chattel paper”, as such term is defined in the UCC, now owned or acquired by any of You or in which any of You now hold or acquire any interest.

“Closing Date” means the date of the making of the initial Advance (or other extension of credit) under this Agreement.

“Collateral” has the meaning given to it in Section 8.

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds, and tax refunds).

“Commitment Increase Request Notice” has the meaning given to it in Section 3.

“Contribution Documents” means in general those documents relating to the funding by Gevo, Inc. and Gevo Development LLC of equity monies relating to the consideration to paid in connection with the Agri-Energy Acquisitions.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired by any of You or in which agreement You now hold or hereafter acquire any interest, whether as licensor or licensee.

“Copyrights” means all of the following now owned or acquired by any of You or in which any of You now hold or acquire any interest: (a) all copyrights and copyright rights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country, or pursuant to any convention or treaty; (b) all registrations of, applications for registration. and recordings of any copyright rights in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (c) all continuations, renewals or extensions of any copyrights and any registrations thereof; and (d) any copyright registrations to be issued under any pending applications

“Default” means any event that, with the passage of time or notice or both would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning given to it in Section 7.

“Deposit Accounts” means any “deposit accounts”, as such term is defined in the UCC, now owned or acquired by any of You or in which any of You now hold or acquire any interest.

“Devco” means Gevo Development, LLC.

“Direct Competitor” means any competitor of You or Your Affiliates or any Affiliate of such competitor, that is engaged in the primary business of fuels and refining with regard to chemicals, agriculture, butanols, ethanol or other renewable fuels and chemicals, including, without limitation, any of the Persons listed on Schedule 6 (provided that such Schedule (a) upon written notice to Us, may be updated by You from time to time to include any Person that becomes a parent or a Subsidiary or Affiliate of a Person listed thereon as a result of a merger or acquisition, and (b) may be updated to include any other Person that is engaged in any business that is similar to, related to, or ancillary to any of the businesses of the Persons listed on Schedule 6 so long as such Person is approved in writing by Us (which approval shall not be unreasonably withheld, delayed or conditioned)).

“Documents” means any “documents”, as such term is defined in the UCC, now owned or acquired by any of You or in which any of You now hold or acquire any interest.

“Equipment” means any “equipment”, as such term is defined in the UCC, and any and all additions, upgrades, substitutions and replacements thereto or thereof, together with all attachments, components, parts, accessions and accessories installed thereon or affixed thereto, now owned or hereafter acquired by any of You or in which any of You now hold or acquire any interest.

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“Event of Default” has the meaning given to it in Section 14.

“Excluded Agreements” means (i) the Warrant Agreement; and (ii) any stock purchase agreement, options, or other warrants to acquire, or agreements governing the rights of, any capital Stock or other equity security, or any common Stock, preferred Stock, or equity security issued to or purchased by Us or its nominee or assignee.

“Excluded Taxes” means (i) any tax imposed on the net income or net profits of Us (including any branch profits taxes), in each case imposed by the jurisdiction (or by any political subdivision or taxing authority thereof) in which We are organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which Our principal office is located in each case as a result of a present or former connection between Us and the jurisdiction or taxing authority imposing the tax (other than any such connection arising solely from Us having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under the Agreement or any other Loan Document) and (ii) any United States federal withholding taxes that would be imposed on amounts payable to a Foreign Lender based upon the applicable withholding rate in effect at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office).

“Execution Date” means August 5, 2010.

“Fixtures” means any “fixtures”, as such term is defined in the UCC, together with any of Your right, title and interest in and to all extensions, improvements, betterments, renewals, substitutes, and replacements thereof, and all additions and appurtenances thereto any, now owned or hereafter acquired by any of You or in which any of You now hold or acquire any interest.

“Foreign Lender” means any Person that is not a United States person within the meaning of Internal Revenue Code section 7701(a)(30).

“GAAP” means generally accepted accounting principles, consistently applied, as in effect from time to time.

“General Intangibles” means any “general intangibles”, as such term is defined in the UCC, and, in any event, includes proprietary or confidential information (other than Intellectual Property); business records and materials (other than Intellectual Property); customer lists; interests in partnerships, joint ventures, corporations, limited liability companies and other business associations; permits; claims in or under insurance policies (including unearned premiums and retrospective premium adjustments); and rights to receive tax refunds and other payments and rights of indemnification, now owned or acquired by any of You or in which any of You may now or hereafter have any interest.

“Goods” means any “goods”, as such term is defined in the UCC, now owned or hereafter acquired by any of You or in which any of You now hold or acquire any interest.

“Indebtedness” means, of any Person, at any date, without duplication and without regard to whether matured or unmatured, absolute or contingent: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services; (iv) all obligations of such Person as lessee under capital leases; (d) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance, or similar instrument, whether drawn or undrawn; (e) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities; (f) all obligations of such Person to purchase, redeem, exchange, convert or otherwise acquire for value any capital Stock of such Person or any warrants, rights or options to acquire such capital Stock, now or hereafter outstanding, except to the extent that such obligations remain performable solely at the option of such Person; (g) all obligations to repurchase assets previously sold (including any obligation to repurchase any accounts or chattel paper under any factoring, receivables purchase, or similar arrangement); (h) obligations of such Person under interest rate swap, cap, collar or similar hedging arrangements; and (i) all obligations of others of any type described in clause (a) through clause (h) above guaranteed by such Person.

“Instruments” means any “instrument”, as such term is defined in the UCC, now owned or hereafter acquired by any of You or in which any of You now hold or acquire any interest.

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“Intellectual Property” means all Copyrights; Trademarks; Patents; Licenses; source codes; trade secrets; inventions (whether or not patented or patentable); technical information, processes, designs, knowledge and know-how; data bases; models; drawings; websites, domain names, and URL’s, and all applications therefor and reissues, extensions, or renewals thereof; together with the rights to sue for past, present, or future infringement of Intellectual Property and the goodwill associated with the foregoing.

“Inventory” means any “inventory”, as such term is defined in the UCC, now owned or acquired by any of You or in which any of You now hold or acquire any interest, and, in any event, shall include, without limitation, all Goods and personal property that are held by or on any of Your behalf for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in any of Your businesses, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in any of Your constructive, actual or exclusive possession or is held by others for any of Your account, including, without limitation, all property covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all such property that may be in the possession or custody of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.

“Investment” means any beneficial ownership (including Stock, partnership or limited liability company interest or other securities) of any Person, or any loan, advance or capital contribution to any Person.

“Investment Property” means any “investment property”, as such term is defined in the UCC, and includes any certificated security, uncertificated security, money market funds, bonds, mutual funds, and U.S. Treasury bills and notes now owned or hereafter acquired by any of You or in which any of You now hold or acquire any interest.

“Letter of Credit Rights” means any “letter of credit rights”, as such term is defined in the UCC, now owned or acquired by any of You or in which any of You now hold or acquire any interest, including any right to payment under any letter of credit.

“License” means any Copyright License, Patent License, Trademark License or other written agreement now held or acquired by any of You granting a license of rights or interests in intellectual property or in which any of You now hold or acquire any interest and any renewals or extensions thereof.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Lighthouse Loan Documents” means that certain Loan and Security Agreement No. 5441 dated as of December 18, 2006, by and between Lighthouse Capital Partners V, L.P., as lender, and Gevo, Inc., as borrower, and such other documents, agreements and instruments related thereto, as the same may be amended, restated, supplemented, extended or otherwise modified from time to time.

“Loan Documents” means this Agreement, the Promissory Notes, all UCC financing statements filed against each of You as the debtor and in favor of Us as the secured party, and the other documents executed in connection with the Secured Obligations or this Agreement and listed in and identified as a “Loan Document” in the Schedule of Documents attached hereto as Schedule 2), as the same may from time to time be amended, modified, supplemented or restated; provided, that the Loan Documents shall not include any of the Excluded Agreements.

“Material Adverse Effect” means (a) a material adverse effect on the business, operations, properties, assets or financial condition of all of You as a whole, (b) the material impairment of the ability of all of You as a whole to perform the Secured Obligations in accordance with the terms of the Loan Documents or Our ability to enforce any of Our rights and remedies with respect to the Secured Obligations in accordance with the terms of the Loan Documents (other than as a result of action taken or not taken that is solely in the control of Us), or (c) a material impairment on the enforceability or priority of Our Liens on the Collateral under the Loan Documents as a result of an action or failure to act on the part of You or Your Restricted Subsidiaries.

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“Merger Event” means (i) any reorganization, consolidation or merger (or similar transaction or series of transactions) by You, with or into any other Person; (ii) at any time prior to Your initial public offering, any transaction, including the sale or exchange of outstanding shares of Your Stock, in which the holders of Your Stock immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain Stock representing at least 50% of the voting power of the surviving entity of such transaction or series of related transactions (or the parent entity of such surviving entity if such surviving entity is wholly owned by such parent entity), in each case without regard to whether You are the surviving entity, or (iii) the sale, license or other disposition of all or substantially all of Your assets.

“Net Worth” means, as of any date of determination, the result of (a) total consolidated assets minus (b) total consolidated liabilities.

“Opco” means Agri-Energy, LLC.

“Our” has the meaning specified therefor in the second paragraph to this Agreement.

“Parents” means, collectively, Gevo, Inc. and Gevo Development, LLC, and “Parent” means any one of them.

“Participant” has the meaning specified therefor in the paragraph with the heading “Successor and Assigns” in Section 20 of this Agreement.

“Parties” has the meaning specified therefor in the second paragraph to this Agreement.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending in which agreement You now hold or acquire any interest, whether as licensor or licensee.

“Patents” means all of the following now owned or acquired by any of You or in which any of You now hold or acquire any interest: (a) all patents, or rights corresponding thereto, issued or registered in the United States or any other county, (b) all applications for patents, or rights corresponding thereto in, the United States or any other country; (c) all reissues, reexaminations, continuations, divisions, continuations-in-part, or extensions of the foregoing patents and/or applications; (d) all patents to be issued under any of the foregoing applications; and (e) all foreign counterparts of the foregoing patents and/or applications.

“Permitted Disposition” means (a) sales, abandonment, or other dispositions of Equipment that is substantially worn, damaged, or obsolete or no longer used or no longer useful in the ordinary course of business and leases or subleases of real property no longer used or no longer useful in the conduct of the business of You and Your Subsidiaries; (b) sales of Inventory to buyers in the ordinary course of business; (c) the use or transfer of Cash or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (d)(i) non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights or (ii) non-perpetual exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights with respect to geographic area, fields of use and customized products for specific customers that would not result in a transfer of title of the licensed property under applicable law, all given in the ordinary course of Your business; (e) the granting of Permitted Liens; (f) the sale, assignment, transfer, disposition, or discount, in each case without recourse, of Accounts arising in the ordinary course of business, but only in connection with the compromise or collection thereof; (g) any involuntary loss, damage or destruction of property; (h) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property; (h) the sale or issuance of Stock of a Parent; (i)(i) the lapse of registered patents, trademarks, copyrights and other intellectual property of You and Your Subsidiaries to the extent not economically desirable in the conduct of or material to their business, or (ii) the abandonment of patents, trademarks, copyrights, or other intellectual property rights in the ordinary course of business that are not material to Your business; (j) the making of a Permitted Investment; (k) the making of a Permitted Intercompany Advance; (l) dispositions of assets in exchange or trade in for similarly valued assets so long as the assets so received by You or Your Subsidiaries have a fair market value that is reasonably equivalent to the fair market value of the assets so disposed by You or Your Subsidiaries;

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provided that if such assets are material to Your business, they are exchanged or traded for similar assets that are used for a similar purposes, and provided further, however, that nothing in this clause (l) shall prevent You or Your Subsidiaries from receiving or paying cash consideration in connection with the disposition of assets in exchange for similarly valued assets contemplated by this clause (l); (m) dispositions of assets in exchange for, or replaced by, an upgrade or a new model of such asset; provided, however, that nothing in this clause (m) shall require the same brand, type or kind of asset to be purchased as the asset being exchanged or replaced in order for this clause (m) to be applicable so long the new asset is used for a similar purpose; (n) the leasing or subleasing of assets of You or Your Subsidiaries in the ordinary course of business; and (o) sales or dispositions of assets not otherwise permitted by the foregoing clauses so long as the aggregate fair market value of all such assets disposed of in any fiscal year (including the proposed disposition) would not exceed $500,000.

“Permitted Indebtedness” means (a) Indebtedness of any of You in favor of Us; (b) Indebtedness of You existing at the Execution Date and disclosed on Schedule 1; (c) Indebtedness incurred for the acquisition of services, supplies or inventory on normal trade credit in the ordinary course of business; (d) Subordinated Indebtedness; (e) Permitted Purchase Money Indebtedness; (f) Indebtedness consisting of (i) unsecured guarantees arising with respect to customary indemnification obligations to purchasers in connection with Permitted Dispositions and (ii) unsecured guarantees with respect to Indebtedness of You or Your Restricted Subsidiaries, to the extent that the Person that is obligated under such guaranty could have incurred such underlying Indebtedness; (g) endorsement of instruments or other payment items for deposit in the ordinary course of business; (h) Indebtedness incurred in the ordinary course of business under performance, surety, statutory, and appeal bonds; (i) Indebtedness owed to any Person providing property, casualty, liability, or other insurance to You or Your Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year, (j) unsecured Indebtedness incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the ordinary course of business; (k) unsecured Indebtedness of You or Your Affiliates owing to employees, former employees, officers, former officers, directors, or former directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the redemption by You or Your Affiliates of the Stock of You or Your Affiliates that has been issued to such Persons, so long as (i) no Event of Default has occurred and is continuing or would immediately result from the incurrence of such Indebtedness, (ii) the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $100,000 and (iii) such Indebtedness is subordinated in right of payment to the Indebtedness and other obligations under the Loan Documents on terms and conditions reasonably acceptable to Us; (l) Indebtedness composing Permitted Investments; (m) Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, or purchase cards (including so-called “procurement cards” or “P-cards”), in each case, incurred in the ordinary course of business provided the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $200,000; (n) accrual of interest on Indebtedness otherwise permitted under Section 12, accretion or amortization of original issue discount with respect to Indebtedness otherwise permitted under Section 12 or Indebtedness incurred as a result of payment of interest in kind on Indebtedness otherwise permitted under Section 12, to the extent that such interest or original issue discount accrues pursuant to the documents evidencing such Indebtedness as in effect at the time when such Indebtedness is initially incurred; (o) any other unsecured Indebtedness incurred by You or any of Your Restricted Subsidiaries in an aggregate outstanding amount not to exceed $100,000 at any one time; (p) Indebtedness in respect of or Cash Management Services in each case, incurred in the ordinary course of business, (q) Indebtedness in respect of reimbursement obligations associated with letters of credit issued to Your utility providers in the ordinary course of business as deposits to secure performance of Your obligations to such utility providers; (r) intentionally removed; (s) the incurrence by You or Your Restricted Subsidiaries of Indebtedness under hedge agreements that are entered into for the bona fide purpose of hedging the interest rate or commodity risk associated with You and Your Restricted Subsidiaries’ operations in the ordinary course of business and not for speculative purposes; (t) Indebtedness secured by the Lien permitted pursuant to clause (w) of the definition of Permitted Lien, (u) Indebtedness incurred under the Lighthouse Loan Documents; (v) Indebtedness in respect of or Cash Management Services in each case, incurred in the ordinary course of business, (w) Indebtedness under the “Loan Documents” (as such term is defined in the Agri-Energy Loan Agreement), (x) Indebtedness with respect to mortgages on real property, fixtures and obligations assumed or guaranteed by You or other relocation expenses advanced by You in connection with the relocation of Your or any of Your Subsidiaries’ officers or employees in an aggregate amount that does not exceed $500,000 outstanding at any one time; (y) Indebtedness in respect of reimbursement obligations in respect of that certain Irrevocable Standby Letter of Credit No. SVBSF004981 dated as of November 30, 2007 issued by Silicon Valley Bank on behalf of

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Gevo, Inc. to Gevo, Inc.’s landlord, Luzenac America, Inc. in the amount of $238,089; (z) Indebtedness to CDP, LLC in connection with the purchase of the outstanding Class B Interests of Devco by Gevo, Inc.; (aa) Permitted Intercompany Advances; (bb) to the extent either (i) existing on the Closing Date (after giving effect to the Agri-Energy Acquisitions) or (ii) entered into in the ordinary course of business, deferred payment contracts for the purchase of corn; and (cc) extensions, refinancings, modifications, amendments and restatements of any item of Permitted Indebtedness (a) though (bb) above, provided that the principal amount thereof is not increased.

“Permitted Intercompany Advances” means loans or advances (a) made by You to any Restricted Subsidiary, (b) made by any Restricted Subsidiary to You or any other Restricted Subsidiary, and (c) made by You to any Unrestricted Subsidiary or by any Unrestricted Subsidiary to You.

“Permitted Investment” means (a) Investments of You that are in existence on the Execution Date and described on Schedule 5; (b) Investments in Cash and Cash Equivalents; (c) so long as no Event of Default has occurred and is continuing, temporary advances to employees to cover incidental expenses to be incurred in the ordinary course of business, in an aggregate outstanding amount not to exceed $50,000 at any time; (d) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and/or in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; (e) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business; (f) advances made in connection with purchases of goods or services in the ordinary course of business; (g) guarantees permitted under the definition of Permitted Indebtedness; (h) Permitted Intercompany Advances; (i) Stock or securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a You or Your Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims; (j) deposits of Cash made in the ordinary course of business to secure performance of operating leases, (k) non-Cash loans and advances to employees, officers, and directors of You or any of Your Subsidiaries for the purpose of purchasing Stock in a Parent so long as (i) the proceeds of such loans are used in their entirety to purchase such Stock in a Parent in an aggregate amount not to exceed (A) with respect to all times prior to Your initial public offering, $3,000,000 at any one time, and (B) with respect to all times after Your initial public offering, $500,000 at any one time, and (ii) so long as no Event of Default has occurred and is continuing, temporary loan and advances to employees and officers of You or any of Your Subsidiaries to cover incidental expenses to be incurred in the ordinary course of business and in an aggregate amount not to exceed $100,000 at any one time; (l) the transactions permitted pursuant to Section 12 of this Agreement; (m) advances and prepayments to non-Affiliate suppliers of goods and services in the ordinary course of business and consistent with past practice; (n) equity Investments by You in any of Your Subsidiaries which is required by law to maintain a minimum net capital requirement or as may be otherwise required by applicable law; (o) Investments in the form of capital contributions and the acquisition of Stock made by You or by Devco in Opco; (p) the Agri-Energy Acquisitions; (q) Investments resulting from entering into agreements relative to Indebtedness that is permitted under clauses (s), (t), (x) and/or (z) of the definition of Permitted Indebtedness; (r) Investments in Unrestricted Subsidiaries, and (s) other Investments in an aggregate amount not to exceed $100,000 outstanding at any time during the term of the Agreement.

“Permitted Liens” means any and all of the following: (a) Liens in Our favor; (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided that such Liens do not have priority over any of Our Liens and You maintain adequate reserves in accordance with GAAP; (c) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords, laborers, suppliers and other like Persons arising in the ordinary course of Your business and imposed without action of such Persons, provided that the payment thereof is not yet required or is being contested in good faith by appropriate proceedings; (d) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (e) the following deposits, to the extent made in the ordinary course of You or Your Subsidiaries’ business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (f) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; (g) intentionally removed; (h) intentionally removed; (i) Liens of You existing at the Execution Date and disclosed on Schedule 4; (j) the interests of lessors

Gevo, Inc. – Loan Agreement	32

and sub-lessors under operating leases and non-exclusive licensors and sub-licensors under license agreements; (k) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the asset purchased, acquired or leased and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired or any refinancing Indebtedness in respect thereof; (l) with respect to any real property, easements, rights of way, zoning restrictions, covenants, conditions, and restrictions of record, minor title defects, encroachments or matters that would be disclosed in an accurate survey and other similar encumbrances or charges, in each case that do not materially interfere with or impair the use or operation thereof; (m) licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business; (n) Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness; (o) Liens granted in the ordinary course of business on the unearned portion of insurance premiums and dividends, rebates and proceeds thereunder securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness; (p) rights of setoff or bankers’ liens upon deposits of Cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business; (q) Liens on Cash and Cash Equivalents that secure Cash Management Services; (r) Liens that secure Subordinated Indebtedness; (s) [intentionally omitted]; (t) Liens on Cash and Cash Equivalents that secure Indebtedness permitted pursuant to clause (s) of the definition of Permitted Indebtedness so long as such Cash and Cash Equivalents securing such obligations are limited to the greater of (i) ten percent (10%) of the hedged amount or (ii) such other amount as may be required by the regulated exchange, such as the Chicago Board of Trade, and Your existing brokers in connection with such hedging arrangement; (u) Liens granted by You to secure Indebtedness under the Agri-Energy Loan Agreement and the documents, agreements and instruments related thereto; (v) Liens granted pursuant to the Lighthouse Loan Documents; (w) Cash collateral securing Your reimbursement obligations in connection with letters of credit issued to landlords in lieu of security deposits not to exceed $100,000 in the aggregate at any time; (x) other Liens as to which the aggregate amount of the obligations secured thereby does not exceed $100,000; (y) Liens granted in connection with the Indebtedness incurred in clauses (q), or (x) of the definition of Permitted Indebtedness; (z) Cash collateral in the form of a certificate of deposit maintained at Silicon Valley Bank by You securing Your reimbursement obligations in connection with that certain irrevocable standby letter of credit permitted pursuant to clause (y) of the definition of Permitted Indebtedness; and (aa) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in the foregoing clauses, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of $15,000,000.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Proceeds” means “proceeds”, as such term is defined in the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, Cash or other proceeds payable to any of You from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any of You from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to any of You from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) the proceeds, damages, or recovery based on any claim of any of You against third parties (i) for past, present or future infringement of any Copyright, Copyright License, Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License; and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

Gevo, Inc. – Loan Agreement	33

“PT” means Pacific Time.

“Purchase Money Indebtedness” means Indebtedness (other than the obligations under the Loan Documents, but including Capitalized Lease Obligations), incurred at the time of, or within 90 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

“Receivables” means (a) all of any of the Accounts, Instruments, Documents, Cash, Chattel Paper, Supporting Obligations, letters of credit, proceeds of a letter of credit, and Letter of Credit Rights of any of You, and (b) all customer lists, software, and related business records.

“Retrofit” means the retrofit of Opco’s existing ethanol plant to enable it to produce biobased isobutanol.

“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.

“Section 125 Plans” means a cafeteria or premium-only plan under section 125 of the Internal Revenue Code of 1986, as in effect from time to time, that allows employees to pay for health coverage premiums and other costs and expenses mentioned therein with pretax dollars.

“Secured Obligations” means Your obligation to repay to Us all Advances (whether or not evidenced by any Promissory Note), together with all principal, interest, fees, costs, professional fees and expenses, and other liabilities or obligations for monetary amounts owed by You to Us under this Agreement, the Promissory Notes, and the other Loan Documents, including the indemnity and insurance obligations in Sections 10, 13 and 20 hereof and including such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership or reorganization by or against any of You, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties of any kind or nature, present or future, arising under this Agreement, the Promissory Notes, or any of the other Loan Documents, as the same may from time to time be amended, modified, supplemented or restated, whether or not such obligations are partially or fully secured by the value of Collateral; provided, that the Secured Obligations shall not include any of the Indebtedness or obligations of any of You arising under or in connection with the Excluded Agreements.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

“Stock” means all shares, securities, stock, options, warrants, general or limited partnership interests, membership units or interests, capital stock, or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company, partnership, joint venture or other Person whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Subordinated Indebtedness” means Indebtedness (a) on terms and conditions reasonably satisfactory to Us and (b) subordinated to the Secured Obligations on terms and conditions reasonably acceptable to Us, including without limiting the generality of the foregoing, subordination of such Indebtedness in right of payment to the prior payment in full of the Secured Obligations (other than unasserted contingent indemnification Secured Obligations), the subordination of the priority of any Lien at any time securing such Indebtedness to Our Liens in Your assets and

Gevo, Inc. – Loan Agreement	34

properties, and the subordination of the rights of the holder of such Indebtedness to enforce its junior Lien following an Event of Default hereunder pursuant to a written subordination agreement in form and substance reasonably satisfactory to Us. Notwithstanding the forgoing, from and after the consummation of Your initial public offering, You may from time to time incur Subordinated Indebtedness up to 50% of the amount required to acquire the assets of any other Person, subject to subsection (b) in this paragraph only.

“Subsidiary” means, with respect to any Person, any Person of which more than 50% of the voting Stock is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.

“Supporting Obligations” means any “supporting obligations”, as such term is defined in the UCC, now owned or acquired by any of You or in which any of You now hold or hereafter acquire any interest.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration in which agreement You now hold or hereafter acquire any interest, whether as licensor or licensee.

“Trademarks” means all of the following property now owned or hereafter acquired by any of You or in which any of You now hold or hereafter acquire any interest: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) reissues, extensions or renewals thereof.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Secured Party’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. Unless otherwise defined herein or in the other Loan Documents terms that are defined in the UCC and used herein or in the other Loan Documents shall have the meanings given to them in the UCC.

“Unrestricted Subsidiary” means (a) Devco and its Subsidiaries, (b) any Subsidiary created or acquired by You or one of Your Subsidiaries in connection with or in contemplation of an Acquisition, one or more Acquisitions, (c) any Person (including any Subsidiary) acquired by (or the Stock of whom is acquired by) You or any of Your Subsidiaries, directly or indirectly, in connection with an Acquisition, (d) any Person (including any Subsidiary) in which You hold directly, or indirectly through a Subsidiary or a joint venture with any other Person, voting or economic equity interests, Stock or Indebtedness, or with whom You have entered into a lease, which Person is in the business of research, development, or production of renewable chemicals and fuels, specialty materials or animal feed, or (e) any Subsidiary of any Unrestricted Subsidiary.

“Us” has the meaning specified therefor in the second paragraph to this Agreement.

“Warrant Agreement” means the Warrant Agreement dated as of the date hereof between The Parties issued in connection with this Agreement.

“We” has the meaning specified therefor in the second paragraph to this Agreement.

“You” has the meaning specified therefor in the second paragraph to this Agreement.

“Your” has the meaning specified therefor in the second paragraph to this Agreement.

Any reference to “We”, “Us” or “Our” includes the successors and permitted assigns of TriplePoint Capital LLC. Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section”,

Gevo, Inc. – Loan Agreement	35

“subsection”, “Exhibit”, “Annex”, or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole, including all Exhibits, Annexes and Schedules, and not to any particular Section, subsection or other subdivision. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”, the word “or” is not exclusive and, except where otherwise indicated, has the inclusive meaning represented by the phrase “and/or”; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by this Agreement and the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP (except, in the case of any unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments), consistently applied. Notwithstanding any standard or rule to be adopted by the Federal Accounting Standards Board treating operating leases as capital leases after the date hereof, operating leases shall be treated under this Agreement and the other Loan Documents as they were at the time of the execution of this Agreement.

(Signature Pages to Follow)

Gevo, Inc. – Loan Agreement	36

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the day and year first above written.

BORROWER:	You:	GEVO, INC.

	By:	/s/ Patrick Gruber

	Print Name:	Patrick Gruber

	Title:	CEO

Accepted in Menlo Park, California:

LENDER:	Us:	TRIPLEPOINT CAPITAL LLC

	By:	/s/ Sajal Srivastava

	Print Name:	Sajal Srivastava

	Title:	Chief Operating Officer

[SIGNATURE PAGE TO PLAIN ENGLISH GROWTH CAPITAL LOAN AND SECURITY AGREEMENT]

PLAIN ENGLISH PROMISSORY NOTE

This is a Plain English Promissory Note dated August 6, 2010 (this “Promissory Note”), whereby for value received, GEVO, INC., hereby promises to pay to the order of TRIPLEPOINT CAPITAL LLC or the permitted holder of this Promissory Note, at 2755 Sand Hill Road, Ste. 150, Menlo Park, CA, 94025 or such other place of payment as the permitted holder of this Promissory Note may specify from time to time in writing, in lawful money of the United States of America, the principal amount of Five Million and No/100 Dollars ($5,000,000) together with interest at thirteen percent (13%) per annum from the date of this Promissory Note to maturity of each installment on the principal remaining unpaid, such principal and interest to be paid as stated on Page 1 and 2 of this Promissory Note and the amortization schedule attached as Schedule A. The words “We”, “Us”, and “Our”, refer to TRIPLEPOINT CAPITAL LLC. The words “You” and “Your” refers to GEVO, INC. and not to any individual. The words “The Parties” refers to each of and all of TRIPLEPOINT CAPITAL LLC and You.

This Promissory Note is one of the Promissory Notes referred to in, and is entitled to the benefits of, and is subject to the limitations set forth in, the Plain English Growth Capital Loan and Security Agreement, dated as of August 5, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and between You and Us. All capitalized terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

PROMISSORY NOTE INFORMATION

Each of the headings in the boxes below in this chart entitled “Promissory Note Information” shall be used as a defined term herein for the information contained in the same box as the heading.

Facility Name Growth Capital Loan Facility	Facility Number 0647-GC-02	Promissory Note Number 0647-GC-02-01	Principal Amount $5,000,000

Payment Amount Months 1-24 Interest Only as set forth in the attached amortization schedule; Months: 25-48: 238,095.04	Interim Payment $46,944.45

Loan Term 48 months	Interest Rate 13%	End of Term Payment $400,000

Funding Date August 6, 2010	First Payment Date September 1, 2010	Maturity Date August 31, 2014

CONTACT INFORMATION
Name TriplePoint Capital LLC	Address For Notices 2755 Sand Hill Rd., Ste. 150 Menlo Park, CA 94025 Tel: (650) 854-2090 Fax: (650) 854-1850	Contact Person Sajal Srivastava, COO Tel: (650) 233-2102 Fax: (650) 854-1850 email: legal@triplepointcapital.com

Customer Name Gevo, Inc.	Central Billing Address 345 Inverness Drive South Building C, Suite 310 Englewood, CO 80112	Contact Person Attn: General Counsel

In addition to Your final payment, You will pay Us the End of Term Payment (to be an amount equal to eight percent (8%) of the principal amount of this Promissory Note). Interest shall be computed daily on the basis of a year consisting of 360 days for the actual number of days occurring in the period for which such interest is payable. Any payments made under this Promissory Note shall not be available for re-borrowing.

The aggregate outstanding principal balance of this Promissory Note shall be due and payable in full in immediately available funds on the Maturity Date, if not sooner paid in full.

You waive presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law.

This Promissory Note has been negotiated and delivered to Us and is payable in the State of California. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

This Promissory Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Loan Agreement, including, without limitation, the Sections entitled “Successors and Assigns”, “Consent to Jurisdiction and Venue”, “Mutual Waiver of Jury Trial; Judicial Reference” and “Confidentiality” in Section 20 thereof.

[signature page follows]

2

This Promissory Note is subject to certain transferability restrictions set forth in the Loan Agreement. Any assignment of this Promissory Note that is prohibited by the Loan Agreement shall be absolutely void ab initio.

BORROWERS:

YOU:	GEVO, INC.

Signature:	/s/ Patrick Gruber

Print Name:	Patrick Gruber

Title:	CEO

3

Plain English Continuing Guaranty

This is a PLAIN ENGLISH CONTINUING GUARANTY (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”), dated as September 22, 2010, made by AGRI-ENERGY, LLC, a Minnesota limited liability company, in favor of TRIPLEPOINT CAPITAL LLC, a Delaware limited liability company.

The words “We,” “Us,” or “Our” refer to TriplePoint Capital LLC. The words “You” or “Your” refer to AGRI-ENERGY, LLC, not to any individual or natural Person. The words “the Parties” refer to both TriplePoint Capital LLC and AGRI-ENERGY, LLC.

RECITALS

A. We have entered into a Plain English Growth Capital Loan and Security Agreement with GEVO, INC., a Delaware corporation, (“Borrower”) dated August 5, 2010 (including all annexes, exhibits and schedules thereto, and as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which We have agreed to extend certain financial accommodations to or for the benefit of Borrower.

B. You and Borrower are engaged in an interrelated business enterprise with an identity of interests and have a direct or indirect organizational or business relationship with each other, such that the financing provided under the Loan Agreement will directly and indirectly benefit You.

C. We are willing to continue to extend the financial accommodations as provided in the Loan Agreement, but only upon the condition, among others, that You execute and deliver this Guaranty. You desire to unconditionally guaranty Borrower’s obligations to Us, as set forth in this Guaranty. To secure Your obligations under this Guaranty, You have executed with Us a Plain English Security Agreement, dated as of the date hereof (including all annexes, exhibits and schedules thereto, and as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1. Defined Terms; Certain Matters of Construction. All capitalized terms used herein without definitions shall have the respective meanings provided in the Loan Agreement. All terms not defined in the Loan Agreement that are defined in the UCC and used herein shall have the meanings provided in the UCC. Notwithstanding the foregoing, however, references to “You” and “Your” in terms that are defined in the Loan Agreement, shall mean and refer to You when such defined terms are used in this Guaranty. Any reference herein to the satisfaction, repayment, or payment in full of the Secured Obligations shall mean the repayment in full in cash or immediately available funds of all of the Secured Obligations (other than contingent indemnifications). Matters of construction established in the Loan Agreement shall be applied in this Guaranty as established in the Loan Agreement. In addition, the following shall have (unless otherwise provided elsewhere in this Guaranty) the following respective meanings:

1.1 The term “Collateral” as used herein, means “Collateral” as that term is defined in the Loan Agreement and “Collateral” as that term is defined in the Security Agreement.

1.2 The term “Loan Documents” as used herein, shall have the meaning ascribed thereto in the Loan Agreement.

1.3 The term “Secured Obligations” as used herein, means the “Secured Obligations” as that term is defined in the Loan Agreement.

1	PLAIN ENGLISH CONTINUING GUARANTY (AGRI-ENERGY)

1.4 The term “Termination Date” means the date on which the Secured Obligations (other than contingent indemnification Secured Obligations) have been paid in full in cash and We have no further commitment to provide Advances under the Loan Agreement.

2. The Guaranty.

2.1 Guaranty of Guaranteed Obligations. You unconditionally guarantee to Us, and each of Our successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the Secured Obligations of Borrower (such Secured Obligations of Borrower referred to as the “Guaranteed Obligations”). Notwithstanding any provision herein contained to the contrary, Your liability under this Guaranty shall be limited to an amount not to exceed the amount that could be claimed by Us without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, any right of contribution or indemnification that You may have. You agree that this Guaranty is a guaranty of payment and performance and not of collection, and that Your obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and, to the fullest extent permitted by applicable law, unaffected by, until the Termination Date:

(a) the genuineness, validity, regularity, enforceability or any future amendment of or change in this Guaranty, any other Loan Document or any other agreement, document or Instrument to which either You or Borrower is or may become a party;

(b) the absence of any action to enforce this Guaranty or any other Loan Document or the waiver or consent by Us with respect to any of the provisions thereof;

(c) the existence, value or condition of, or the failure to perfect Our Lien against, any Collateral for the Secured Obligations or any action, or the absence of any action, by Us in respect thereof (including the release of any such Collateral);

(d) Your or Borrower’s insolvency; or

(e) any other action or circumstance that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor until the Secured Obligations (other than unasserted contingent indemnification Secured Obligations) are paid in full in Cash;

it being agreed by You that Your obligations under this Guaranty shall not be discharged until the Termination Date. You shall be regarded, and shall be in the same position, as a principal obligor with respect to the Guaranteed Obligations. You agree that any notice or directive given at any time to Us that is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by Us, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless We have specifically agreed otherwise in writing. Each of the Parties acknowledges and agrees that the foregoing waivers are of the essence of the transaction contemplated by the Loan Documents and that, but for this Guaranty and such waivers, We would decline to enter into the Loan Agreement and the other Loan Documents.

2.2 Demand by Us. In addition to the terms of this Guaranty set forth in Section 2.1, and in no manner imposing any limitation on such terms, it is expressly understood and agreed by You that to the extent that, at any time, any of the Guaranteed Obligations become immediately due and payable, then the Guaranteed Obligations shall be immediately due and payable by You to Us without declaration, notice or demand. Your payments shall be made to Us in immediately available funds in lawful currency of the United States of America to an account designated by Us or at the address set forth herein for the giving of notice to Us or at any other address that may be specified in writing from time to time by Us, and shall be credited and applied to the Guaranteed Obligations.

2.3 Enforcement of Guaranty. We shall have no obligation to proceed against Borrower or any Collateral (although We may, at Our option, so proceed) before seeking satisfaction from You, and We may proceed, prior or subsequent to, or simultaneously with, the enforcement of Our rights hereunder, to exercise any right or remedy that We may have against any Collateral as a result of any Lien We may have as security for all or any portion of the Secured Obligations. A separate action or actions may be brought and prosecuted against You whether or not an action is brought against Borrower or Borrower is joined in any such action or actions.

2	PLAIN ENGLISH CONTINUING GUARANTY (AGRI-ENERGY)

2.4 Waiver. In addition to any other waivers contained herein, to the fullest extent permitted by applicable law, You waive, and agree that You shall not at any time insist upon, plead or in any other manner claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, that may delay, prevent or otherwise affect the performance by You of Your obligations under, or the enforcement by Us of, this Guaranty. You waive diligence, presentment and demand (whether for non payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Secured Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Secured Obligations, notice of adverse change in Borrower’s financial condition or any other fact that might increase the risk to You) with respect to any of the Secured Obligations or all other demands whatsoever and waive the benefit of all provisions of law that are or might be in conflict with the terms of this Guaranty. You represent, warrant and agree that, as of the date of this Guaranty, Your obligations under this Guaranty or the other Loan Documents to which You are a party, are not subject to any setoffs or defenses against Us or any other Person of any kind. You further agree that Your obligations under this Guaranty and the other Loan Documents to which You are a party, shall not be subject to any counterclaims, setoffs or defenses against Us or Borrower of any kind that may arise in the future other than the defense that such Secured Obligations (other than unasserted contingent indemnification Secured Obligations) have been paid in full in Cash.

2.5 Benefit of Guaranty. The provisions of this Guaranty are for the benefit of Us and Our successors, transferees, endorsees and permitted assigns, and nothing herein contained shall impair, as between You or Borrower, on the one hand, and Us, on the other hand, the Guaranteed Obligations of You or the Secured Obligations of Borrower under the Loan Documents. This Guaranty binds You, and You may not assign, transfer, or endorse this Guaranty except as consented to in writing by Us. In the event all or any part of the Secured Obligations are transferred, indorsed or assigned by Us to any Person or Persons in accordance with the Loan Agreement and the other Loan Documents, any reference to “We,” “Us,” or “Our” herein shall be deemed to refer equally to such Person or Persons.

2.6 Modification of Guaranteed Obligations. To the fullest extent permitted by applicable law, You acknowledge and agree that We may, at any time or from time to time until the Termination Date, with or without the consent of, or notice to, You:

(a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Secured Obligations;

(b) take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, in equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

(c) amend or modify, in any manner whatsoever, any of the Loan Documents;

(d) extend or waive the time for the performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under any of the Loan Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(e) take and hold Collateral for the payment of the Secured Obligations guaranteed or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which We have been granted a Lien, to secure any Secured Obligations, in each case as permitted by the Loan Documents;

(f) release any Person who may be liable in any manner for the payment of any amounts owed by You or Borrower to Us;

(g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of You or Borrower are subordinated to Our claims; or

(h) apply any sums paid by any Person and realized in any manner to any amounts owing by You or Borrower to Us in the manner provided in the Loan Agreement;

3	PLAIN ENGLISH CONTINUING GUARANTY (AGRI-ENERGY)

and You acknowledge and agree that We shall not incur any liability to You as a result of any of the foregoing, and no such action shall, unless expressly provided, impair or release Your Secured Obligations until the Secured Obligations (other than unasserted contingent indemnification Secured Obligations) are paid in full in Cash.

2.7 Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against You or Borrower for liquidation or reorganization, should You or Borrower become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Your or Borrower’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Us, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations and the terms of this Guaranty shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

2.8 Postponement of Subrogation, Etc. Notwithstanding anything to the contrary in this Guaranty, or in any other Loan Document, You:

(a) expressly and irrevocably postpone, on Your own behalf and on behalf of Your successors and assigns (including any surety), until the Termination Date, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of any claim against any Person and that You may have or hereafter acquire against Borrower in connection with or as a result of Your execution, delivery or performance of this Guaranty, or any other documents to which You are a party or otherwise; and

(b) acknowledge and agree that (i) this postponement is intended to benefit Us and shall not limit or otherwise affect Your liability hereunder or the enforceability of this Guaranty, and (ii) We and Our successors and permitted assigns are intended third party beneficiaries of the postponements and agreements set forth in this Section 2.8.

2.9 Election of Remedies. If We may, under applicable law, proceed to realize benefits under any of the Loan Documents giving Us a Lien upon any Collateral owned by You or Borrower, either by judicial foreclosure or by nonjudicial sale or enforcement, then We may, at Our sole option, determine which of Our remedies or rights We may pursue without affecting any of such rights and remedies under this Guaranty. If, in the exercise of any of Our rights and remedies, We shall forfeit any of Our rights or remedies, including Our right to enter a deficiency judgment against You or Borrower, whether because of any applicable laws pertaining to “election of remedies” or the like, You, to the fullest extent permitted by applicable law, consent to such action by Us and waive any claim based upon such action, even if such action by Us shall result in a full or partial loss of any rights of subrogation that You might otherwise have had but for such action by Us. Any election of remedies that results in the denial or impairment of Our right to seek a deficiency judgment against You or Borrower shall not impair Your obligation to pay the full amount of the Guaranteed Obligations. In the event We shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, We may bid all or less than the amount of the Secured Obligations and the amount of such bid need not be paid by Us but shall be credited against the Guaranteed Obligations. The amount of the successful bid at any such sale shall be conclusively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Guaranteed Obligations shall be conclusively deemed to be the amount of the Guaranteed Obligations guaranteed under this Guaranty.

2.10 Subordination.

(a) You agree that, until the Termination Date, all indebtedness of Borrower to You, including any and all present and future indebtedness regardless of its nature or manner of origination now or hereafter to become due and owing by Borrower to You (collectively, the “Subordinated Indebtedness”), are subordinated and shall be inferior, in all respects, to the Secured Obligations.

(b) In no circumstance shall any Subordinated Indebtedness be entitled to any collateral security; provided, that in the event any such collateral security exists, You agree that any now existing or

4	PLAIN ENGLISH CONTINUING GUARANTY (AGRI-ENERGY)

hereafter arising Lien upon any of the assets of Borrower in favor of You, whether created by contract, assignment, subrogation, reimbursement, indemnity, operation of law, principles of equity or otherwise, shall be junior and inferior to, and is subordinated in priority to any now existing or hereafter arising Liens in favor of Us or in and against the Collateral, regardless of the time, manner or order of creation, attachment or perfection of the respective Liens.

(c) From and after the occurrence and during the continuation of an Event of Default, You shall not assert, collect, accept payment on or enforce any of the Subordinated Indebtedness or take collateral or other security to secure payment of the Subordinated Indebtedness until the Termination Date. From and after the occurrence and during the continuation of an Event of Default, You shall not demand payment of, accelerate the maturity of, or declare a default or event of default under the Subordinated Indebtedness until the Termination Date. From and after the occurrence and during the continuation of an Event of Default, You shall not cause or permit Borrower to make or give, and You shall not receive or accept, payment in any form (whether direct or indirect, including by transfer to an Affiliate or Subsidiary of Borrower, to You) on account of the Subordinated Indebtedness, make any transfers in respect of the Subordinated Indebtedness without the express prior written consent of Us (which consent may be withheld for any reason in Our sole discretion), or give any collateral security for the Subordinated Indebtedness. You agree that any payment, transfer, or collateral security so made or given by Borrower and received or accepted by You, in violation of this Guaranty, without Our express prior written consent, shall be held in trust by You for Our account, and You shall immediately turn over, in kind, any such payment to Us for application in reduction of, or (in the case of property other than cash) as security for, Your obligations hereunder.

3. Deliveries. You shall deliver to Us, concurrently with the execution of this Guaranty and in a form reasonably satisfactory to Us, the Loan Documents and other Instruments, certificates and documents as are expressly required to be delivered by You to Us under the Loan Agreement and Security Agreement.

4. Representations and Warranties. To induce Us to continue to extend the financial accommodations under the Loan Agreement, You make, on the date hereof, the representations and warranties contained in the Security Agreement, each of which is incorporated herein by reference (with each reference to “You” or “Your” therein to be given the meaning assigned to such terms herein), and the following representations and warranties to Us, each and all of which shall survive the execution and delivery of this Guaranty Agreement.

4.1 Organizational Existence. You have the requisite organizational power and authority to execute, deliver and perform this Guaranty and Your obligations hereunder.

4.2 Enforceable Guaranteed Obligations. This Guaranty has been duly executed and delivered for Your benefit or on Your behalf, and each constitutes Your legal, valid and binding obligation, enforceable against You in accordance with its terms.

5. Further Assurances. You agree, upon Our written request, to execute and deliver to Us, from time to time, any additional Instruments or documents reasonably considered necessary by Us to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

6. Payments Free and Clear of Taxes. All payments required to be made by You hereunder shall be made to Us free and clear of, and without deduction for, any and all present or future taxes (other than Excluded Taxes). You agree that if You shall be required by law to deduct any taxes (other than Excluded Taxes) from or in respect of any sum payable hereunder, (a) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6) We receive an amount equal to the sum We would have received had no such deductions been made, (b) You shall make such deductions, and (c) You shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Without limiting the generality of Section 22 of the Security Agreement, You agree to pay, and to hold Us harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales, or other similar taxes (excluding taxes (including, without limitation, Excluded Taxes) imposed on or measured by Our net income) that may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Guaranty, except for any delays or actions caused by Our gross negligence or willful misconduct.

7. Waivers Under Statutes. You Make the Following Additional Waivers: YOU WAIVE ALL RIGHTS AND DEFENSES THAT YOU MAY HAVE BECAUSE THE GUARANTEED OBLIGATIONS MAY

5	PLAIN ENGLISH CONTINUING GUARANTY (AGRI-ENERGY)

BECOME SECURED BY REAL PROPERTY. THIS MEANS, AMONG OTHER THINGS, THAT: (a) WE MAY COLLECT FROM YOU WITHOUT FIRST FORECLOSING ON ANY REAL OR PERSONAL PROPERTY COLLATERAL; AND (b) IF WE FORECLOSE ON ANY REAL PROPERTY COLLATERAL: (i) THE AMOUNT OF THE GUARANTEED OBLIGATIONS MAY BE REDUCED ONLY BY THE PRICE FOR WHICH THAT COLLATERAL IS SOLD AT THE FORECLOSURE SALE, EVEN IF THE COLLATERAL IS WORTH MORE THAN THE SALE PRICE; AND (ii) WE MAY COLLECT FROM YOU EVEN IF WE, BY FORECLOSING ON THE REAL PROPERTY COLLATERAL, HAVE DESTROYED ANY RIGHT YOU MAY HAVE TO COLLECT FROM BORROWER. THIS IS AN UNCONDITIONAL AND IRREVOCABLE WAIVER OF ANY RIGHTS AND DEFENSES YOU MAY HAVE BECAUSE BORROWER’S SECURED OBLIGATIONS MAY BECOME SECURED BY REAL PROPERTY. THESE RIGHTS AND DEFENSES INCLUDE, BUT ARE NOT LIMITED TO, ANY RIGHTS OR DEFENSES BASED UPON SECTIONS 580a, 580b, 580d OR 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE (“CCP”). IN ADDITION, YOU WAIVE ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY US, EVEN THOUGH THAT ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR A GUARANTEED OBLIGATION, HAS DESTROYED YOUR RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST THE PRINCIPAL BY THE OPERATION OF SECTION 580d OF THE CCP OR OTHERWISE.

8. Additional Waivers.

8.1 Until the Termination Date, You waive any and all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to You by reason of California Civil Code Sections 2787 to 2855, inclusive, Sections 2899 and 3433, or other statutory or decisional law. This means, among other things, that to the fullest extent permitted by applicable law:

(a) You waive and will be unable to raise any defense based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;

(b) You waive and will be unable to raise any defense based upon any statute or rule of law that provides that a creditor may be required to pursue the principal obligor or the security for the principal obligation before seeking enforcement against a surety or security pledged by the surety;

(c) You waive and will be unable to raise any defense based upon any statute or rule of law that provides that a surety’s obligations may be limited or exonerated by reason of the creditor’s alteration of the principal obligation or of another surety, or by reason of the impairment or suspension of the creditor’s rights or remedies against the principal, another surety, or any security given for the principal obligation or given for other sureties;

(d) You waive and will be unable to claim any right to participate in, or the benefit of, any security given for the principal obligation now or hereafter held by Us; and

(e) subject to Section 2.8, You waive and will be unable to claim any right of subrogation and any right to enforce any remedy that We may have against Borrower.

8.2 You waive any defense based upon any lack of authority of the officers, directors, managers, partners or agents acting or purporting to act on behalf of Borrower or any principal of Borrower or any legal disability or defect in the formation of Borrower.

8.3 You waive any defense based upon the application by Borrower of the proceeds of any loan provided under the Loan Agreement for purposes other than the purposes represented by Borrower to Us or intended or understood by Us or You.

8.4 You waive the benefit of any statute of limitations affecting Your liability hereunder or the enforcement hereof, and You further agree that any act or event that tolls any statute of limitations applicable to the Secured Obligations of Borrower shall similarly operate to toll the statute of limitations applicable to Your liability hereunder.

9. Agreement to Subordinate. We hereby agree that if (a) all of the Secured Obligations (as defined in the below defined Agri-Energy Loan Agreement) under that certain Plain English Growth Capital Loan and Security Agreement dated as of August 5, 2010 by and among You, Gevo Development, LLC, and Us (as the same

6	PLAIN ENGLISH CONTINUING GUARANTY (AGRI-ENERGY)

may be amended, restated, supplemented or otherwise modified from time to time, the “Agri-Energy Loan Agreement”), are repaid in full in Cash (other than contingent indemnification obligations thereunder), (b) You incur new Indebtedness (“New Indebtedness”) provided by another lender (the “New Lender”), and (c) the Guaranteed Obligations hereunder are outstanding, then We agree to provide for the payment subordination of the Guaranteed Obligations to the New Indebtedness and a subordination of Our Liens in the Collateral (as defined in the Plain English Security Agreement dated of the date hereof by and among You and Us) to the Liens securing the New Indebtedness pursuant to a subordination and intercreditor agreement with such New Lender in form and substance reasonably acceptable to Us and the New Lender. We acknowledge that You would not have entered into this Guaranty without receiving the agreements provided by Us to You under this Section 8.

10. Other Terms.

10.1 Entire Agreement. This Guaranty, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a guaranty of the loans and advances under the Loan Documents or the Guaranteed Obligations.

10.2 Headings. The headings in this Guaranty are for convenience of reference only and are not part of the substance of this Guaranty.

10.3 Severability. Whenever possible, each provision of this Guaranty shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

10.4 Notices. Any notice, request or other communication to any of the Parties by any other, in respect of this Guaranty, the Security Agreement or any other Loan Document, will be given in writing and deemed received upon the earliest of (a) actual receipt, (b) three days after mailing if mailed postage prepaid by regular or airmail to Us or You, at the addresses set out below, or (c) one day after it is sent by courier or overnight delivery:

You:

Agri-Energy, LLC

c/o Gevo, Inc.

345 Inverness Drive South

Building C, Suite 310

Englewood, CO 80112

Attention: General Counsel

with a copy to:

Paul, Hastings, Janofsky & Walker LLP

4747 Executive Drive, 12th Floor

San Diego, California 92121

Attention: Deyan P. Spiridonov, Esq.

Us:	TriplePoint Capital LLC 2755 Sand Hill Road, Suite 150 Menlo Park, CA 94025 Telephone: (650) 854-2090 Facsimile: (650) 854-1850 Attention: Sajal Srivastava, COO Email: legal@triplepointcapital.com

7	PLAIN ENGLISH CONTINUING GUARANTY (AGRI-ENERGY)

We may change Our address for notices by notice to You, and You may change Your address for notices by giving notice to Us, in each case given in accordance with this Section 9.4.

10.5 Successors and Assigns. You agree that this Guaranty and all Your obligations hereunder shall be binding upon Your successors and assigns (including a trustee or debtor-in-possession on Your behalf) and shall, together with Our rights and remedies hereunder, inure to Our benefit, all future permitted holders of any Instrument evidencing any of the Secured Obligations and their respective successors and assigns permitted under the Loan Agreement. Except as otherwise permitted under the Loan Agreement and the other Loan Documents, no sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or Instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner materially affect Our rights hereunder. You may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Guaranty.

10.6 No Waiver; Cumulative Remedies; Amendments. We shall not by any act, delay, omission or otherwise be deemed to have waived any of Our rights or remedies hereunder, and no waiver shall be valid unless in a writing signed by Us and then only to the extent therein set forth. A waiver by Us of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that We would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on Our part any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Guaranty may be waived, altered, modified, supplemented or amended except by an instrument in writing duly executed by Us and You.

10.7 Termination. This Guaranty is a continuing guaranty and shall remain in full force and effect until the Termination Date, and on such date, shall automatically terminate. On the Termination Date, We shall execute and deliver to You such documents and instruments as You may reasonably request to evidence such termination.

10.8 Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall collectively and separately constitute one and the same agreement. This Guaranty may be executed and delivered by facsimile or transmitted electronically in either Tagged Image Format Files (“TIFF”) or Portable Document Format (“PDF”) and, upon such delivery, the facsimile, TIFF or PDF signature, as applicable, will be deemed to have the same effect as if the original signature had been delivered to the other party.

10.9 Consent To Jurisdiction And Venue. All judicial proceedings arising in or under or related to this Guaranty, the Security Agreement or any of the other Loan Documents may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in San Mateo County, State of California; (b) waives any objection as to jurisdiction or venue in San Mateo County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Guaranty, the Security Agreement or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Guaranty shall be effective if given in accordance with the requirements for notice set forth in this Section, and shall be deemed effective and received as set forth therein. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any party to bring proceedings in the courts of any other jurisdiction.

10.10 Mutual Waiver Of Jury Trial; Judicial Reference. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the Parties wish applicable state and federal laws to apply (rather than arbitration rules), the Parties desire that their disputes be resolved by a judge applying such applicable laws. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES SPECIFICALLY WAIVES ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY YOU AGAINST US OR OUR ASSIGNEE OR BY US OR OUR ASSIGNEE AGAINST YOU. IN THE EVENT THAT THE FOREGOING JURY TRIAL WAIVER IS NOT ENFORCEABLE, ALL CLAIMS, INCLUDING ANY AND

8	PLAIN ENGLISH CONTINUING GUARANTY (AGRI-ENERGY)

ALL QUESTIONS OF LAW OR FACT RELATING THERETO, SHALL, AT THE WRITTEN REQUEST OF ANY PARTY, BE DETERMINED BY JUDICIAL REFERENCE PURSUANT TO THE CALIFORNIA CODE OF CIVIL PROCEDURE (“REFERENCE”). THE PARTIES SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE. IN THE EVENT THAT THE PARTIES CANNOT AGREE UPON A REFEREE, THE REFEREE SHALL BE APPOINTED BY THE COURT. THE REFEREE SHALL REPORT A STATEMENT OF DECISION TO THE COURT. NOTHING IN THIS SECTION SHALL LIMIT THE RIGHT OF ANY PARTY AT ANY TIME TO EXERCISE LAWFUL SELF-HELP REMEDIES, FORECLOSE AGAINST COLLATERAL OR OBTAIN PROVISIONAL REMEDIES. THE PARTIES SHALL BEAR THE FEES AND EXPENSES OF THE REFEREE EQUALLY UNLESS THE REFEREE ORDERS OTHERWISE. THE REFEREE SHALL ALSO DETERMINE ALL ISSUES RELATING TO THE APPLICABILITY, INTERPRETATION, AND ENFORCEABILITY OF THIS SECTION. THE PARTIES ACKNOWLEDGE THAT THE CLAIMS WILL NOT BE ADJUDICATED BY A JURY. THIS WAIVER EXTENDS TO ALL SUCH CLAIMS, INCLUDING CLAIMS THAT INVOLVE PERSONS OTHER THAN ANY OF YOU AND US; CLAIMS THAT ARISE OUT OF OR ARE IN ANY WAY CONNECTED TO THE RELATIONSHIP BETWEEN YOU AND US; AND ANY CLAIMS FOR DAMAGES, BREACH OF CONTRACT, SPECIFIC PERFORMANCE, OR ANY EQUITABLE OR LEGAL RELIEF OF ANY KIND, ARISING OUT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT.

11. Security: Termination of Security Agreement. To secure payment of Your obligations under this Guaranty, concurrently with the execution of this Guaranty, You have entered into, among other things, the Security Agreement pursuant to which You have granted to Us a first-priority continuing Lien (subject only to Permitted Liens) on all the Collateral listed therein. The Security Agreement may be terminated pursuant to the terms of the Security Agreement, and effective immediately upon such termination, Your payment obligations under this Guaranty shall no longer be secured by the Security Agreement.

[Remainder of Page Intentionally Left Blank]

9	PLAIN ENGLISH CONTINUING GUARANTY (AGRI-ENERGY)

IN WITNESS WHEREOF, the Parties have executed and delivered this Guaranty as of the date first above written.

“You”

AGRI-ENERGY, LLC

By:	/s/ David Glassner
Name:	David Glassner
Title:	President

“We”

TRIPLEPOINT CAPITAL LLC

By:	/s/ Sajal Srivastava
Name:	Sajal Srivastava
Title:	Chief Operating Officer

10	PLAIN ENGLISH CONTINUING GUARANTY (AGRI-ENERGY)

PLAIN ENGLISH SECURITY AGREEMENT

This is a PLAIN ENGLISH SECURITY AGREEMENT dated as of September 22, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) by and among AGRI-ENERGY, LLC, a Minnesota limited liability company, as guarantor (“Guarantor”), and TRIPLEPOINT CAPITAL LLC, a Delaware limited liability company, as secured party.

The words “We,” “Us,” and “Our” refer to TRIPLEPOINT CAPITAL LLC (and its successors and permitted assigns). The words “You” and “Your” refer to AGRI-ENERGY, LLC., not to any individual or natural Person. The words “The Parties” refers to TRIPLEPOINT CAPITAL LLC and AGRI-ENERGY, LLC.

The Parties agree to the following mutual agreements and conditions listed below:

RECITALS

A. You have executed the Plain English Continuing Guaranty of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) as a condition to Us continuing to provide financial accommodations under a Plain English Growth Capital Loan and Security Agreement, dated as of August 5, 2010 (including all annexes, exhibits and schedules thereto, and as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) with Gevo, Inc., a Delaware corporation (“Borrower”).

B. You and Borrower are engaged in an interrelated business enterprise with an identity of interests and have a direct or indirect entity or business relationship with each other, and accordingly the financing provided under the Loan Agreement will directly and indirectly benefit You.

C. It is a condition precedent to Our continuing to make any loans or provide any other financial accommodations to Borrower under the Loan Agreement that You execute and deliver to Us a security agreement in substantially the form hereof.

D. You have advised Us that You desire to grant a security interest in Your assets and properties listed herein as “Collateral”.

AGREEMENT

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, The Parties agree as follows:

1. Definitions. All capitalized terms used herein without definitions shall have the respective meanings provided in the Loan Agreement. All terms not defined in the Loan Agreement that are defined in the UCC and used herein shall have the meanings provided in the UCC. Notwithstanding the foregoing, however, references to “You” and “Your” in terms that are defined in the Loan Agreement, shall mean and refer to You when such defined terms are used in this Agreement. Any reference herein to the satisfaction, repayment, or payment in full of the Secured Obligations shall mean the repayment in full in cash or immediately available funds of all of the Secured Obligations (other than contingent indemnifications). Matters of construction established in the Loan Agreement shall be applied in this Agreement as established in the Loan Agreement. In addition, the following shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings:

1.1 The term “Secured Obligations”, as used herein, means all of Your indebtedness, obligations and liabilities to Us, individually or collectively, whether direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising, and including such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership or reorganization by or against You, under or in respect of the Guaranty, this Agreement or any of the other Loan Documents, as the same may from time to time be amended, modified, supplemented or restated, whether or not such obligations are secured.

1.2 The term “Heartland Credit Agreement”, as used herein, means that certain Credit Agreement dated as of July 17, 2006, by and among Agri-Energy, LLC, CORN-ER Stone Farmers’ Cooperative, Agri-Energy Limited Partnership, Corn-er Stone Ethanol Management, Inc., and Wisconsin Community Bank, Heartland Business Bank Branch, as amended, restated, supplemented and otherwise modified from time to time.

1.3 The term “Heartland Loan Documents”, as used herein, means the Heartland Credit Agreement and the agreement, documents and instruments executed in connection therewith, as such documents many be amended, restated, supplemented or otherwise modified from time to time.

1.4 The term “Loan Documents” has the meaning specified therefor in the Loan Agreement.

1.5 The term “Merger Event”, as used herein, means (a) any reorganization, consolidation or merger (or similar transaction or series of transactions) by You, with or into any other Person; (b) any transaction, including the sale or exchange of outstanding shares of Your capital Stock, in which the holders of such outstanding capital Stock of the affected corporation immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain capital Stock representing at least 50% of the voting power of the surviving entity of such transaction or series of related transactions (or the parent entity of such surviving entity if such surviving entity is wholly owned by such parent entity), in each case without regard to whether You are the surviving entity, or (c) the sale, license or other disposition of all or substantially all of Your assets.

1.6 The term “Parents”, as used herein, means, collectively, Gevo, Inc. and Gevo Development, LLC, and “Parent” means any one of them.

1.7 The term “Permitted Disposition”, as used herein, means (a) sales, abandonment, or other dispositions of Equipment that is substantially worn, damaged, or obsolete or no longer used or no longer useful in the ordinary course of business and leases or subleases of real property no longer used or no longer useful in the conduct of the business of You and Your Subsidiaries; (b) sales of Inventory to buyers in the ordinary course of business; (c) the use or transfer of Cash or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (d) (i) non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights or (ii) non-perpetual exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights with respect to geographic area, fields of use and customized products for specific customers that would not result in a transfer of title of the licensed property under applicable law, all given in the ordinary course of Your business; (e) the granting of Permitted Liens; (f) the sale, assignment, transfer, disposition, or discount, in each case without recourse, of Accounts arising in the ordinary course of business, but only in connection with the compromise or collection thereof; (g) any involuntary loss, damage or destruction of property; (h) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property; (i) the leasing or subleasing of assets of You or Your Subsidiaries in the ordinary course of business; (j) the sale or issuance of Stock of a Parent; (k)(i) the lapse of registered patents, trademarks, copyrights and other intellectual property of You and Your Subsidiaries to the extent not economically desirable in the conduct of or material to their business, or (ii) the abandonment of patents, trademarks, copyrights, or other intellectual property rights in the ordinary course of business that are not material to Your business; (l) the making of a Permitted Investment; (m) the making of a Permitted Intercompany Advance; (n) dispositions of assets in exchange or trade in for similarly valued assets so long as the assets so received by You or Your Subsidiaries have a fair market value that is reasonably equivalent to the fair market value of the assets so disposed by You or Your Subsidiaries; provided that if such assets are material to Your business, they are exchanged or traded for similar assets that are used for a similar purposes, and provided further, however, that nothing in this clause (n) shall prevent You or Your Subsidiaries from receiving or paying cash consideration in connection with the disposition of assets in exchange for similarly valued assets contemplated by this clause (n); (o) dispositions of assets in exchange for, or replaced by, an upgrade or a new model of such asset; provided, however, that nothing in this clause (o) shall require the same brand, type or kind of asset to be purchased as the asset being exchanged or replaced in order for this clause (o) to be applicable so long the new asset is used for a similar purpose; (p) the disposition of assets in connection with the Retrofit in accordance with the Retrofit Plan; and (q) dispositions of assets in connection with maintenance and updating of the facility for fair market value, and (r) sales or dispositions of assets not otherwise permitted by the foregoing clauses so long as the aggregate fair market value of all such assets disposed of in any fiscal year (including the proposed disposition) would not exceed $500,000.

1.8 The term “Permitted Indebtedness”, as used herein, means (a) Indebtedness of any of You in favor of Us; (b) Indebtedness existing at the Execution Date and disclosed on Schedule II; (c) Indebtedness incurred for the acquisition of services, supplies or inventory on normal trade credit in the ordinary course of business; (d) Permitted Intercompany Advances; (e) Subordinated Indebtedness; (f) Permitted Purchase Money Indebtedness; (g) Indebtedness consisting of (i) unsecured guarantees arising with respect to customary indemnification obligations to purchasers in connection with Permitted Dispositions and (ii) unsecured guarantees with respect to Indebtedness of You or Your Subsidiaries, to the extent that the Person that is obligated under such guaranty could have incurred such underlying Indebtedness; (h) endorsement of instruments or other payment items for deposit in the ordinary course of business; (i) Indebtedness incurred in the ordinary course of business under performance, surety, statutory, and appeal bonds; (j) Indebtedness owed to any Person providing property, casualty, liability, or other insurance to You or Your Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year, (k) unsecured Indebtedness incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the ordinary course of business; (l) unsecured Indebtedness of You or Your Affiliates owing to employees, former employees, officers, former officers, directors, or former directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the redemption by You or Your Affiliates of the Stock of You or Your Affiliates that has been issued to such Persons, so long as (i) no Event of Default has occurred and is continuing or would immediately result from the incurrence of such Indebtedness, (ii) the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $100,000 and (iii) such Indebtedness is subordinated in right of payment to the Indebtedness and other obligations under the Loan Documents on terms and conditions reasonably acceptable to Us; (m) Indebtedness composing Permitted Investments; (n) Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”), in each case, incurred in the ordinary course of business provided the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $200,000; (o) accrual of interest on Indebtedness otherwise permitted under Section 12, accretion or amortization of original issue discount with respect to Indebtedness otherwise permitted under Section 12 or Indebtedness incurred as a result of payment of interest in kind on Indebtedness otherwise permitted under Section 12, to the extent that such interest or original issue discount accrues pursuant to the documents evidencing such Indebtedness as in effect at the time when such Indebtedness is initially incurred; (p) any other unsecured Indebtedness incurred by You or any of Your Subsidiaries in an aggregate outstanding amount not to exceed $100,000 at any one time; (q) to the extent either (i) existing on the date that the Agri-Energy Acquisitions are consummated (after giving effect to the Agri-Energy Acquisitions) or (ii) entered into in the ordinary course of business, deferred payment contracts for the purchase of corn; (r) Indebtedness under the Working Capital Loan Facility so long as the aggregate outstanding principal amount thereof does not at any time exceed Two Million Eight Hundred Thousand Dollars ($2,800,000); (s) the incurrence by You or Your Subsidiaries of Indebtedness under hedge agreements that are entered into for the bona fide purpose of hedging the interest rate or commodity risk associated with You and Your Subsidiaries’ operations in the ordinary course of business and not for speculative purposes; (t) Indebtedness in respect of or Cash Management Services in each case, incurred in the ordinary course of business, (u) Indebtedness in the form of letters of credit issued to Your utility providers in the ordinary course of business as deposits to secure performance of Your obligations to such utility providers; (v) Indebtedness under the “Loan Documents” (as such term is defined in the Agri-Energy Loan Agreement); (w) Indebtedness secured by the Lien permitted pursuant to clause (v) of the definition of Permitted Lien; and (x) extensions, refinancings, modifications, amendments and restatements of any item of Permitted Indebtedness (a) though (w) above, provided that the principal amount thereof is not increased.

1.9 The term “Permitted Intercompany Advances”, as used herein, means loans or advances made by (a)(i) You to Parent, and (iii) Parent to You; and (b) a non-borrower Affiliate of Parent to You.

1.10 The term “Permitted Investment”, as used herein, means (a) Investments that are in existence on the Execution Date and described on Schedule III; (b) Investments in Cash and Cash Equivalents; (c) so long as no Event of Default has occurred and is continuing, temporary advances to employees to cover incidental expenses to be incurred in the ordinary course of business, in an aggregate outstanding amount not to exceed $50,000 at any time; (d) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and/or in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; (e) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business; (f) advances made in connection with purchases of goods or services in the ordinary course of business; (g) guarantees permitted under the definition of Permitted Indebtedness; (h) Permitted Intercompany Advances; (i) Stock or securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a You or Your Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims; (j) deposits of Cash made in the ordinary course of business to secure performance of operating leases, (k) non-Cash loans and advances to employees, officers, and directors of You or any of Your Subsidiaries for the purpose of purchasing Stock in a Parent so long as the proceeds of such loans are used in their entirety to purchase such Stock interest in a Parent in an aggregate amount not to exceed $100,000 at any one time, and (ii) so long as no Event of Default has occurred and is continuing, temporary loan and advances to employees and officers of You or any of Your Subsidiaries to cover incidental expenses to be incurred in the ordinary course of business and in an aggregate amount not to exceed $50,000 at any one time; (l) the transactions permitted pursuant this Agreement and/or the other Loan Documents; (m) advances and prepayments to non-Affiliate suppliers of goods and services in the ordinary course of business and consistent with past practice; (n) equity Investments by You in any of Your Subsidiaries which is required by law to maintain a minimum net capital requirement or as may be otherwise required by applicable law; (o) Investments in the form of capital contributions and the acquisition of Stock interest made by a Parent or any other borrower hereunder in any other borrower hereunder (other than capital contributions to or the acquisition of Stock of a Parent); (p) the Agri-Energy Acquisitions; (q) Investments resulting from entering into agreements relative to Indebtedness that is permitted under clause (n), clause (s) and/or clause (u) of the definition of Permitted Indebtedness; and (r) other Investments in an aggregate amount not to exceed $50,000 outstanding at any time during the term of the Agreement.

1.11 The term “Permitted Liens”, as used herein, means any and all of the following: (a) Liens in Our favor; (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided that such Liens do not have priority over any of Our Liens and You maintain adequate reserves in accordance with GAAP; (c) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords, laborers, suppliers and other like Persons arising in the ordinary course of Your business and imposed without action of such Persons, provided that the payment thereof is not yet required or is being contested in good faith by appropriate proceedings; (d) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (e) the following deposits, to the extent made in the ordinary course of You or Your Subsidiaries’ business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (f) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; (g) intentionally deleted; (h) Liens in favor the Working Capital Lender arising under the Working Capital Loan Facility on Accounts, Inventory and identifiable cash proceeds thereof residing in a lockbox deposit account associated therewith; (i) Liens existing at the Execution Date and disclosed on Schedule IV; (j) the interests of lessors and sub-lessors under operating leases and non-exclusive licensors and sub-licensors under license agreements; (k) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the asset purchased, acquired or leased and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired or any refinancing Indebtedness in respect thereof; (l) with respect to any real property, easements, rights of way, zoning restrictions, covenants, conditions, and restrictions of record, minor title defects, encroachments or matters that would be disclosed in an accurate survey and other similar encumbrances or charges, in each case that do not materially interfere with or impair the use or operation thereof; (m) licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business; (n) Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness; (o) Liens granted in the ordinary course of business on the unearned portion of insurance premiums and dividends, rebates and proceeds thereunder securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness; (p) rights of setoff or bankers’ liens upon deposits of Cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business; (q) Liens on Cash and Cash Equivalents that secure Cash Management Services; (r) Liens on Cash and Cash Equivalents that secure Indebtedness permitted pursuant to clause (s) of the definition of Permitted Indebtedness so long as such Cash and Cash Equivalents securing such obligations are limited to the greater of (i) ten percent (10%) of the hedged amount or (ii) such other amount as may be required by the regulated exchange, such as the Chicago Board of Trade, and Your existing brokers in connection with such hedging arrangement; (s) Liens that secure Subordinated Indebtedness; (t) Liens that secure Indebtedness permitted pursuant to clause (r) of the definition of Permitted Indebtedness and subject to an intercreditor agreement acceptable to Us; (u) other Liens as to which the aggregate amount of the obligations secured thereby does not exceed $100,000; (v) Cash collateral securing Your reimbursement obligations in connection with letters of credit issued to landlords in lieu of security deposits not to exceed $100,000 in the aggregate at any time in which You have used commercially reasonable efforts to provide Us with a subordinated security interest in the Collateral securing such letters of credit; (w) Liens granted by You to secure Indebtedness under the Agri-Energy Loan Agreement and the documents, agreements and instruments related thereto; and (x) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in the foregoing clauses, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

1.12 The term “Permitted Purchase Money Indebtedness”, as used herein, means, as of any date of determination, Purchase Money Indebtedness incurred after the date that that Agri-Energy Acquisitions are consummated in an aggregate principal amount outstanding at any one time not in excess of $1,000,000.

1.13 The term “Purchase Money Indebtedness”, as used herein, means Indebtedness (other than the obligations under the Loan Documents, but including Capitalized Lease Obligations), incurred at the time of, or within ninety (90) days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

1.14 The term “Retrofit Plan”, as used herein, means the engineering and operational construction plan for the Retrofit as approved by Your board of governors.

1.15 The term “Subordinated Indebtedness” as used herein, means Indebtedness (a) on terms and conditions reasonably satisfactory to Us and (b) subordinated to the Secured Obligations on terms and conditions reasonably acceptable to Us, including without limiting the generality of the foregoing, subordination of such Indebtedness in right of payment to the prior payment in full of the Secured Obligations (other than unasserted contingent indemnification Secured Obligations), the subordination of the priority of any Lien at any time securing such Indebtedness to Our Liens in Your assets and properties, and the subordination of the rights of the holder of such Indebtedness to enforce its junior Lien following an Event of Default hereunder pursuant to a written subordination agreement in form and substance reasonably satisfactory to Us. Notwithstanding the forgoing, subject to subsection (b) in this paragraph only, Indebtedness in an aggregate amount up to 50% of the amount required for the Retrofit shall constitute Subordinated Indebtedness.

1.16 The term “Termination Date”, as used herein, means the date on which the Secured Obligations (other than contingent indemnification Secured Obligations) have been paid in full in cash and We have no further commitment to provide Advances under the Loan Agreement.

1.17 The term “Working Capital Lender”, as used herein, has the meaning ascribed thereto in the definition of “Working Capital Loan Facility”.

1.18 The term “Working Capital Loan Facility”, as used herein, means a revolving line of credit provided by a bank, commercial lender, or other financial institution or entity regularly engaged in the business of lending money (excluding venture capital, investment banking or similar institutions which sometimes engage in lending activities but which are primarily engaged in investments in equity securities) (each, a “Working Capital Lender”), pursuant to which such Working Capital Lender makes advances based on the value of Your Accounts and/or Inventory and Your obligations thereunder are secured by, and limited to, a security interest in the Accounts, Inventory, other related assets, and the identifiable cash proceeds thereof residing in an associated lockbox deposit account.

2. Grant of Security Interest. You hereby grant to Us, to secure the payment and performance in full of all of the Secured Obligations, a continuing security interest in and Lien (subject only to Permitted Liens) upon all of Your right, title and interest in each of the following, whether now owned or hereafter acquired and wherever located:

ð	All Receivables;

ð	All Equipment;

ð	All Fixtures;

ð	All General Intangibles;

ð

All registered Intellectual Property listed on Schedule I hereto, other than any United States intent-to-use trademark applications until such time as a verified statement of use with respect thereto has been filed with the United States Patent and Trademark Office;

ð	All Inventory;

ð	All Investment Property;

ð	All Deposit Accounts;

ð	All Cash;

ð	All commercial tort claims, if any, as listed on Schedule I;

ð	All Goods, whether now or hereinafter owned or existing, leased, consigned by or to or acquired and wherever located; and

ð

To the extent not otherwise included, all Proceeds of Stock owned by Guarantor and each of the foregoing and all accessions to, substitutions and replacements for, rents, profits, and products of each of the foregoing.

All the above listed items will be collectively called the “Collateral”.

Notwithstanding anything contained in this Agreement to the contrary, the term “Collateral” shall not include: (i) any rights or interest in any contract, lease, permit, license, charter or license agreement covering real or personal property of Guarantor if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the grant of a Lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, charter or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been obtained (provided, that, (A) the foregoing exclusions of this clause (i) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is unenforceable under Section 9-406, 9-407, 9-408, or 9-409 of the UCC or other applicable law, or (2) to apply to the extent that any consent or waiver has been obtained that would permit Our Lien notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, charter or license agreement and (B) the foregoing exclusions of clause (i) shall in no way be construed to limit, impair, or otherwise affect any of Our continuing Liens upon any rights or interests of Guarantor in or to (1) monies due or to become due under any described contract, lease, permit, license, charter or license agreement (including any Accounts), or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, charter or license agreement); (ii) any and all Intellectual Property, whether now owned or hereafter acquired, other than Intellectual Property Collateral; and (iii) property subject to Permitted Liens to the extent that a grant or perfection of a Lien in favor of Us on any such property is prohibited by or results in a breach or termination of, or constitutes a default under, the documentation governing such Liens or the obligations secured by such Liens (other than to the extent that such terms would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction and other than to the extent all necessary consents to creation, attachment and perfection of Our Liens thereon have been obtained) and, in any event, immediately upon the ineffectiveness, lapse or termination of such terms or the obtainment of such consents, such property shall be included in the term “Collateral”; provided, however, that the term “Collateral” shall include any and all Proceeds of such property (other than (x) any non-cash Proceeds of Intellectual Property Collateral, (y) to the extent that such Proceeds are required to be applied to the obligations they secure, or (z) any other Proceeds that would otherwise be excluded from Collateral pursuant to any of the foregoing provisions of this paragraph).

3. Collateral Actions. To further the attachment, perfection and priority of, and Our ability to enforce, Our security interest in the Collateral, and without limitation on Your other obligations under this Agreement, the Guaranty or otherwise, You agree, in each case at Your expense, to take the following actions with respect to the Collateral:

3.1 Instruments and Chattel Paper. If at any time You hold or acquire any Instruments or Chattel Paper having a value or face amount of $1,000,000 or more in the aggregate, You shall, or shall cause Borrower to, deliver notice to Us thereof on the date Borrower is required to deliver its Compliance Certificate per the terms of the Loan Agreement, and if and to the extent that perfection of Our Lien is dependent on or enhanced by possession, You shall promptly after written request by Us, endorse, assign and deliver them to Us, accompanied by such instruments of transfer or assignment duly executed in blank as We may from time to time reasonably specify.

3.2 [Intentionally Omitted.]

3.3 Investment Property. If You shall at any time hold or acquire physical possession of any Collateral consisting of any Investment Property having a market value of $1,000,000 or more, You shall promptly endorse, assign and deliver the same to Us, accompanied by such instruments of transfer or assignment duly executed in blank as We may from time to time reasonably specify. If any Investment Property now or hereafter acquired by You are uncertificated and are issued to You or Your nominee directly by the issuer thereof, You shall, or shall cause Borrower to, deliver notice to Us thereof on the date Borrower is required to deliver its Compliance Certificate per the terms of the Loan Agreement, and, at Our written request and option, pursuant to an agreement in form and substance reasonably satisfactory to Us, either (a) use your commercially reasonable efforts to cause the issuer to agree to comply during the existence of an Event of Default with instructions from Us as to such Investment Property without Your further consent or the consent of such nominee, or (b) upon the occurrence and during the continuance of an Event of Default, arrange for Us to become the registered owner of such Investment Property. If any Investment Property, whether certificated or uncertificated, now or hereafter acquired by You is held by You or Your nominee through a securities intermediary or commodity intermediary, You shall promptly notify Us of that fact and, at Our written request and option, pursuant to an agreement in form and substance reasonably satisfactory to Us, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from Us to such securities intermediary as to such Investment Property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by Us to such commodity intermediary, in each case without Your further consent or the consent of such nominee, or (ii) in the case of financial assets or other Investment Property held through a securities intermediary, arrange for Us to become the entitlement holder with respect to such Investment Property, with You being permitted, only with Our consent, to exercise rights to withdraw or otherwise deal with such Investment Property. The Parties acknowledge that prior to Gevo, Inc.’s initial public offering, upon the occurrence and during the continuance of a Material Adverse Effect, We may give instructions and cause the depositary bank or securities intermediary to withhold any withdrawal rights, whether or not an Event of Default has occurred. We agree that We will not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold Our consent to the exercise of any withdrawal or dealing rights by You, unless either (1) an Event of Default or (2) prior to Gevo, Inc.’s initial public offering, a Material Adverse Effect has occurred and is continuing. We also agree to rescind the entitlement orders, instructions or directions mentioned in the previous sentence if: (a) the Event of Default, or prior to Gevo, Inc.’s initial public offering, the Material Adverse Effect, upon which the entitlement orders, instructions or directions was issued has been waived in accordance with the terms of the Loan Documents, and (b) no additional Event of Default, or prior to Gevo, Inc.’s initial public offering, Material Adverse Effect, has occurred and is continuing prior to the date such rescission notice is delivered or is reasonably expected to occur on or immediately after the date such rescission notice is delivered.

3.4 Collateral in the Possession of a Bailee. If any Collateral with a fair market value of $1,000,000 is at any time in the possession of a bailee, You shall, or shall cause Borrower to, deliver notice to Us thereof on the date Borrower is required to deliver its Compliance Certificate per the terms of the Loan Agreement, and, at Our written request, You will promptly use commercially reasonable efforts to obtain an acknowledgement from the bailee, in form and substance reasonably satisfactory to Us, that the bailee holds such Collateral for Our benefit, and that such bailee agrees to comply during the existence of an Event of Default, without Your further consent, with Our instructions as to such Collateral.

3.5 Electronic Chattel Paper and Transferable Records. If You at any time hold or acquire interest in any electronic chattel paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) having a value or face amount of $1,000,000 or more in the aggregate, You shall, or shall cause Borrower to, deliver notice to Us thereof on the date Borrower is required to deliver its Compliance Certificate per the terms of the Loan Agreement, and, at Our written request and option, You will promptly use commercially reasonable efforts to take such action as we may reasonably request to vest in Us control, under Section 9105 of the UCC, of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

3.6 Letter-of-Credit Rights. If You at any time are a beneficiary under letters of credit having a face amount or value of $250,000 or more in the aggregate, You shall, or shall cause Borrower to, deliver notice to Us thereof on the date Borrower is required to deliver its Compliance Certificate per the terms of the Loan

Agreement, and, at Our written request and option, You will, pursuant to an agreement in form and substance reasonably satisfactory to Us, either (a) arrange for the issuer and any confirmer or other nominated Person of such letter of credit to consent to an assignment to Us of the Proceeds of the letter of credit, or (b) arrange for Us to become the transferee beneficiary of the letter of credit, with the Proceeds of the letter to credit applied to the Secured Obligations as We determine in Our sole discretion.

3.7 Commercial Tort Claims. If You shall at any time hold or acquire commercial tort claims having a value, or involving an asserted claims, in the amount of $250,000 or more in the aggregate, You shall, or shall cause Borrower to, deliver notice to Us thereof on the date Borrower is required to deliver its Compliance Certificate per the terms of the Loan Agreement, and promptly following Our written request and option, grant to Us in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Us.

3.8 Government Contracts. You shall, or shall cause Borrower to, deliver notice to Us on the date Borrower is required to deliver its Compliance Certificate per the terms of the Loan Agreement of any contract (“Government Contract”) other than any contract that you disclosed on the date hereof (including, without limitation, those contracts listed on Schedule XI) or in connection with the delivery of any prior Compliance Certificate, between You and any department, board, agency or instrumentality of the United States, any state within the United States or the District of Columbia, or any city, county or other municipality within the United States (“Government Account Debtor”), in which any Government Account Debtor has obligations to make payments, whether due or to become due to You, in an amount greater than $250,000 (the “Threshold Government Contract”) as of the most recent date on which Borrower provided its Compliance Certificate under the Loan Agreement. Upon any written request of Us after the occurrence and during the continuation of an Event of Default, You shall promptly take all steps reasonably requested by Us to protect Our interest in the Collateral under the Federal Assignment of Claims Act, the UCC and all other applicable federal, state or local laws, statutes, codes or ordinances and deliver promptly to Us, appropriately endorsed, any instrument, Account or Chattel Paper connected with any Receivable arising out of a Threshold Government Contract (the “Receivables Threshold Contract”), so that all payments due or to become due under such Receivables Threshold Contract shall be assigned to Us and shall provide written notice thereof under the Federal Assignment of Claims Act or other applicable law.

3.9 Other Actions as to Any and All Collateral. You agree, except as otherwise provided in this Agreement, promptly following Our written reasonable request and option, to take any and all other actions that may be reasonably necessary for the attachment, perfection and priority of, and Our ability to enforce, Our security interest in any and all of the Collateral, including, without limitation, (a) authorizing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that Your authorization is required, (b) causing Our name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or Our ability to enforce, Our security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or Our ability to enforce, Our security interest in such Collateral, (d) using Your commercially reasonable efforts to obtain governmental and other third party waivers, consents and approvals in form and substance reasonably satisfactory to Us, including, without limitation, any consent of any licensor, lessor or other Person obligated on Collateral, (e) using Your commercially reasonable efforts to obtain waivers from mortgagees and landlords in form and substance reasonably satisfactory to Us, and (f) taking all actions under any earlier versions of the UCC or under any other law as are reasonably necessary in any relevant UCC or other jurisdiction, including any foreign jurisdiction.

4. Representations and Warranties. You represent and warrant as of the date hereof and any Advance Date under the Loan Documents that:

4.1 Collateral Title. You own all right, title and interest in and to the Collateral, free of all Liens whatsoever, except for Permitted Liens.

4.2 Granting of Lien. You have the full power and authority to, and do grant and convey to Us, a Lien on the Collateral as security for the Secured Obligations, and shall execute such notices, assignments, and control agreements (subject to the limitations set forth in Section 5.21), in connection herewith as We may reasonably request to perfect and obtain the priority of Our Lien on the Collateral. Except for Permitted Liens, the Collateral is not subject to any Liens.

4.3 Due Organization. You are a limited liability company duly organized, legally existing and in good standing under the laws of State of Minnesota with entity organization number 5711-LLC and are duly qualified as a foreign limited liability company in all jurisdictions in which the nature of Your business or location of Your properties require such qualifications and where the failure to be qualified could reasonably be expected to result in an event which, individually or together with any other event, would have a Material Adverse Effect.

4.4 Authorization, Validity and Enforceability. Your execution, delivery and performance of the Guaranty, this Agreement, all financing statements, all other Loan Documents, and all Excluded Agreements to which You are a party, (i) have been duly authorized by all necessary limited liability company action, and (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than the Liens created by this Agreement and the other related Loan Documents. The person or people executing this Agreement and other Loan Documents are duly authorized to do so, and the Loan Documents executed by or on behalf of You and each term and provision thereof are Your legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws generally affecting the enforcement of the rights of creditors and equitable principles (regardless of whether enforcement is sought in equity or at law).

4.5 Litigation. Except as set forth on Schedule V, there are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to Your knowledge, threatened against or affecting You or any of Your business, property or rights (i) which involve any Loan Document or Excluded Agreement or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected to, individually or in the aggregate result in an event which individually or together with any other event, would have a Material Adverse Effect.

4.6 Compliance with Applicable Laws. Except as set forth on Schedule VI, You are not in violation of any law, rule or regulation or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

4.7 Conflict. Except as set forth on Schedule VII, neither this Agreement nor any other Loan Document (a) violates any provision of Your articles of organization, or Your operating agreement, or (b) any law, regulation, order, injunction, judgment, decree or writ to which You are subject, except in each case of clause (a) and (b) above to the extent that any such violation, conflict, breach, termination, event of default or acceleration could not reasonably be expected to result in a Material Adverse Effect.

4.8 [Intentionally Omitted.]

4.9 Further Consent. Except as set forth on Schedule VIII, the execution, delivery and performance of this Agreement and the other Loan Documents do not require the consent or approval of any other Person, including any regulatory authority or governmental body of the United States or any State or any political subdivision of the United States or any state, except to the extent that the failure to obtain such consent or approval could not reasonably be expected to result in a Material Adverse Effect and except for consents, approvals or other actions that have been obtained and that are still in force and effect and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Us for filing or recordation, as of the Execution Date or the Closing Date, as the case may be.

4.10 [Intentionally Omitted.]

4.11 Other Agreement. You are not a party to any material agreement or material instrument or subject to any limited liability company restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

4.12 Information Correct. No information, report, Advance Request, financial statement, exhibit or schedule furnished by or on behalf of You to Us in connection with the negotiation of any Loan Document contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements, in the light of circumstances under which they were, are or will be made, not misleading.

4.13 Filing of Taxes. Except as otherwise permitted in Section 5.9, You have (a) filed all required federal, state and local tax returns when due, (or filed appropriate extensions for the filing of such returns) except as otherwise excused under the terms of this Agreement and (b), You have fully paid or You have reserved for and are contesting in good faith all taxes or installments (including any interest or penalties) that are due and payable. You have fully paid or reserved for and are contesting in good faith all material tax assessments that You have received for the three (3) years preceding the Closing Date, except as may be otherwise excused under the terms of this Agreement.

4.14 ERISA Compliance. You have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Except as set forth on Schedule IX, no event has occurred resulting from Your failure to comply with ERISA that is reasonably likely to result in Your incurring any liability that could reasonably be expected to have a Material Adverse Effect.

4.15 Hazardous Waste. Except as set forth on Schedule X and except for matters described below that could not reasonably be expected to result in a Material Adverse Effect, (a) none of Your properties or assets has ever been used by You or, to Your knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; (b) to Your knowledge, none of Your properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; (c) no Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by You; (d) You have not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by You resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment; and (e) You have at all times operated Your business in compliance in all material respects with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

4.16 Operation of Business. Except for matters described below that could not reasonably be expected to result in a Material Adverse Effect, (a) to Your knowledge, You own, possess, have access to, or can become licensed on reasonable terms under all patents, patent applications, trademarks, trade names, inventions, franchises, licenses, permits, computer software and copyrights necessary for the operation of Your business as now conducted, with no known infringement of, or conflict with, the rights of others; (b) to Your knowledge, You have taken reasonable measures to avoid liability from infringement by third parties using Your facilities; and (c) You have at all times operated Your business in compliance in all material respects with all applicable provisions of the Federal Fair Labor Standards Act, as amended.

4.17 Your Information. Your present name, former names (if any) used in the past five years, locations, and other information are correctly and completely stated on the attached Schedule I (as such Schedule may be updated from time to time, without the necessity of consent from Us, to reflect changes resulting from actions permitted or not prohibited under the Loan Documents so long as such updated Schedule is delivered together with written notice thereof to Us).

4.18 Intellectual Property. Attached to Schedule I (as such Schedule may be updated from time to time, without the necessity of consent from Us, to reflect changes resulting from actions permitted or not prohibited under the Loan Documents so long as such updated Schedule is delivered together with written notice thereof to Us) is a true, correct and complete list of each of Your registered Patents, Trademark registrations and applications, and Copyright registrations and applications, together with application or registration numbers, as applicable as of the Execution Date.

4.19 Deposit and Securities Accounts. Schedule I (as such Schedule may be updated from time to time, without the necessity of consent from Us, to reflect changes resulting from actions permitted or not prohibited under the Loan Documents so long as such updated Schedule is delivered together with written notice thereof to Us) sets forth a true, correct and complete list of (a) all banks and other financial institutions at which any of You maintain Deposit Accounts and (b) institutions at which any of You maintain accounts holding Investment Property owned by any of You, and such Schedule correctly identifies the name and address of each bank or other institution, the name in which the account is held, the purpose of the account, and the complete account number therefor.

4.20 Commercial Tort Claims. Other than as set forth on Schedule I, You have no commercial tort claims.

4.21 Government Contracts. Schedule XI sets forth a true, correct and complete list of all Government Contracts You have entered into with a Government Account Debtor, in which the Government Account Debtor has obligations to make payments, whether due or to become due to You, in an amount greater than $490,000.

5. Covenants. Until the Termination Date, You covenant and agree as follows:

5.1 Legal Existence and Qualification. You will maintain Your, and each of Your Subsidiaries’, legal existence and good standing in Your and their respective jurisdictions of formation or organization, and maintain qualifications to do business in all jurisdictions in which the nature of Your business or location of Your properties require such qualifications and where the failure to be qualified could reasonably be expected to result in an event which, individually or together with any other event, would have a Material Adverse Effect.

5.2 Compliance with Laws. You will, and will cause each of Your Subsidiaries to, comply with all laws (including, without limitation, environmental laws) rules, regulations applicable to, and all orders and directives of any governmental or regulatory authority having jurisdiction over, You, Your Subsidiaries or Your business, and with all material agreements to which You or any of Your Subsidiaries are a party, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. You shall not, nor shall any of Your Subsidiaries, become an “investment company” or controlled by an “investment company”, within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of Your important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any loan for such purpose. You shall not, nor shall any of Your Subsidiaries, fail to meet the minimum funding requirements of ERISA, permit a reportable event or prohibited transaction, as defined in ERISA, to occur, or fail to comply with the Federal Fair Labor Standards Act, to the extent that any such failure could reasonably be expected to result in a Material Adverse Effect.

5.3 [Intentionally Omitted.]

5.4 Additional Documents and Assurances. You will from time to time execute, deliver and file, alone or with Us, any security agreements, or other documents (subject to the limitations set forth herein) to perfect or give first priority (subject only to Permitted Liens) to Our Lien on the Collateral. You will from time to time (subject to the limitations set forth herein) obtain any instruments or documents We may reasonably request, and take all further action that may be reasonably necessary to carry out the provisions and purposes of the Guaranty, this Agreement or any other Loan Document or to confirm, perfect, preserve and protect the Liens granted to Us by You under the Loan Documents. In addition, You authorize Us to file, at any time until the time We are paid the Secured Obligations (other than unasserted contingent indemnification Secured Obligations) in full and We have no further commitment to provide Advances, financing statements, continuation statements, and amendments thereto that (i) specifically describe the Collateral or describe the Collateral as all of Your assets or words of similar effect so long as We also specifically identify the assets that are expressly excluded from Collateral pursuant to the terms of this Agreement, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, and (ii) contain any other information required by the UCC for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether You are an organization, the type of organization and any organizational identification number issued to You, if applicable. You hereby appoint Us as Your lawful attorney-in-fact to sign Your name on any documents necessary to perfect or continue the perfection of any Lien to secure the Secured Obligations, after an Event of Default has occurred and is continuing until all Secured Obligations (other than unasserted contingent indemnification Secured Obligations) have been paid in full and We are under no further obligation to make Advances. Our foregoing appointment as the attorney-in-fact for You, and all of Our rights and powers, coupled with an interest, are irrevocable until all Secured Obligations (other than unasserted contingent indemnification Secured Obligations) have been fully repaid and Our obligation to provide Advances terminates, and at such time such attorney-in-fact rights shall automatically terminate without any other action, consent or notice.

5.5 Protection of Our Lien. You will take or cause to be taken all actions reasonably necessary to protect and defend Your title to any material portion of the Collateral and Our Lien on any material portion of the Collateral. You shall give Us prompt written notice of any material legal process, or any Liens (other than Permitted Liens) on the Collateral.

5.6 Maintenance of Properties. You will maintain and protect the Collateral, in good working order, repair and condition (taking into consideration ordinary wear, tear and casualty and Permitted Dispositions) and from time to time make or cause to be made all reasonably necessary and proper repairs, renewals and replacements and shall completely manage and care for the Collateral in accordance with prudent industry practices, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

5.7 [Intentionally Omitted.]

5.8 Audits and Inspections. Upon Our request, You will, during normal business hours and, so long as no Default or Event of Default has occurred and is continuing upon at least 5 days’ prior notice, make the Inventory, Equipment, other Collateral, and books and records concerning the Collateral (including software used in Your business) available to Us for inspection at the place where it is located and shall make Your log and maintenance records pertaining to the Inventory and Equipment available to Us for inspection; provided that so long as no Event of Default shall have occurred and is continuing We shall be limited to conducting two (2) inspections in any twelve (12) consecutive month period and any costs or expenses incurred with regard to the second such inspection shall be paid solely by Us with no reimbursement rights against You. You will take all action reasonably necessary to correctly and completely maintain such books, records, logs, and maintenance records.

5.9 Taxes. You will pay all federal income taxes, all state income taxes imposed by Your state of organization and the state of Your principal place of business and all material taxes, fees and assessments (together with any related interest or penalties) imposed or assessed against You or Your Collateral or upon Your ownership, possession, use, operation or disposition thereof or upon Your rents, receipts or earnings arising therefrom (excluding taxes imposed on Us based on Our net income) before delinquency or before the expiration of any extension period, except to the extent that the validity of such tax or assessment is being contested as set forth below. You shall file on or before the due date (taking into account any extension period) all federal, state and other material tax returns including personal property tax returns in respect of any material portion of the Collateral. Notwithstanding the foregoing, You may contest, in good faith and by appropriate proceedings, taxes, fees and other charges for which You maintain adequate reserves in accordance with GAAP. In the event a Lien is filed by any Person related to any taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) imposed or assessed against You, Us or the Collateral or upon Your ownership, possession, use, operation or disposition thereof or upon Your rents, receipts or earnings arising therefrom, You will take all measures necessary to effectuate the release of the Lien within forty-five (45) days of Your notice of such Lien.

5.10 Government Contracts. You shall deliver notice to Us on the date the Compliance Certificate is required to be delivered per the terms of the Loan Agreement of any Government Contract other than any contract that you disclosed on the Execution Date or in connection with the delivery of any prior Compliance Certificate, between You and any Government Account Debtor, that is a Threshold Government Contract as of the most recent date on which You provided Your Compliance Certificate. Upon any written request of Us after the occurrence and during the continuation of an Event of Default, You shall promptly take all steps reasonably requested by Us to protect Our interest in the Collateral under the Federal Assignment of Claims Act, the UCC and all other applicable federal, state or local laws, statutes, codes or ordinances and deliver promptly to Us, appropriately endorsed, the Receivables Threshold Contract, so that all payments due or to become due under such Receivables Threshold Contract shall be assigned to Us and shall provide written notice thereof under the Federal Assignment of Claims Act or other applicable law.

5.11 Intellectual Property. You will: (a) protect, defend and maintain the validity and enforceability of Your Intellectual Property Collateral that, in Your reasonable business judgment, is necessary to the operation of Your business; (b) promptly advise Us in writing of material infringements of Your Intellectual Property Collateral that You become aware of; and (c) not allow any Intellectual Property Collateral that, in Your reasonable business judgment, is necessary to Your business to be abandoned, forfeited or dedicated to the public without Our written consent.

5.12 Subsidiaries. If at any time, You create or acquire any Subsidiary, You and such Subsidiary will promptly notify Us of the creation or acquisition of such new Subsidiary and take all such action as We may reasonably require to cause such Subsidiary to guaranty the Secured Obligations and grant a continuing Lien in and to the assets of such Subsidiary, and You shall grant and pledge to Us a first priority (subject only to Permitted Liens), perfected Lien in the Stock, units or other evidence of ownership of such Subsidiary.

5.13 Dispositions, Liens and Encumbrances. You will not, nor will You permit any of Your Subsidiaries to, transfer, sell, assign, grant a security interest in, hypothecate, permit or suffer to exist any Lien, or otherwise transfer any material interest in or encumber any portion of the Collateral, including Intellectual Property Collateral, either voluntarily or involuntarily, without Our prior written consent, other than: (a) non-exclusive licenses or non-perpetual exclusive licenses with respect to geographic area, fields of use and customized products for specific customers that would not result in a transfer of title of the licensed property under applicable law, all given in the ordinary course of Your business, (b) Permitted Dispositions, (c) the Agri-Energy Acquisitions, and (d) Permitted Liens. In addition, except with respect to Purchase Money Indebtedness and/or any Permitted Indebtedness or arrangements described on Schedule XIII, You will not, nor will You permit any of Your Subsidiaries to, enter into any agreement with any Person (other than Us) that materially restricts Your ability, or the ability of any of Your Subsidiaries, to transfer, sell, assign, grant a Lien in, hypothecate, permit or suffer to exist any Lien, or otherwise transfer any interest in or encumber any material portion of the Collateral other than Our Liens. Without limiting the generality of the foregoing, none of You will sell, transfer, encumber or otherwise dispose of any ownership interest that You may have in any Subsidiary that is part of the Collateral, except with respect to a Permitted Disposition or the consummation of the Agri-Energy Acquisitions.

5.14 Mergers or Acquisitions. Other than in order to consummate the Agri-Energy Acquisitions, You will not, nor will You permit any of Your Subsidiaries to, liquidate, dissolve or enter into or consummate any Merger Event, and You will not acquire all or substantially all of the capital Stock or property of another Person, except for (a) any merger between You and Your Subsidiaries so long as You are the surviving entity of any such merger, (b) for any merger between Your Subsidiaries, and (c) to the extent expressly permitted herein, in the Loan Agreement or the other Loan Documents.

5.15 Other Indebtedness. You will not, nor will You permit any of Your Subsidiaries to, incur any Indebtedness without the prior written consent of Us other than Indebtedness evidenced by this Agreement and the Permitted Indebtedness.

5.16 Investments. You will not, nor will You permit any of Your Subsidiaries to make any Investment other than Permitted Investments.

5.17 Dividends and Distributions. You will not, without Our prior written consent, declare or pay any Cash dividend or make a Cash distribution on, or repurchase or redeem, any class of Your Stock; except, that at any time: (a) You or any of Your Subsidiaries may, or may make distributions so that You may, pay the purchase price necessary to consummate the Agri-Energy Acquisitions in accordance with the agreements evidencing the Agri-Energy Acquisitions, including (i) any working capital adjustments, or (ii) any payment required to be made after the Closing Date, as set forth in the Acquisition Agreement and You agree to use the proceeds of such dividends or distributions solely for such purpose; (b)(i) You or Your Subsidiaries may, and may make distributions to Parents for the purpose of allowing Parents to make distributions to current or former employees, officers, or directors (or any spouses, ex-spouses, or estates of any of the foregoing) of You on account of redemptions or repurchases of Stock of You or any of the Parents held by such Persons, pursuant to employee repurchase plans upon an employee’s death or termination of employment and (ii) so long as no Event of Default shall have occurred and be continuing or would immediately result therefrom, You or Your Subsidiaries may, and may make distributions to Parents for the sole purpose of allowing Parents to, and Parents shall use the proceeds thereof solely to, make distributions to current or former employees, officers, or directors (or any spouses, ex-spouses, or estates of any of the foregoing) of You, solely in the form of forgiveness of Indebtedness of such Persons owing to You or any of the Parents on account of redemptions or repurchases of the Stock of You or any of the Parents held by such Persons up to an aggregate amount of $100,000 in any given calendar year; and (c) You and Your Subsidiaries may make distributions to any of the Parents for the sole purpose of allowing the Parents to (i) pay federal, state and local income taxes and franchise taxes solely arising out of the consolidated operations of You and Your Subsidiaries, after taking into account all available credits and deductions (provided that neither You nor any of Your Subsidiaries shall make any distribution to any of the Parents in any amount greater than the share of such taxes arising out of Your consolidated net income), and (ii) pay other reasonable administrative and maintenance costs and expenses arising solely out of the consolidated operations (including maintenance of existence) of Parents, You and Your Subsidiaries and reasonable out of pocket costs and expenses (including, without limitation, the allocable portion of Parent’s compensation costs for employees of Parent during the actual time spent by such employees providing services to You); provided, however, that at any time on or after the date that the Retrofit is completed, and You are producing commercial scale isobutanol and so long as (y) Your Net Worth is greater than or equal to $10,000,000 and (z) no Event of Default has occurred and is continuing, You may declare or pay any dividend or make a distribution on, or repurchase or redeem, any class of Your Stock without limitation.

5.18 Collateral Locations; Name Changes. You will not relocate, nor will You permit any Subsidiary to relocate, Your (or such Subsidiary’s) chief executive office or principal place of business unless: (a) You have given Us no less than ten (10) days prior written notice, (b) such location is within the United States, and (c) within forty-five (45) days of such written notification, You use commercially reasonable efforts to provide Us a collateral access agreement with respect thereto. You will not change Your name, type of organization, or jurisdiction or organization, without providing Us at least ten (10) days’ advance written notice.

5.19 Line of Business. You will not engage in, nor will You permit any of Your Subsidiaries to engage in, any business other than the businesses currently engaged in by You and Your Subsidiaries or reasonably related thereto, except that You or Your Subsidiaries may engage at any time in the business of renewable chemicals and fuels (including, without limitation, isobutanol), specialty materials, and animal feed.

5.20 Change of Jurisdiction. You will not change Your state of organization unless You have provided ten (10) days prior written notice to Us.

5.21 Deposit and Investment Accounts. You will not maintain, nor permit any of Your Subsidiaries to maintain, any Deposit Accounts or accounts holding Investment Property owned by any of You (or such Subsidiaries) except (a) accounts identified on Schedule I, (b) Deposit Accounts or accounts holding Investment Property holding amounts deposited in to cash-collateralize letters of credit to the extent the Lien on such cash collateral is permitted hereunder, (c) other accounts with respect to which We have a perfected Lien, (d) amounts deposited into Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for You or Your Subsidiaries and such Deposit Accounts are solely under the control of the respective company providing the payroll and employee benefit payment services and provided such amounts do not exceed two months of payroll and employee benefit payments, and (e) Deposit Accounts used solely and exclusively for employee benefits, including, without limitation, to hold flexible spending account withholdings or amounts in respect of other Section 125 Plans. Notwithstanding the foregoing, You may maintain the Deposit Accounts and the accounts holding Investment Property listed on Schedule I in which We may not have a perfected Lien, so long as You use commercially reasonable efforts to obtain necessary agreements to perfect Our Lien in said accounts within five (5) Business Days after the date that the Agri-Energy Acquisitions are consummated and (ii) in any event, within thirty (30) Business Days after the date the Agri-Energy Acquisitions are consummated, such accounts have been closed or You have provided all necessary agreements to perfect Our Lien in said accounts. Such agreements to perfect our lien shall be in form and substance satisfactory to Us and shall cause the depositary bank to comply at all times with instructions from Us to such depositary bank directing the disposition of funds from time to time credited to such Deposit Account, without Your further consent. The Parties acknowledge that, prior to Gevo, Inc.’s initial public offering, upon the occurrence and during the continuance of a Material Adverse Effect, We may give instructions and cause the depositary bank or securities intermediary to withhold any withdrawal rights, whether or not an Event of Default has occurred. We agree that We will not give any such instructions or withhold any withdrawal rights from You, unless either (y) prior to Gevo, Inc.’s initial public offering, a Material Adverse Effect has occurred and is continuing or (z) an Event of Default has occurred and is continuing. We also agree to rescind instructions and any requests to withhold Your withdrawal rights mentioned in the foregoing sentences if: (a) the Event of Default or Material Adverse Effect upon which the instructions or request to withhold Your withdrawal rights was issued has been waived in accordance with the terms of the Loan Documents, and (b) no additional Event of Default or Material Adverse Effect has occurred and is continuing prior to the date such rescission notice is delivered or is reasonably expected to occur on or immediately after the date such rescission notice is delivered.

5.22 Transactions with Affiliates. You will not directly or indirectly enter into or permit to exist any material transaction between You and any of Your Affiliates except for: (a) transactions that are in the ordinary course of Your business, upon fair and reasonable terms that are no less favorable to You than would be obtained in an arm’s length transaction with a non-Affiliate; (b) transactions between You or Your Subsidiaries, on the one hand, and any Affiliate, on the other hand, so long as such transactions are fully disclosed to Us prior to the consummation thereof if they involve one or more payments by You or Your Subsidiaries in excess of $100,000 for any single transaction or series of related transactions; (c) any transaction or series of related transactions entered into in the ordinary course of business between You, on the one hand, and any of Your Subsidiaries, on the other hand or any transactions that are expressly permitted under this Agreement, (d) so long as it has been approved by

You or one of Your Subsidiaries’ board of directors or other applicable governing body, as the case may be, in accordance with applicable law, any indemnity provided for the benefit of executive officers, directors or managers of You or such Subsidiary; (e) so long as it has been approved by a You or one of Your Subsidiaries’ board of directors or other applicable governing body, as the case may be, the payment of reasonable fees, compensation, or employee benefit arrangements to employees, officers, and outside directors of You or one of Your Subsidiaries in the ordinary course of business and consistent with industry practice; (f) Permitted Intercompany Advances; (g) agreements between You and any Parent providing for, among other things, the payment to Parent of (i) management and oversight fees of up to $1,000,000 per fiscal year in connection with the management and oversight of You, (ii) marketing fees equal to up to two percent (2%) of Your total revenue, (iii) intellectual property licensing fees and technology fees of up to six percent (6%) of Your isobutanol revenues, and (iv) reasonable out-of-pocket expenses of Parent pursuant to any management, oversight, advisory, financing, underwriting, or placement agreement or in respect of other investment banking activities, including in connection with acquisitions or divestitures that are permitted by this Agreement; (h) transactions involving the payment of reasonable out-of-pocket expenses and costs (including, without limitation, the allocable portion of Parent’s compensation costs for employees of Parent during the actual time spent by such employees providing services to You) incurred by Parent or its shareholders or members in connection with providing services to You and Your Subsidiaries (including on the board of directors or other applicable governing body of Parent); (i) agreements for the non-exclusive licensing of intellectual property among Parent and any of its Subsidiaries for the purpose of the licensee thereof operating its business; (j) transactions among Parent and any of its Subsidiaries transferring (other than the Intellectual Property Collateral) and/or licensing intellectual property among such Persons; (k) transactions contemplated by the Acquisition Documents and/or the Contribution Documents, and (l) the transactions set forth on Schedule XII.

Anything in the Section entitled “Dividends and Distributions” hereof to the contrary notwithstanding, to the extent any of the payments that are permitted to be made pursuant to this Section are in respect of obligations of a Parent, You and its or Your Subsidiaries shall be permitted to make a distribution to such Parent in the amount of any such obligation so as to provide such Parent with a source of funding for such payment.

5.23 Subordinated Indebtedness. Except for the Indebtedness under the Heartland Loan Documents, You will not prepay, redeem or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness (other than the Advances ) in excess of $50,000 in the aggregate and You shall not make or permit any payment on any Subordinated Indebtedness, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Indebtedness is subject, or amend any provision in any document relating to the Subordinated Indebtedness except to the extent such amendment is permitted under such subordination, intercreditor or other similar agreement.

6. Insurance. Until the Termination Date, You shall carry and maintain commercial general liability insurance, (a) as You maintain within 30 days after the consummation of the Agri-Energy Acquisitions, which We agree is acceptable, or (b) against risks customarily insured against in Your line of business. Until the Termination Date, You shall also carry and maintain insurance upon the Collateral, insuring against all risks of physical loss or damage howsoever caused, including the perils of fire and windstorm, in an amount not less than the full replacement cost of the Collateral. We acknowledge that the insurance in effect on the date that the Agri-Energy Acquisitions are consummated (including, without limitation, the amount of, the type of, and the insurance companies providing, such insurance) is satisfactory to Us. All such insurance shall be in form, with companies, and in amounts reasonably acceptable to Us. Within thirty (30) days after the date that the Agri-Energy Acquisitions are consummated, You shall submit, or cause to be submitted, to Us certificates of insurance, which reflect Your compliance with Your insurance obligations in this Section 6 set forth herein. Your insurance certificate shall state (other than with respect to public liability and property damage and workers’ compensation insurance) that We are an additional insured for commercial general liability, an additional insured and a loss payee for all risk property damage insurance. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance (other than with respect to public liability and property damage and workers’ compensation insurance). The certificates of insurance will state that the coverage evidenced is primary and non-contributory to any insurance or Our self-insurance, and will further state that a waiver of subrogation in favor of Us has been agreed to. To the extent permitted by the insurer and by applicable law, all certificates of insurance will provide for a minimum of thirty (30) days (ten (10) days for nonpayment) advance written notice to Us of cancellation. Any failure by Us to scrutinize such insurance certificates for compliance is not a waiver of any of Our rights, all of which are reserved.

7. Collateral Protection Expenses; Preservation of Collateral

7.1 Expenses Incurred by Us. If You fail to perform any agreement contained herein, We may perform, or cause performance of, such agreement, and the reasonable expenses We incur in connection therewith shall be payable by You. We shall have no obligation to make any such expenditures, nor shall the making thereof be construed as the waiver or cure of any Event of Default.

7.2 Our Obligations and Duties. Anything herein to the contrary notwithstanding, You shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by You thereunder. We shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or any other Loan Document, or the receipt by Us of any payment relating to any of the Collateral, and We shall not be obligated in any manner to perform any of Your obligations under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by Us in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to Us or to which We may be entitled at any time or times. Our sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in Our possession, under Section 9207 of the UCC or otherwise, shall be to deal with such Collateral in the same manner as We deal with similar property for Our own account.

8. Securities and Deposits. We may at any time following and during the continuance of an Event of Default, at Our option and upon written notice, transfer to Us or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Secured Obligations. Whether or not any Secured Obligations are due, We may following and during the continuance of an Event of Default demand, sue for, collect, or make any settlement or compromise which We reasonably deem necessary with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Secured Obligations, any deposits or other sums at any time credited by or due from Us to You under the Loan Documents may at any time be applied to or set off against any of the Secured Obligations then due and owing.

9. Notification to Account Debtors and Other Persons Obligated on Collateral. If an Event of Default shall have occurred and be continuing, You shall, at Our written request and option, notify Account Debtors and other Persons obligated on any of the Collateral of Our Lien on the Account, Chattel Paper, General Intangible, Instrument or other Collateral and that payment thereof is to be made directly to Us or to any financial institution designated by Us as Our agent therefor, and We may, without notice to or demand upon You, so notify Account Debtors and other Persons obligated on Collateral. After the making of such a written request or the giving of any such written notification, You shall hold any Proceeds of collection of Accounts, Chattel Paper, General Intangibles, Instruments and other Collateral received by You as trustee for Us without commingling the same with other of Your funds and shall turn the same over to Us in the identical form received, together with any necessary endorsements or assignments. We shall apply the Proceeds of collection of Accounts, Chattel Paper, General Intangibles, Instruments and other Collateral received by Us to the Secured Obligations, such Proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

10. Power of Attorney.

10.1 Appointment and Powers. Until the Termination Date, You hereby irrevocably constitute and appoint Us and any of Our officers, employees or agents, with full power of substitution, as Your true and lawful attorneys-in-fact at the time an Event of Default occurs and during its continuance with full irrevocable power and authority in Your place and stead or in Our own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments that may be reasonably necessary to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of You, without notice to or assent by You, to do the following:

(a) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the UCC and as fully and completely as though We were the absolute owner thereof for all purposes, and to do, at Your expense, at any time, or from time to time, all acts and things which We deem reasonably necessary to protect, preserve or realize upon the Collateral and Our security interest therein, in order to effect the intent of this Agreement, the Guaranty, and the other Loan Documents, all at least as fully and effectively as You might do, including, without limitation, (i) the exercise of voting rights with respect to voting securities, which rights may be exercised, if We so elect, with a view to causing the liquidation of assets of the issuer of any such securities, and (ii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(b) to the extent that Your authorization given in Section 5.4 above is not sufficient, to file such financing statements with respect hereto, as We may deem reasonably appropriate.

10.2 Ratification by You. To the extent permitted by law, You hereby ratify all that said attorneys shall lawfully do or cause to be done by virtue hereof during the existence of an Event of Default. This power of attorney is a power coupled with an interest and is irrevocable until the Termination Date.

10.3 No Duty. The powers conferred on Us hereunder are solely to protect Our interests in the Collateral and shall not impose any duty upon it to exercise any such powers. We shall be accountable only for the amounts that We actually receive as a result of the exercise of such powers, and neither We nor any of Our officers, directors, employees or agents shall be responsible to You for any act or failure to act, except for Our own gross negligence or willful misconduct.

11. Events of Default; Rights and Remedies. The occurrence of an Event of Default, as that term is defined in the Loan Agreement, shall constitute and be deemed an Event of Default under this Agreement.

11.1 If an Event of Default shall have occurred and be continuing, and without any other notice to or demand upon You, We shall have, in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC and any additional rights and remedies which may be provided to a secured party in any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose We may enter upon any premises on which any Collateral may be situated and remove the same therefrom. We may in Our discretion require You to assemble all or any part of the Collateral at such location or locations as We may designate. We shall give to You at least 10 business days’ prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. You hereby acknowledge that 10 business days’ prior written notice of such sale or sales shall be reasonable notice. In addition, You waive any and all rights that it may have to a judicial hearing in advance of the enforcement of any of Our rights and remedies hereunder, including, without limitation, Our right following an Event of Default to take immediate possession of the Collateral and to exercise Our rights and remedies with respect thereto.

11.2 Our rights and remedies with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to Us as a matter of law or equity. Each of Our rights, powers and remedies provided for herein, in the Loan Agreement or in the other Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Us of any one or more of the rights, powers or remedies provided for in this Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any Person, including Us, of any or all other rights, powers or remedies.

12. Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on Us to exercise remedies in a commercially reasonable manner, You acknowledge and agree that it is not commercially unreasonable for Us (a) to fail to incur expenses reasonably deemed significant by Us to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished Goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to fail to remove Liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as You, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure Us against risks of loss, collection or disposition of Collateral or to provide to Us a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by Us, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Us in the collection or disposition of any of the Collateral. You acknowledge that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Us would fulfill Our duties under the UCC or other law of California or any other relevant jurisdiction in Our exercise of remedies against the Collateral and that other actions or omissions by Us shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to You or to impose any duties on Us that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

13. No Waiver by Us, etc. We shall not be deemed to have waived any of Our rights or remedies in respect of the Secured Obligations or the Collateral unless such waiver shall be in writing and signed by Us. No delay or omission on Our part in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

14. Suretyship Waivers. You waive demand, notice, protest, notice of acceptance of this Agreement, the Guaranty, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Secured Obligations and the Collateral, You assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or Person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as We may deem advisable. We shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth above. You further waive any and all other suretyship defenses.

15. Marshalling. We shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of Our rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, You hereby agree that You will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Our rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may You hereby irrevocably waive the benefits of all such laws.

16. Proceeds of Dispositions; Expenses. You shall pay to Us on demand any and all out-of-pocket expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by Us in protecting, preserving or enforcing Our rights and remedies under or in respect of any of the Secured Obligations or any of the Collateral. After deducting all of said expenses, the residue of any Proceeds of collection or sale or other disposition of the Collateral shall, to the extent actually received in cash, be applied to the payment of the Secured Obligations in such order or preference as set forth in the Loan Agreement. In the absence of payment in full of all of the Secured Obligations (other than unasserted contingent indemnification Secured Obligations), You shall remain liable for any deficiency.

17. Consent To Jurisdiction And Venue. All judicial proceedings arising in or under or related to this Agreement, the Guaranty or any of the other Loan Documents may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in San Mateo County, State of California; (b) waives any objection as to jurisdiction or venue in San Mateo County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, the Guaranty or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in this Section, and shall be deemed effective and received as set forth therein. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any party to bring proceedings in the courts of any other jurisdiction.

18. Mutual Waiver Of Jury Trial; Judicial Reference. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and The Parties wish applicable state and federal laws to apply (rather than arbitration rules), The Parties desire that their disputes be resolved by a judge applying such applicable laws. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES SPECIFICALLY WAIVES ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY YOU AGAINST US OR OUR ASSIGNEE OR BY US OR OUR ASSIGNEE AGAINST YOU. IN THE EVENT THAT THE FOREGOING JURY TRIAL WAIVER IS NOT ENFORCEABLE, ALL CLAIMS, INCLUDING ANY AND ALL QUESTIONS OF LAW OR FACT RELATING THERETO, SHALL, AT THE WRITTEN REQUEST OF ANY PARTY, BE DETERMINED BY JUDICIAL REFERENCE PURSUANT TO THE CALIFORNIA CODE OF CIVIL PROCEDURE (“REFERENCE”). THE PARTIES SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE. IN THE EVENT THAT THE PARTIES CANNOT AGREE UPON A REFEREE, THE REFEREE SHALL BE APPOINTED BY THE COURT. THE REFEREE SHALL REPORT A STATEMENT OF DECISION TO THE COURT. NOTHING IN THIS SECTION SHALL LIMIT THE RIGHT OF ANY PARTY AT ANY TIME TO EXERCISE LAWFUL SELF-HELP REMEDIES, FORECLOSE AGAINST COLLATERAL OR OBTAIN PROVISIONAL REMEDIES. THE PARTIES SHALL BEAR THE FEES AND EXPENSES OF THE REFEREE EQUALLY UNLESS THE REFEREE ORDERS OTHERWISE. THE REFEREE SHALL ALSO DETERMINE ALL ISSUES RELATING TO THE APPLICABILITY, INTERPRETATION, AND ENFORCEABILITY OF THIS SECTION. THE PARTIES ACKNOWLEDGE THAT THE CLAIMS WILL NOT BE ADJUDICATED BY A JURY. THIS WAIVER EXTENDS TO ALL SUCH CLAIMS, INCLUDING CLAIMS THAT INVOLVE PERSONS OTHER THAN YOU AND US; CLAIMS THAT ARISE OUT OF OR ARE IN ANY WAY CONNECTED TO THE RELATIONSHIP BETWEEN YOU AND US; AND ANY CLAIMS FOR DAMAGES, BREACH OF CONTRACT, SPECIFIC PERFORMANCE, OR ANY EQUITABLE OR LEGAL RELIEF OF ANY KIND, ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

19. Professional Fees. You promise to pay any and all reasonable professional fees and out-of-pocket expenses incurred by Us after the execution of the Guaranty, this Agreement or the other Loan Documents in connection with or related to: the Secured Obligations, the administration, collection, or enforcement of the Secured Obligations; amendment or modification of the Loan Documents; any waiver, consent, release, or termination under the Loan Documents; the protection, preservation, sale, lease, liquidation, disposition, inspection, or audit of, or other action related to, the Collateral or the exercise of remedies with respect to the Collateral; or any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to You or the Collateral, and any appeal or review thereof; and any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to You, the Collateral, or the Loan Documents, including representing Us in any adversary proceeding or contested matter commenced or continued by or on behalf of Your estate with respect to the Loan Documents or matters related thereto. Our professional fees and expenses shall include reasonable fees or out-of-pocket expenses for Our attorneys, accountants, auctioneers, auditors, liquidators, appraisers, investment advisors, environmental and management consultants, or experts engaged by Us in connection with the foregoing. Your promise to pay all of Our reasonable professional fees and expenses is part of the Secured Obligations under this Agreement.

20. Revival of Secured Obligations. The Guaranty, this Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against You for liquidation or reorganization, if You become insolvent or make an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Your assets, or if any payment or transfer of Collateral is recovered from Us. The Loan Documents and the Secured Obligations shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Us, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Us or by any obligee of the Secured Obligations, whether as a

“voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the payment in full to Us in cash.

21. Termination. Upon the consummation of any sale of the Collateral to any third party pursuant to a transaction permitted by the Loan Agreement or the other Loan Documents, the Lien granted hereby with respect to the Collateral shall automatically terminate (but shall attach to the proceeds or products thereof) and We shall at the request and at the expense of You, provide evidence of such termination. Immediately upon the Termination Date, (a) all of Your obligations under this Agreement, shall, without any other action, consent or notice, automatically terminate, and (b) We shall deliver to You the Collateral subject to this Agreement and all instruments of assignment executed in connection therewith, if any, free and clear of the Liens hereof and, except as otherwise expressly provided herein, all of Your obligations (including, without limitation, the Secured Obligations) hereunder shall at such time automatically terminate. On and after the date that the Secured Obligations (other than contingent indemnification Secured Obligations) are paid in full, We will promptly execute release or other documents and We will file or authorize the filing of appropriate termination statements or other documents to terminate and reasonably evidence termination of such Lien, including UCC termination statements and other documents, agreements and instruments as may be necessary or as You or We may from time to time reasonably request in connection with the release of the Liens and claims granted.

22. Indemnification. You agree to indemnify and hold Us, Our officers, directors, employees, agents, attorneys, representatives, managers, members and shareholders harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense, that may be instituted or asserted against or incurred by Us or any such Person as the result of credit having been extended, suspended or terminated under the Loan Agreement or any other Loan Document or the administration of such credit, or in connection with or arising out of the transactions contemplated thereby, or any actions or failures to act in connection with, or arising out of the disposition or utilization of the Collateral, excluding in all cases, claims, costs, expenses, damages and liabilities resulting solely from Our gross negligence or willful misconduct, or breach of Our obligations under this Agreement.

23. Agreement to Subordinate. We hereby agree that if the repayment in full of the Secured Obligations (as defined in the Agri-Energy Loan Agreement)(other than contingent indemnification Secured Obligations) under the Agri-Energy Loan Agreement is done using proceeds of Indebtedness borrowed from another lender (the “Refinancing Facility”) while the Secured Obligations hereunder are still outstanding, We agree to enter into a subordination and intercreditor agreement with such new lender to provide for the payment subordination of the Secured Obligations (as defined in the Agri-Energy Loan Agreement) to the Indebtedness under the Refinancing Facility and to provide for a subordination of Our Liens in the Collateral to the Liens securing the Indebtedness under the Refinancing Facility, in each case, on terms and conditions reasonably acceptable to Us and such new lender. We acknowledge and understand that You would not have entered into this Agreement without receiving the agreements provided by Us to You under this Section 23.

24. Miscellaneous; Notices. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon You and Your respective successors and assigns, and shall inure to the benefit of Us and Our successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. You acknowledge receipt of a copy of this Agreement. Notices, requests or other communications hereunder shall be made in accordance with the provisions relating to notice set forth in the Guaranty. Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party.

25. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all such counterparts together constitute one and the same instrument.

26. Facsimile Signatures. This Agreement and the Guaranty may be executed and delivered by facsimile or other electronic method of transmission and upon such delivery the facsimile or other electronic signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

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IN WITNESS WHEREOF, intending to be legally bound, The Parties have caused this Agreement to be duly executed as of the date first above written.

“You”

AGRI-ENERGY, LLC a Minnesota limited liability company

By:	/s/ David Glassner
Name:	David Glassner
Title:	President

“We” or “Secured Party”

TRIPLEPOINT CAPITAL LLC

By:	/s/ Sajal Srivastava
Name:	Sajal Srivastava
Title:	Chief Operating Officer